UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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WPX Energy, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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One Williams Center

Tulsa, Oklahoma 74172

April 5, 2013

Dear WPX Energy Stockholders:

You are cordially invited to attend the 2013 Annual Meeting of Stockholders of WPX Energy, Inc. The meeting will be held on Wednesday, May 22, 2013, in the Williams Resource Center Theater, One Williams Center, Tulsa, Oklahoma, at 9:30 a.m., Central Daylight Time. We look forward to greeting personally as many of our stockholders as possible at the Annual Meeting.

The notice of the Annual Meeting and proxy statement that accompany this letter provide information concerning matters to be considered and acted upon at the Annual Meeting. Our proxy statement also includes information about the meeting itself, including:

•	How to obtain admission to the meeting if you plan to attend; and

•	Different methods you can use to vote by proxy, including by Internet, telephone and mail.

As a stockholder of WPX Energy, you play an important role in our company by considering and taking action on these matters. We appreciate the time and attention you invest in making thoughtful decisions.

While most of our stockholders are unlikely to be able to attend the Annual Meeting in person, it is important that your shares be represented and voted at the meeting. We encourage you to vote your shares as promptly as possible.

Thank you for your continued interest in our company.

Very truly yours,

William G. Lowrie

Chairman of the Board of Directors

WPX ENERGY, INC.

One Williams Center

Tulsa, Oklahoma 74172

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 22, 2013

To the stockholders of WPX Energy, Inc.:

WPX Energy, Inc. will hold its Annual Meeting of Stockholders on May 22, 2013 at 9:30 a.m. Central Daylight Time at the Williams Resource Center Theater, One Williams Center, Tulsa, Oklahoma 74172. Details for the Annual Meeting of Stockholders are below:

TIME	9:30 a.m., Central Daylight Time, on Wednesday, May 22, 2013

PLACE	Williams Resource Center Theater, One Williams Center, Tulsa, Oklahoma 74172

ITEMS OF BUSINESS

1. To elect three director nominees identified in this proxy statement, each for a three-year term;

2. To conduct an advisory vote on executive compensation;

3. To conduct an advisory vote on the frequency of future advisory votes on executive compensation;

4. To consider the approval of the WPX Energy, Inc. 2013 Incentive Plan;

5. To ratify the appointment of Ernst & Young LLP as our independent auditors for 2013; and

6. To transact such other business as may properly come before the Annual Meeting or any adjournment of the meeting.

RECORD DATE	You can vote and attend the Annual Meeting if you were a stockholder of record at the close of business on March 25, 2013.

ANNUAL REPORT	Our 2012 annual report, which includes a copy of our Annual Report on Form 10-K, accompanies this proxy statement.

PROXY VOTING	It is important that your shares be represented and voted at the Annual Meeting. We encourage you to vote by Internet or telephone, or complete, sign and return your proxy prior to the meeting even if you plan to attend the Annual Meeting. If you later choose to revoke your proxy, you may do so at any time before it is exercised at the Annual Meeting by following the procedures described under Question 12 of the “Questions and Answers about the Annual Meeting and Voting” section in the attached proxy statement.

By Order of the Board of Directors,

Stephen E. Brilz

Vice President and Corporate Secretary

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 22, 2013:

The Notice of Internet Availability of Proxy Materials, Notice of Annual Meeting,

Proxy Statement and Annual Report are available at

www.edocumentview.com/WPX

SUMMARY

This summary highlights information contained elsewhere in this proxy statement. We encourage you to review the entire proxy statement.

We are taking advantage of rules of the Securities and Exchange Commission, or “SEC,” that allow us to deliver proxy materials to our stockholders on the Internet. Under these rules, we are sending most of our stockholders a brief notice regarding the Internet availability of proxy materials instead of a full set of proxy materials. If you receive this brief notice, you will not receive printed copies of the proxy materials unless you specifically request them. Instead, this notice tells you how to access and review on the Internet all of the important information contained in the proxy materials, including our annual report to stockholders. This notice also tells you how to submit your proxy card on the Internet and how to request to receive a printed copy of the proxy materials.

We expect to mail, or provide notice and electronic delivery of, this proxy statement, our annual report and accompanying proxy card to stockholders beginning on or about April 5, 2013. Unless the context otherwise requires, the terms “WPX Energy,” “WPX,” the “Company,” “us,” “we,” and “our” include WPX Energy, Inc. and it consolidated subsidiaries.

WPX Energy, Inc.

We are an independent natural gas and oil exploration and production company engaged in the exploitation and development of long-life unconventional properties. We achieved strong business results in 2012, including:

•	Strong production growth, including 40% growth in overall oil production;

•	Strong financial performance notwithstanding historically low prices for natural gas;

•	Improving cost structures and reduced drilling times; and

•	Highly successful reserves replacement efforts.

This performance was driven by our success on a range of initiatives that are intended to position WPX Energy for future growth.

Corporate Governance

WPX Energy is committed to meeting high standards of ethical behavior, corporate governance and business conduct in everything we do. Consistent with this commitment, we have adopted the following practices:

•	Board Structure and Composition. We have independent Board leadership, and all directors, other than our chief executive officer, are independent.

•	Stock Ownership Guidelines. Our directors and executive officers are subject to stock ownership guidelines that align their interests with those of our stockholders.

•

Recoupment Policy. We may recover cash incentive compensation and equity awards from senior executives, including all of our named executive officers, in the event of fraud or misconduct resulting in a significant restatement of the Company’s financial statements.

•	Independent Compensation Consultant. Our Compensation Committee uses an independent compensation consultant, which performs no consulting or other services for the Company.

•	Environmental Policy. We have an environmental health and safety policy that outlines our focus on integrating environmental, health and safety stewardship into our core business activities.

•

Transactions in Company Securities. Our insider trading policy prohibits short sales of shares of our common stock by directors and employees. It also prohibits the use of equivalent derivative securities.

Enterprise-Wide Risk Oversight

Our Board of Directors, assisted by its committees, oversees management’s enterprise-wide risk management activities. Risk management activities include assessing and taking actions necessary to manage risk incurred in connection with the long-term strategic and operation of our business.

Executive Compensation

Our executive compensation program utilizes a mix of base salary, annual cash incentives, long-term performance incentives, equity awards, and benefits and limited perquisites to engage, retain, reward, and attract highly effective executive officers to deliver on our business plan and drive results that increase stockholder value. Our compensation program makes a majority of executive pay variable, subject to increase when performance targets are achieved and reduction when performance targets are not achieved. The variable pay is tied to performance metrics that encompass both short- and long-term goals and encourage balanced growth while discouraging excessive risk-taking.

Highlights of our Executive Compensation

•	Pay for Performance — The majority of compensation to our executive officers varies based upon achievement of annual or long-term goals that increase stockholder value.

•	Increase Stockholder Value — We use balanced performance metrics to encourage growth while discouraging excessive risk-taking.

•	Align Executive Officers with Stockholders — Executive compensation is weighted toward equity awards that align our executive officers with the long-term interests of our stockholders.

Summary of Compensation Paid to Our CEO in 2012

•	Base Salary — $750,000

•

Annual Cash Incentive — An annual cash incentive of $845,100, which reflects both the Company’s strong results against operational performance targets as well as a reduction in the award to reflect overall financial performance in a year of historically low natural gas commodity prices.

•

Equity Awards — Long-term performance-based restricted stock units with a targeted grant date value of $2 million, stock options with a grant date fair value of $1 million, and time-based restricted stock units with a grant date fair value of $1.4 million.

Information regarding compensation paid to each of our named executive officers in 2012 is described in the “Compensation Discussion and Analysis” below.

Strong Governance Standards in Oversight of Executive Compensation Policies

We endeavor to maintain strong governance standards in the oversight of our executive compensation policies and practices, including:

•	Stock ownership guidelines that encourage our executive officers to have a significant stake in our long-term success;

•	Performance-based compensation arrangements that use a variety of performance measures, including performance-based equity awards;

•	Double-trigger change-in-control agreements and equity awards;

•	No excise tax gross-ups and limited perquisites;

•	Prohibition on repricing and backdating stock options;

•

Recoupment policy that allows recovery of performance-based incentive payments from executive officers in the event our financial results are significantly restated due to fraud or intentional misconduct;

•	Independent Compensation Committee with independent advisors.

Proposal 1 — Election of Directors (see pages 10-13)

The Board has nominated three candidates for election to our Board of Directors. The Board recommends that stockholders vote FOR the election of each nominee.

Proposal 2 — Advisory Vote to Approve the Company’s Executive Compensation (see pages 51-52)

The Board is seeking an advisory vote to approve the Company’s executive compensation. Before considering this proposal, please read our Compensation Discussion and Analysis, which explains the Compensation Committee’s compensation decisions and how our executive compensation program aligns the interests of our executive officers with those of our stockholders. Although the vote is advisory and is not binding on the Board, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. For the reasons discussed in this proxy statement, the Board recommends that stockholders vote FOR the approval of the Company’s executive compensation.

Proposal 3 — Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation (see page 52)

The Board is seeking an advisory vote on the frequency of future advisory votes on executive compensation. As required by Section 14A of the Securities Exchange Act of 1934, we are giving stockholders the opportunity to express a preference to cast such advisory votes annually, every two years, or every three years; stockholders also have the opportunity to abstain from voting on this matter. For the reasons discussed in this proxy statement, the Board recommends that advisory votes on executive compensation take place annually.

Proposal 4 — Approval of WPX Energy, Inc. 2013 Incentive Plan (see pages 53-61)

For the reasons discussed in this proxy statement, the Board is seeking approval of the WPX Energy, Inc. 2013 Incentive Plan. The Board believes that this plan will appropriately motivate executive officers and employees of the Company and align their interests with those of our stockholders. This plan will not reserve any additional shares for issuance beyond those that are available under the existing plan. The Board recommends that stockholders vote FOR the approval of the WPX Energy, Inc. 2013 Incentive Plan.

Proposal 5 — Ratification of Independent Registered Public Accounting Firm (see page 65)

The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2013. The Board is seeking stockholder ratification of this appointment. The Board recommends that stockholders vote FOR ratification of the selection of Ernst & Young LLP.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

1.	What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders. These include the election of directors, an advisory vote to approve our executive compensation, an advisory vote on the frequency of an advisory vote to approve our executive compensation, approval of the WPX Energy, Inc. 2013 Incentive Plan, and ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm. Also, once the business of the Annual Meeting is concluded, management of the Company will give a business update. Management and representatives of Ernst & Young LLP will be available to respond to questions from stockholders.

2.	What is a proxy?

It is your legal designation of another person to vote the stock you own in the manner you direct. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. We have designated James J. Bender and Stephen E. Brilz to serve as proxies for the Annual Meeting. The Board of Directors will use the proxies at the 2013 Annual Meeting of Stockholders. The proxies also may be voted at any adjournments or postponements of the meeting.

3.	What is a proxy statement?

It is a document we give you when we are soliciting your vote pursuant to SEC regulations.

4.	What is the difference between a stockholder of record and a stockholder who holds stock in street name?

Stockholders of Record. If your shares are registered in your name with our transfer agent, Computershare, you are a stockholder of record with respect to those shares and the Notice or the proxy materials were sent directly to you by Computershare.

Street Name Holders. If you hold your shares in an account at a bank or broker, then you are the beneficial owner of shares held in “street name.” The Notice or proxy materials were forwarded to you by your bank or broker, who is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your bank or broker on how to vote the shares held in your account.

5.	How many shares must be present to hold the Annual Meeting?

In order to conduct the Annual Meeting, holders of a majority of the shares entitled to vote as of the close of business on the record date must be present in person or by proxy. This constitutes a quorum. Your shares are counted as present if you attend the Annual Meeting and vote in person, or if you vote your proxy over the Internet or by telephone, or by mail. Abstentions and broker non-votes will be counted as present for purposes of establishing a quorum. If a quorum is not present, we will adjourn the Annual Meeting until a quorum is obtained.

6.	How can I access the proxy materials for the Annual Meeting?

Stockholders may access the proxy materials, which include the Notice of Internet Availability of Proxy Materials, the Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report for the year ended December 31, 2012 on the Internet at www.edocumentview.com/WPX. We will also provide a hard copy of any of these documents free of charge upon request as set forth in the Notice of Internet Availability of Proxy Materials or to: WPX Energy, Inc., One Williams Center, Tulsa, Oklahoma 74172, Attention: Corporate Secretary.

Instead of receiving future copies of our proxy materials by mail, you can elect to receive an e-mail that will provide electronic links to these documents. Opting to receive your proxy materials online will save the cost of producing and mailing documents to your home or business, will give you an electronic link to the proxy voting site and will also help preserve environmental resources.

Stockholders of Record. If you vote on the Internet at www.envisionreports.com/WPX, simply follow the prompts for enrolling in the electronic proxy delivery service. You also may enroll in the electronic proxy delivery service at any time by going directly to www.envisionreports.com/WPX and following the enrollment instructions.

Street Name Holders. If you hold your shares in a bank or brokerage account, you may also have the opportunity to receive the proxy materials electronically. Please check the information provided in the proxy materials you receive from your bank or broker regarding the availability of this service.

7.	How do I attend the Annual Meeting? What do I need to bring?

All stockholders as of the Record Date may attend. Please bring to the meeting:

Proof of Ownership, such as a copy of your Notice or proxy card, or a copy of a brokerage or bank statement showing your share ownership as of the Record Date; and

Proof of Identification, such as a valid driver’s license or passport.

If you hold your shares in street name, you will not be able to vote your shares at the Annual Meeting without a legal proxy, as described in Question 8.

Please note that use of cameras, phones or other similar electronic devices and the bringing of large bags, packages or sound or video recording equipment will not be permitted in the meeting room. Attendees will also be required to comply with rules of order and procedure that will be available at the meeting.

8.	How can I vote at the Annual Meeting if I own shares in street name?

If you are a street name holder, you may not vote your shares at the Annual Meeting unless you obtain a legal proxy from your bank or broker. A legal proxy is a bank’s or broker’s authorization for you to vote the shares it holds in its name on your behalf. To obtain a legal proxy, please contact your bank or broker for further information.

9.	What shares are included on the Notice, proxy card or voting instruction form?

If you are a stockholder of record, you will receive only one Notice or proxy card for all the shares of common stock you hold:

•	in certificate form; and

•	in book-entry form.

If you hold shares in our Employee Stock Purchase Plan, you will receive a separate Notice or proxy card applicable to those shares.

If you hold your shares in street name, you will receive one Notice or voting instruction form for each account you have with a bank or broker. If you hold shares in multiple accounts, you may need to provide voting instructions for each account.

10.	What different methods can I use to vote?

By Written Proxy. All stockholders of record who received proxy materials by mail can vote by written proxy card. If you received a Notice or the proxy materials electronically, you may request a proxy card at any time by following the instructions on the Notice or on the voting website. If you are a street name holder, you will receive instructions on how you may vote from your bank or broker, unless you previously enrolled in electronic delivery.

By Telephone or Internet. All stockholders of record can vote by telephone from the U.S. and Canada, using the toll-free telephone number on the proxy card, or through the Internet using the procedures and instructions described on the Notice or proxy card. Street name holders may vote by Internet or telephone if their bank or broker makes those methods available, in which case the bank or broker will enclose the instructions with the proxy materials. The Internet and telephone voting procedures are designed to authenticate stockholders’ identities, allow stockholders to vote their shares and to confirm that their instructions have been properly recorded.

In Person. All stockholders of record may vote in person at the Annual Meeting. Street name holders may vote in person at the Annual Meeting if they have a legal proxy, as described in Question 8.

The Notice is not a proxy card and it cannot be used to vote your shares.

11.	What is the record date and what does it mean?

The record date for the Annual Meeting is March 25, 2013. Only owners of record of shares of common stock of the Company at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting, or at any adjournments or postponements of the Annual Meeting. On March 25, 2013, there were 200,204,041 shares of common stock issued, outstanding and entitled to vote. Each owner of record on the record date is entitled to one vote for each share of common stock held.

The record date was established by our Board of Directors as required by the General Corporation Law of the State of Delaware. Owners of record of common stock at the close of business on the record date are entitled to:

•	receive notice of the Annual Meeting; and

•	vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting.

12.	If I submit a proxy, may I later revoke it and/or change my vote?

Stockholders may revoke a proxy and/or change their vote prior to the completion of voting at the Annual Meeting by:

•	signing another proxy card or voting instruction form with a later date and delivering it to the Corporate Secretary before the Annual Meeting;

•	voting again over the Internet or by telephone prior to 11:59 p.m., Eastern Time, on May 21, 2013 (or, if you are a street name holder, such earlier time as your bank or broker may direct);

•	voting at the Annual Meeting if you are a stockholder of record or are a street name holder that has obtained a legal proxy from your bank or broker; or

•	notifying the Corporate Secretary of the Company in writing before the Annual Meeting.

13.	Are votes confidential? Who counts the votes?

We hold the votes of all stockholders in confidence from directors, officers and employees except:

•	as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company;

•	in case of a contested proxy solicitation;

•	if a stockholder makes a written comment on the proxy card or otherwise communicates his or her vote to management; or

•	to allow the independent inspectors of the election to certify the results of the vote.

We have retained Computershare to tabulate the votes and act as independent inspector of the election.

14.	What are my choices when voting for director nominees and what vote is needed to elect directors?

In the vote on the election of director nominees, stockholders may:

•	vote in favor of a nominee;

•	vote against a nominee; or

•	abstain from voting with respect to a nominee.

Directors will be elected at the Annual Meeting upon receipt of more votes cast “for” than “against” his or her election; abstentions will not count as votes cast with respect to a director’s election. Our Corporate Governance Guidelines requires all directors to tender, promptly after their election, irrevocable resignations from the Board of Directors that will be effective if the director does not receive a greater number of votes “for” than “against” his or her election in an uncontested election. Under this policy, the Board of Directors will determine whether to accept or reject the offer to resign and publicly disclose its decision within 90 days from the date of the certification of the election results. The text of this policy appears in our Corporate Governance Guidelines, which are available on our website at www.wpxenergy.com.

The Board of Directors recommends a vote FOR each of the nominees.

15.	What are my choices when voting on each of the other proposals considered at the Annual Meeting?

For the advisory vote on the frequency of holding an advisory vote on approval of the Company’s executive compensation, stockholders may vote for:

•	1 year;

•	2 years;

•	3 years; or

•	abstain from voting on this proposal.

For each of the other proposals stockholders may:

•	vote for the proposal;

•	vote against the proposal; or

•	abstain from voting on the proposal.

16.	What is the Board’s recommendation with regard to each proposal?

The Board of Directors makes the following recommendation with regard to each proposal:

•	The Board of Directors recommends a vote FOR each of the director nominees.

•	The Board of Directors recommends a vote FOR advisory approval of the Company’s executive compensation.

•	The Board of Directors recommends a vote for 1 year on the advisory vote on the frequency of holding an advisory vote on approval of the Company’s executive compensation.

•	The Board of Directors recommends a vote FOR the approval of the WPX Energy, Inc. 2013 Incentive Plan.

•	The Board of Directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.

17.	What vote is needed to approve each proposal?

Please see Question 14 regarding the vote that is needed for the election of directors. Each of the remaining proposals, other than the advisory vote on the frequency of holding an advisory vote on the approval of the Company’s executive compensation, must be approved by the holders of a majority of the shares of common stock present and entitled to vote in person or by proxy at the Annual Meeting in order to pass. For the advisory vote to approve our executive compensation and the advisory vote on the frequency of holding an advisory vote to approve our executive compensation, the Board of Directors will consider the results of those advisory votes when considering future executive compensation decisions and determining the frequency of the advisory vote to approve our executive compensation.

18.	What if I do not specify a choice for a matter when returning a proxy?

Stockholders should specify their choice for each matter in the manner described in the Notice or on their proxy card. If no specific instructions are given, proxies which are signed and returned will be voted:

•	FOR the election of all director nominees;

•	FOR the advisory approval of our executive compensation;

•	For 1 year on the advisory vote on the frequency of holding an advisory vote to approve our executive compensation;

•	FOR the approval of the WPX Energy, Inc. 2013 Incentive Plan; and

•	FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.

19.	Are my shares voted if I do not provide a proxy?

If you are a stockholder of record and do not provide a proxy, you must attend the Annual Meeting in order to vote. If you hold shares through an account with a bank or broker, your shares may be voted by the bank or broker on some matters if you do not provide voting instructions. Banks and brokers have the authority under NYSE rules to vote shares for which their customers do not provide voting instructions on routine matters. The ratification of Ernst & Young LLP as our independent registered public accounting firm is considered a routine matter. The election of directors, the advisory vote to approve our executive compensation, the advisory vote on the frequency of holding an advisory vote to approve our executive compensation and the approval of the WPX Energy, Inc. 2013 Incentive Plan are not considered routine and banks and brokers cannot vote shares without instruction on those matters. Shares that banks and brokers are not authorized to vote are counted as “broker non-votes.”

20.	How are abstentions and broker non-votes counted?

Abstentions have no effect on the election of directors, as only “for” and “against” votes are counted. Abstentions have the effect of an “AGAINST” vote on the proposal seeking advisory approval of our executive compensation, the approval of the WPX Energy, Inc. 2013 Incentive Plan and the ratification of the appointment of the Company’s independent registered public accounting firm. Broker non-votes will be treated as not present and not entitled to vote.

21.	Does the Company have a policy about directors’ attendance at the Annual Meeting of Stockholders?

The Company expects directors to attend the Annual Meeting, absent a compelling reason.

22.	What are the deadlines for submitting stockholder proposals for the 2014 Annual Meeting?

Stockholder Proposals to Be Considered for Inclusion in the Company’s Proxy Materials. To be considered for inclusion in our proxy statement for our 2014 Annual Meeting, stockholder proposals submitted in accordance with the SEC’s Rule 14a-8 must be received not later than December 6, 2013 and be submitted in accordance with the SEC’s Rule 14a-8. Stockholder proposals received after the close of business on December 6, 2013 would be untimely. These stockholder proposals must be in writing and received by the deadline described above at our principal executive offices at WPX Energy, Inc., One Williams Center, Tulsa, Oklahoma 74172, Attention: Corporate Secretary. If we do not receive a stockholder proposal by the deadline described above, the proposal may be excluded from our proxy statement for our 2014 Annual Meeting.

Other Stockholder Proposals for Presentation at the 2014 Annual Meeting. A stockholder proposal that is not submitted for inclusion in our proxy statement for our 2014 Annual Meeting, but is instead sought to be presented at the 2014 Annual Meeting, must comply with the “advance notice” deadlines in our Bylaws. As such, these stockholder proposals must be received not earlier than January 22, 2014, and no later than the close of business on February 21, 2014. These stockholder proposals must be in writing and received within the “advance notice” deadlines described above at our principal executive offices at WPX Energy, Inc., One Williams Center, Tulsa, Oklahoma 74172, Attention: Corporate Secretary. These stockholder proposals must be in the form provided in our Bylaws and must include the information set forth in the Bylaws about the stockholder proposing the business and any associated person, including information about the direct and indirect ownership of or derivative positions in the Company’s common stock and arrangements and understandings related to the proposed business or the voting of the Company’s common stock. If we do not receive a stockholder proposal and the required information regarding the stockholder and any associated person by the “advance notice” deadlines described above, the proposal may be excluded from the proxy statement and from consideration at the 2014 Annual Meeting. The “advance notice” requirement described above supersedes the notice period in SEC Rule 14a-4(c)(1) of the federal proxy rules regarding the discretionary proxy voting authority with respect to such stockholder business.

23.	How are proxies solicited and what is the cost?

We bear all expenses incurred in connection with the solicitation of proxies. We have engaged Georgeson to assist with the solicitation of proxies for a base fee of $7,500 plus expenses. We will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of common stock.

Our directors, officers and employees may also solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.

24.	Where can I find more information about my voting rights as a stockholder?

The SEC has an informational website that provides stockholders with general information about how to cast their vote and why voting should be an important consideration for stockholders. You may access that information at www.sec.gov/spotlight/proxymatters.shtml or at www.investor.gov.

PROPOSAL 1 — ELECTION OF DIRECTORS

Director Nomination Process

Criteria for Nomination to the Board

The Nominating and Governance Committee Charter, which is available on our website at www.wpxenergy.com under “Investors” and “Corporate Governance,” provides that the Nominating and Governance Committee develops and recommends to the Board qualifications for assessing director candidates and identifies and recommends to the Board individuals for nomination as Board members.

Our Corporate Governance Guidelines set forth criteria for independent director nominees. The Nominating and Governance Committee evaluates potential Board nominees against these criteria in determining whether to recommend any potential nominee for consideration for election as a member of the Board. These criteria include the following:

•

An understanding of business and financial affairs and the complexities of a business organization. Although a career in business is not essential, the nominee should have a proven record of competence and accomplishments through leadership in industry, education, the professions or government, and should be willing to maintain a committed relationship with the Company as a director.

•	A genuine interest in representing all of the stockholders and the interest of the Company overall.

•	A willingness and ability to spend the necessary time to function effectively as a director.

•	An open-minded approach to matters and the resolve to independently analyze matters presented for consideration.

•	A reputation for honesty and integrity beyond question.

•	Independence as defined by the New York Stock Exchange, or “NYSE,” and qualifications otherwise required in accordance with applicable law or regulation.

Diversity

The Nominating and Governance Committee routinely evaluates the composition of the Board to assess the skills and experience that are currently represented on the Board, as well as the skills and experience the Board will find valuable in the future, given the Company’s current situation and strategic plans. The Nominating and Governance Committee seeks a variety of occupational and personal backgrounds on the Board in order to obtain a range of viewpoints and perspectives and to enhance the diversity of the Board in such areas as geography, race, gender, ethnicity and age. This assessment enables the Board to update, if necessary, the skills and experience it seeks in the Board as a whole, and in individual directors, as the Company’s needs evolve and change over time.

Process for Identifying and Evaluating Nominees

In considering potential candidates to the Board who are not incumbent directors, the Nominating and Governance Committee, with input from the full Board of Directors, assesses the potential candidate’s qualifications, taking into account the criteria listed above, and how these qualifications fit with the desired composition of the Board of Directors as a whole.

In the case of incumbent directors, in addition to the criteria listed above, the Nominating and Governance Committee reviews the directors’ overall performance on the Board of Directors and other relevant factors.

Stockholder Recommendations for Nominees

The Nominating and Governance Committee will consider nominees recommended by our stockholders. Any stockholder wishing to propose a nominee for consideration by the Nominating and Governance Committee should submit a recommendation in writing to our Corporate Secretary at our principal executive office, indicating the nominees’ qualifications and other relevant biographical information and providing confirmation of the nominee’s consent to serve as a director. The Nominating and Governance Committee does not intend to alter its criteria for evaluating potential director candidates, including the criteria set forth above, in the case of director candidates recommended by stockholders. The Nominating and Governance Committee periodically considers recommendations for director candidates.

If you wish to submit a director nomination at a future annual meeting, you must supply timely written notice to the Corporate Secretary. For the 2014 Annual Meeting, this notice must be received at our principal executive offices, directed to the Corporate Secretary, no earlier than January 22, 2014, and no later than February 21, 2014. The notice must include the information set forth in the Bylaws about each proposed nominee, including: (i) the name, age, business address, residence address and principal occupation or employment, business experience during the past five years and any other directorships of public companies currently held or held during the last five years, (ii) the number of shares of the Company’s common stock which are beneficially owned, and (iii) other information concerning the nominee as would be required in soliciting proxies for the election of that nominee. The notice must also include the information set forth in the Bylaws about the stockholder making the nomination and any associated person, including information about the direct and indirect ownership of or derivative positions in the Company’s common stock and arrangements and understandings related to the proposed nomination or the voting of the Company’s common stock. The notice must also include a signed consent of each nominee to be named in the proxy statement as a nominee and to serve as a director of the Company if elected.

2013 Director Nominees

Our Board of Directors currently consists of 11 directors and is divided into three classes serving staggered three-year terms, with one class being elected at our annual stockholders meeting each year. Messrs. Lowrie, Carrig and Lentz are Class I directors, whose terms expire at the Annual Meeting and are standing for re-election. Messrs. Gunther, Herdman, Hill and Lorch are Class II directors, whose terms expire in 2014. Ms. Bowers and Messrs. Granberry, Kindick and Work are Class III directors, whose terms expire in 2015.

At each annual meeting of stockholders, directors will be elected to succeed the class of directors whose terms have expired. The classification of our Board could have the effect of increasing the length of time necessary to change the composition of a majority of our Board. In general, at least two annual meetings of stockholders will be necessary for stockholders to effect a change in a majority of the members of our Board.

The Board of Directors recommends that you vote FOR the election of each of the nominees. Proxies will be voted FOR the election of each nominee unless you specify otherwise.

The director nominees, if elected, will serve until the 2016 Annual Meeting or until their successors are elected and qualified. The following presents a brief biographical description of each director and director nominee, as well as a discussion of the specific experience, qualification and skills of each director that helped lead the Board, to conclude that each respective director should continue to serve as a member of the Board.

Nominees

Name	Age	Director Class	Director Since
William G. Lowrie	69	Class I	2011
John A. Carrig	61	Class I	2011
Henry E. Lentz	68	Class I	2011

William G. Lowrie. Mr. Lowrie was elected as Chairman of our Board of Directors in December 2011. Mr. Lowrie served as a director of The Williams Companies, Inc. (“Williams”) from 2003 until December 2011, and served as a member of Williams’ Audit Committee and its Nominating and Governance Committee. In 1999, Mr. Lowrie retired as Deputy Chief Executive Officer and director of BP Amoco PLC (a global energy company), where he spent his entire 33-year career. At Amoco, Mr. Lowrie held various positions of increasing responsibility, developing expertise in drilling, reservoir engineering, financial analysis of projects, and other skills related to the oil and natural gas exploration, production, and processing businesses. At various times in his Amoco tenure, Mr. Lowrie managed natural gas and natural gas liquids pipeline operations, hedging and other hydrocarbon price risk mitigation functions, international contract negotiations, petroleum product refining and marketing operations, environmental health and safety program design, and the development and execution of a process for managing capital investment projects. Mr. Lowrie also worked closely with all financial functions, internal and external auditors, and industry organizations such as the American Petroleum Institute. From 1995 to 1999, Mr. Lowrie served on the board of Bank One Corporation (now JP Morgan Chase), including on that board’s audit committee. He has attended the Executive Program at the University of Virginia. Mr. Lowrie is a director of The Ohio State University Foundation and a trustee of the South Carolina chapter of The Nature Conservancy.

We believe that Mr. Lowrie is well qualified to serve as a member of our Board. Mr. Lowrie has many years of experience in our industry, including operating, financial and executive experience, and we believe these experiences are critical to his ability to identify, understand and address challenges and opportunities that we face. Mr. Lowrie also has extensive risk-management experience from his time at BP Amoco and from his service on Williams’ Audit Committee. Further, we believe Mr. Lowrie’s experience as a director of Williams is advantageous to us.

John A. Carrig. Mr. Carrig has been a director since December 2011. Mr. Carrig is the former President and Chief Operating Officer of ConocoPhillips (a large integrated oil company with operations in more than 30 countries). He joined Phillips Petroleum in London in 1978 as a tax attorney. In 1981, he transferred to Bartlesville, Oklahoma, and was associated with the corporate tax staff until 1993 when he joined the treasury group as finance manager. He was then named Assistant Treasurer of Finance, and in 1995 he accepted the position of Treasurer. He was Vice President and Treasurer from 1996 to 2000 when he was named Senior Vice President and Treasurer. He was elected Senior Vice President and Chief Financial Officer for Phillips in 2001, a position he held until the ConocoPhillips merger occurred in 2002, at which time he became Executive Vice President, Finance, and Chief Financial Officer of ConocoPhillips. In 2008, he was appointed President and Chief Operating Officer of ConocoPhillips and became responsible for global operations, including exploration and production, refining and transportation, project development and procurement, and health, safety and environmental matters. Mr. Carrig served as President of ConocoPhillips until his retirement in March 2011. Mr. Carrig also serves as a director of Forum Energy Technologies, Inc. (manufacturer of oil and gas field machinery and equipment) and of TRC Companies, Inc. (engineering, consulting and construction management services to the energy, environmental and infrastructure markets.)

We believe Mr. Carrig is well qualified to serve as a member of our Board. Mr. Carrig has many years of experience in our industry, including operating, financial and executive experience, and we believe these experiences are critical to his ability to identify, understand and address challenges and opportunities that we face. Mr. Carrig also has expertise leading a public company with multi-national operations, which is advantageous to us.

Henry E. Lentz. Mr. Lentz has been a director since December 2011. In May 2011, Mr. Lentz retired from Lazard Frères & Co (an investment banking firm), where he had served as a Managing Director since June 2009. He was a Managing Director of Barclays Capital (an investment banking firm) and successor to Lehman Brothers Inc. (an investment banking firm) from September 2008 to June 2009. From January 2004 to September 2008 he was employed as an Advisory Director by Lehman Brothers. He joined Lehman Brothers in 1971 and became a Managing Director in 1976. He left the firm in 1988 to become Vice Chairman of Wasserstein Perella Group, Inc. (an investment banking firm). In 1993, he returned to Lehman Brothers as a Managing Director and served as head of the firm’s worldwide energy practice. In 1996, he joined Lehman Brothers’ Merchant Banking Group as a Principal and in January 2003 became a consultant to the Merchant Banking Group. Mr. Lentz is currently the non-executive Chairman of Rowan Companies, Inc. and on the board of directors of Peabody Energy Corporation, Macquarie Infrastructure Company LLC and CARBO Ceramics, Inc.

We believe Mr. Lentz is well qualified to serve as a member of our Board. Mr. Lentz has significant experience in investment banking and financial matters, and we believe these experiences are critical to his ability to identify, understand and address challenges and opportunities that we face. Mr. Lentz also has corporate governance experience as a result of serving on other public company boards of directors, which is advantageous to us as a public company.

Continuing Directors

Name	Age	Director Class	Director Since
Kimberly S. Bowers	48	Class III	2011
William R. Granberry	70	Class III	2011
Don J. Gunther	74	Class II	2011
Robert K. Herdman	64	Class II	2011
Ralph A. Hill	53	Class II	2011
Kelt Kindick	58	Class III	2013
George A. Lorch	71	Class II	2011
David F. Work	67	Class III	2011

Kimberly S. Bowers. Ms. Bowers has been a director since December 2011. Effective January 1, 2013, Ms. Bowers became responsible for Valero Energy Corporation’s (a large independent refiner of transportation fuels and related products) retail organization in the United States and Canada as Executive Vice President and President Retail. Ms. Bowers also serves as the President, CEO and Chairwoman of CST Brands, Inc., a subsidiary of Valero Energy Corporation. Ms. Bowers previously served from October 2008 to December 31, 2012, as Executive Vice President and General Counsel for Valero with responsibility over Valero’s legal, ad valorem tax, health, safety and environmental, energy and gases, reliability, and project execution departments. She joined Valero in 1997 as Corporate Counsel. From April 2006 to October 2008, she served as Senior Vice President & General Counsel. She has served as lead attorney for most of Valero’s major acquisitions during her tenure with Valero.

We believe that Ms. Bowers is well qualified to serve as a member of our Board. Her executive experience and familiarity with legal and regulatory issues, including expertise on complex health, safety and environmental matters, is critical to her ability to identify, understand and address challenges and opportunities that we face. Her experience as lead attorney for complex transactions well positions her to advise on any transactions that we may consider. As a result of her executive experience, Ms. Bowers also has an understanding of compensation and corporate governance issues that we face.

William R. Granberry. Mr. Granberry has been a director since December 2011. Mr. Granberry served as a director of Williams from 2005 until December 2011, and served as a member of Williams’ Compensation Committee and its Finance Committee. Mr. Granberry has been a member of Compass Operating Company LLC (a small, private oil and gas exploration, development, and producing company) since October 2004. From 1999 to 2004, as an independent consultant, he managed investments and consulted with oil and gas companies. From 1996 to 1999, Mr. Granberry was President and Chief Operating Officer of Tom Brown, Inc. (a public oil and gas company with exploration, development, acquisition, and production activities throughout the central United States). He has worked in the oil and gas industry in various capacities for 45 years, including as a manager of engineering at Amoco (a global energy company) and in executive positions for smaller independent energy companies. Mr. Granberry has served on committees and boards of industry organizations, including the Society of Petroleum Engineers, the American Petroleum Institute, and the Independent Producers Association of America. Mr. Granberry is a director of Legacy Reserves GP, LLC (an independent acquirer and developer of oil and natural gas properties) and a trustee of Manor Park, Inc.

We believe Mr. Granberry is well qualified to serve as a member of our Board. Mr. Granberry has many years of experience in our industry, including executive, investment and operating experience, and we believe these experiences are critical to his ability to identify, understand and address challenges and opportunities that we face. Mr. Granberry also has extensive public policy experience from serving on committees and boards of industry organizations. Further, we believe Mr. Granberry’s experience as a director of Williams is advantageous to us.

Don J. Gunther. Mr. Gunther has been a director since December 2011. In 1999, Mr. Gunther retired as Vice Chairman and Director of the Bechtel Group, Inc. (an engineering, construction and project management company) where he spent his entire 39-year career. As Vice Chairman, Mr. Gunther had responsibility for all of the global industry units and for all corporate functions including project management, engineering, procurement, construction, information services, information technology and contracts. Mr. Gunther held various positions of increasing responsibility during his time at the Bechtel Group, including field engineer, leader of worldwide construction for refinery and chemical projects, senior vice president, and president of Bechtel, Petroleum, Chemical & Industrial Company, president of Bechtel’s Europe, Africa, Middle East, and Southwest Asia region and president of Bechtel’s Americas organization. Since 2007, Mr. Gunther has served as Chairman of Ingage (a private high tech company and enterprise networking organization). Mr. Gunther is also currently on the board of directors of Pernix Group, Inc. (a construction and management services, and power infrastructure company), Immokalee Foundation (a non-profit organization helping immigrant underprivileged children) and the Gulf Shore Playhouse, and is a board member and part owner of Imperial Homes (a home building company based in Naples, Florida).

We believe Mr. Gunther is well qualified to serve as a member of our Board. Mr. Gunther has significant engineering, operating and executive experience, and we believe this experience is critical to his ability to identify, understand and address challenges and opportunities that we face. Mr. Gunther also has expertise leading a company with multi-national operations, which is advantageous to us as a public company with multi-national operations.

Robert K. Herdman. Mr. Herdman has been a director since December 2011. Since 2004, Mr. Herdman has been a Managing Director of Kalorama Partners LLC (a Washington, D.C. consulting firm specializing in providing advice regarding corporate governance, risk assessment, crisis management and related matters). Prior to joining Kalorama, Mr. Herdman was the Chief Accountant of the SEC from October 2001 to November 2002. Prior to joining the SEC, he was Ernst & Young’s Vice Chairman of Professional Practice for its Assurance and Advisory Business Services (“AABS”) practice in the Americas and the Global Director of AABS Professional Practice for Ernst & Young International. Mr. Herdman was also the senior Ernst & Young partner responsible for the firm’s relationship with the SEC, Financial Accounting Standards Board and American Institute of Certified Public Accountants (“AICPA”). Mr. Herdman served on the AICPA’s SEC Practice Section Executive Committee from 1995 to 2001 and as a member of the AICPA’s Board of Directors from 2000 to 2001.

Mr. Herdman is currently on the board of directors of Cummins Inc. and is chair of its audit committee. He is also currently on the board of directors and chairs the audit committee of HSBC Finance Corporation (formerly Household International, Inc.), HSBC North America Holdings, Inc. and HSBC US, Inc. These HSBC entities belong to a single controlled group of corporations and their boards of directors and audit committees conduct their meetings simultaneously.

We believe Mr. Herdman is well qualified to serve as a member of our Board. Mr. Herdman has significant experience in finance and accounting, including expertise as the chair of the audit committees for public companies, and we believe these experiences are important to his ability to understand and address challenges and opportunities that we face. Mr. Herdman’s SEC and public accounting experience provided him with insight into the business operations and financial performance of a significant number of public companies, which is advantageous to us as a public company.

Ralph A. Hill. Mr. Hill was named Chief Executive Officer in April 2011, and he was elected as a director in December 2011. Prior to becoming our Chief Executive Officer, Mr. Hill was Senior Vice President-Exploration and Production and acted as President of the Exploration and Production business at Williams since 1998. He was Vice President and General Manager of Exploration and Production business at Williams from 1993 to 1998, as well as Senior Vice President and General Manager of Petroleum Services at Williams from 1998 to 2003. Mr. Hill has served as the Chairman of the Board and Chief Executive Officer of Apco Oil and Gas International Inc. since 2002. Mr. Hill has served as a director of Petrolera Entre Lomas S.A. since 2003. He joined Williams in June 1981 as a member of a management training program and has worked in numerous capacities within the Williams organization.

We believe Mr. Hill is well qualified to serve as a member of our Board. Mr. Hill has many years of experience in our industry, including executive, operating and international business experience, and we believe these experiences will be critical to his ability to identify, understand and address challenges and opportunities that we face. As our Chief Executive Officer with intimate knowledge of our business and operations, Mr. Hill brings a valuable perspective to the Board. Further, we believe that Mr. Hill’s experience of over 30 years with Williams is advantageous to us as a new public company.

Kelt Kindick. Effective January 16, 2013, Mr. Kindick was appointed as a member of our Board. Since January 2009, Mr. Kindick served as chief financial officer and partner at Bain & Company, Inc., a management consulting firm, until his retirement on December 31, 2012. As of January 1, 2013, Mr. Kindick is serving as Senior Advisor for Bain & Company. He joined Bain & Company, Inc. in 1980, was elected partner in 1986, served as Managing Director of the firm’s Boston office from 1991 to 1996, and as Chairman of the firm’s executive committee from 1998 to 1999. Mr. Kindick also served as chief financial officer of the Commonwealth of Massachusetts from 2003 to 2004. Mr. Kindick is the lead director of The Advisory Board Company. He received a B.A. degree from Franklin & Marshall College and an M.B.A. from Harvard Business School.

We believe that Mr. Kindick is well qualified to serve as a member of our Board. His long service at a leading management consulting firm, where he has developed extensive experience in assessing and advising on corporate strategy, finance, operations, and talent management, as well as his finance and accounting experience, will be advantageous to us.

George A. Lorch. Mr. Lorch has been a director since December 2011. Mr. Lorch served as a director of Williams from 2001 until December 2011, and served as a member of Williams’ Compensation Committee and its Nominating and Governance Committee. Mr. Lorch was Chairman Emeritus of Armstrong Holdings, Inc., the holding company for Armstrong World Industries, Inc. (a manufacturer and marketer of floors, ceilings, and cabinets). He was the Chief Executive Officer and President of Armstrong World Industries, Inc. from 1993 to 1994 and Chairman of the Board and Chief Executive Officer from 1994 to 2000. From May 2000 to August 2000, he was Chairman of the Board and Chief Executive Officer of Armstrong Holdings, Inc. Mr. Lorch has 37 years of sales and marketing experience at Armstrong, including 17 years of experience as a head of operations, with responsibility for profit and loss statements, balance sheets, and stockholder relations. During his 21 years as a director in varied industries, Mr. Lorch has participated in CEO searches, succession planning, strategy development, takeover defense and offense, and director recruitment, and he has served on dozens of board committees. Mr. Lorch has also completed an executive management course at the Kellogg School of Management at Northwestern University. Mr. Lorch is the Lead Independent Director of the Board of Pfizer, Inc. (a research-based pharmaceutical company) and a director of Autoliv, Inc. (a developer, manufacturer, and supplier of automotive safety systems); HSBC Finance Corporation and HSBC North America Holdings Inc., non-public, wholly-owned subsidiaries of HSBC LLC (a banking and financial services provider); and Masonite (a privately held door manufacturer). Mr. Lorch also serves as an advisor to the Carlyle Group (a private equity firm).

We believe that Mr. Lorch is well qualified to serve as a member of our Board. Mr. Lorch’s executive experience provides valuable financial and management experience, including expertise leading a large organization with multi-national operations, and we believe these experiences are critical to his ability to identify, understand and address challenges and opportunities that we face. Mr. Lorch also has knowledge and understanding of the strategy, recruitment, compensation and corporate governance issues that we face from his extensive experience as a director. Further, we believe Mr. Lorch’s experience as a director of Williams is advantageous to us.

David F. Work. Mr. Work has served as a director since December, 2011. In 2000, Mr. Work retired as Regional President from BP Amoco Corporation (a global energy company) where he served in various capacities since 1987. As Regional Vice President, Mr. Work was the senior BP Amoco representative in the Gulf Coast, Southwest and Rocky Mountain states, and his responsibilities included coordinating the vice presidents of BP Amoco’s seven exploration and production business units, as well as the leaders of the gas, power, oil and chemical businesses located in the area. Prior to serving as Regional President, Mr. Work served as a Group Vice President in BP Amoco’s Exploration and Production stream and was a member of its Executive Committee. Prior to the merger between BP and Amoco, Mr. Work had positions of increasing responsibility at Amoco Corporation, including Senior Vice President of Shared Services and Group Vice President of worldwide exploration for the exploration and production sector. Mr. Work served on the board of directors of CGGVeritas Services Holdings Inc. (formerly Veritas DGC Inc) from 2004 until October 2012. Since 2009, he has served on the board of directors of Cody Resources Management LLC. Mr. Work is also a management consultant for TerraTek, a Schlumberger company. Mr. Work also volunteers as a member of the board of Valley Advocates for Responsible Development and the land Trust Alliance Advisory Council and is a member of the board of trustees of the Wyoming chapter of The Nature Conservancy and the Teton Science School. Mr. Work is actively involved in several professional organizations, including the American Geologic Institute and the American Association of Petroleum Geologists.

We believe Mr. Work is well qualified to serve as a member of our Board. Mr. Work has many years of experience in our industry, including operating and executive experience, and we believe these experiences are critical to his ability to identify, understand and address challenges and opportunities that we face. Mr. Work’s extensive experience in identifying exploration and production opportunities is advantageous to us as an independent company.

CORPORATE GOVERNANCE

Overview

WPX is committed to high standards of corporate governance and ethical business conduct. Important documents that are reflective of this commitment include our Certificate of Incorporation, Bylaws, Corporate Governance Guidelines, charters of the committees of our Board of Directors, Code of Business Conduct and Code of Ethics for Senior Officers. You can access these documents at www.wpxenergy.com under “Investors” and “Corporate Governance” to learn more about our corporate governance practices.

Corporate Governance Practices

Some of our key corporate governance practices include:

Board Structure

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Majority Vote Standard. Our Bylaws and Corporate Governance Guidelines provide that each director must be elected by a majority vote in an uncontested election. Our Corporate Governance Guidelines also provide that a director nominee must submit an irrevocable resignation effective upon the failure to receive more votes cast “for” than “against” his or her election or re-election and Board acceptance of such resignation.

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Independent Board Leadership. We have a non-executive independent Chairman of the Board. If the Chairman of the Board is not independent, then the independent directors shall determine if a Lead Independent Director shall be designated.

Board and Board Committees Composition and Performance

•	Limitation on Public Company Directorships. A director may not serve on more than five public company boards of directors (including the Company).

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Resignation Upon Change in Status. Each of our directors is required to offer his or her resignation upon a material change in his or her status, including a change in his or her principal business associations.

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Executive Sessions. Our Board of Directors and each Board committee regularly conduct executive sessions of non-management directors. Our Chairman of the Board presides over each executive session of non-management directors. Committee Chairs preside over executive sessions of their respective committees.

•	Independent Advisors. Our Board of Directors and Board committees have the authority to retain independent advisors.

•	Annual Performance Reviews. Our Board of Directors and Board committees conduct performance reviews annually.

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New Director Orientations. New directors are required to complete an orientation program upon joining the Board, and all directors are given the opportunity and are encouraged to participate in continuing education programs.

Guidelines and Board Policies

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Stock Ownership Guidelines. We maintain stock ownership and retention guidelines for directors and executive officers. See “Compensation Discussion and Analysis — Other Compensation Practices — Stock Ownership Guidelines,” and “Director Compensation”

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Approval Procedures for Related-Person Transactions. We have a related-person transactions approval policy regarding the review, approval and ratification of related-person transactions involving a member of the Board, one of our executive officers, or any immediate family member or affiliate of such individuals. The Audit Committee and in some cases the full Board of Directors oversees this process. See “Certain Relationships and Transactions.”

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Recoupment Policy. We have a recoupment policy that allows the Company to recover cash incentive compensation and equity awards from senior executives in the event of fraud or intentional misconduct resulting in a significant restatement of the Company’s financial statements. See “Compensation Discussion and Analysis — Other Compensation Practices — Recoupment Policy” below.

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Communications Policy. We have a communication policy that outlines how stockholders and other interested parties may communicate with the Board of Directors. See “Board Committees — Communication with the Board of Directors.”

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Independent Compensation Consultant. Our Compensation Committee has the sole authority to retain or terminate its compensation consultant, and annually reviews its compensation consultant’s independence.

•	Environmental Policy. We have an environmental health and safety policy that outlines our focus on integrating environmental, health and safety stewardship into our core business activities.

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Transactions in Company Securities. Our insider trading policy prohibits short sales of shares of our common stock by directors and employees. It also prohibits the use of equivalent derivative securities.

Independent Auditors

•	Ratification of Auditor. Our stockholders annually ratify the selection of our independent registered public accounting firm.

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Limited Non-Audit Fees. The 2012 non-audit and non-audit-related fees paid to our independent registered public accounting firm were less than five percent of total fees paid to that firm by the Company in 2012.

Corporate Governance Guidelines

Our Certificate of Incorporation and Bylaws, together with Delaware law and NYSE and SEC rules, govern the Company. Our Corporate Governance Guidelines set forth many of the practices, policies and procedures that provide the foundation of our commitment to strong corporate governance. The policies and practices covered in our Corporate Governance Guidelines include operation of the Board of Directors, Board structure, director independence and Board committees. Our Corporate Governance Guidelines are reviewed at least annually by our Nominating and Governance Committee and are revised as necessary.

Code of Business Conduct and Code of Ethics

Our Board has adopted a Code of Business Conduct that applies to all employees and a Code of Ethics for Senior Officers that applies to our Chief Executive Officer, Chief Financial Officer and Controller, and persons performing similar functions. Our Code of Business Conduct and our Code of Ethics for Senior Officers are publicly available on our website at www.wpxenergy.com. Any waiver of our Code of Ethics for Senior Officers with respect to the Chief Executive Officer, Chief Financial Officer or Controller, or persons performing similar functions, may be authorized only by our Audit Committee. In the event that we make any changes to, or provide any waivers from, the provisions of our Code of Ethics for Senior Officers, we intend to disclose such events on our website or in a report on Form 8-K within four business days of such event.

Director Independence

Our Corporate Governance Guidelines require that the Board make an annual determination regarding the independence of each of our directors. Based on an annual evaluation performed by and recommendations made by the Nominating and Governance Committee, the Board has determined that each of our current directors, other than Mr. Hill, is independent under the NYSE listing standards and the rules and regulations of the SEC. The Board’s determination of independence took into account the “bright line” standards of the NYSE and the standards for independence contained in our Corporate Governance Guidelines, as well as the absence of any material transactions or other relationships between the Company, on the one hand, and directors, their immediate family members and other associates, on the other. The Board reviewed transactions between the Company and other companies where a director may also serve as a non-employee director, and concluded that no such transaction was material or contrary to a finding of independence.

Independent Board Leadership

Our Board of Directors believes that having independent Board leadership is an important component of our governance structure. The Company’s current preferred governance structure is to have an independent director serve as Chairman of the Board. Mr. Lowrie serves as the non-executive Chairman. Were the Board to determine at a future date that it is in the best interests of the Company’s stockholders to combine the positions of Chairman of the Board and Chief Executive Officer, the independent directors would then determine if a Lead Independent Director will also be appointed. Whereas our chief executive officer, working with the Board, provides day-to-day leadership of our Company, our independent Chairman of the Board leads the Board in the performance of its duties and serves as a liaison between the independent directors and management. In recognition of these distinct differences in duties, our Corporate Governance Guidelines outline specific responsibilities of the Chairman of the Board or a Lead Independent Director, including:

•	Presiding over all executive sessions of independent directors;

•	Overseeing the planning of the annual Board calendar and, in consultation with the Chief Executive Officer, scheduling and setting the agenda for Board meetings;

•	Overseeing the appropriate flow of information to the Board;

•	Assisting the Chairs of the various Board Committees in preparing agendas for the respective Committee meetings;

•	Chairing the Company’s annual meeting of stockholders;

•	Performing other functions described elsewhere in our Corporate Governance Guidelines or as may otherwise be requested by the Board from time to time; and

•	Being available for consultation and communication with stockholders, as appropriate.

Risk Oversight

Enterprise-Wide Risk Oversight. Our Board oversees management’s enterprise-wide risk management activities, either directly or with the assistance of its committees. Risk management activities include assessing and taking actions necessary to manage risk incurred in connection with the long-term strategic direction and operation of our business. Discussions with the Board regarding the Company’s capital and operating plan, business results, and competitive environment ordinarily include a discussion of the risks associated with the particular item under discussion. The Board’s committees assist in the risk oversight function as follows:

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The Audit Committee oversees our financial controls and compliance activities, and regularly evaluates such matters as our financial reporting and disclosure, our relationships with vendors, and our capital investment and project execution. The enterprise risk management function, which reports to our chief financial officer, assists the Company in identifying and assessing the Company’s material risks. The Company’s chief internal auditor, who reports to the Audit Committee, assists the Company in evaluating risk management controls and methodologies. In connection with its oversight role, the Audit Committee regularly meets privately with representatives from the Company’s independent registered public accounting firm and the Company’s chief internal auditor and general counsel.

•	The Compensation Committee oversees risk associated with our human capital and our compensation practices and plans.

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The Nominating and Governance Committee oversees Board processes and corporate governance-related risk, including risks related to environmental health and safety, reputation and branding, and legislative and regulatory matters.

Enterprise-Wide Incentive Compensation Risk Assessment. Under the oversight of our Compensation Committee, we conducted a risk assessment of the Company’s enterprise-wide compensation programs. The risk assessment reviewed both incentive compensation plans and individual incentive awards paid in 2012 for the presence of potential design elements that could incent employees to incur excessive risk. The assessment also took into account the presence of other design features that serve to mitigate excessive risk taking, such as the Company’s recoupment policy, stock ownership guidelines, multiple performance metrics and similar features.

After considering the results of the risk assessment, management concluded that the level of risk associated with the Company’s enterprise-wide compensation programs is not reasonably likely to have a material adverse effect on the Company. The results of the risk assessment were reviewed with the Compensation Committee at a meeting in March 2013. Please see “Compensation Discussion and Analysis — Other Compensation Practices — Consideration of Risk in Setting Executive Compensation” for a discussion of design elements intended to mitigate excessive risk taking by our executive officers.

Executive Officers

The following presents a brief biographical description of each of our executive officers (other than Mr. Hill, whose biographical information appears above under “2013 Director Nominees — Continuing Directors.”

Executive Officer	Biographical Information
James J. Bender Age 56 Senior Vice President and General Counsel	Mr. Bender was named Senior Vice President and General Counsel of the Company on December 31, 2011. Mr. Bender was General Counsel and Corporate Secretary of the Company from April 2011 to December 2011. Mr. Bender served as Senior Vice President and General Counsel of The Williams Companies, Inc. from December 2002 until December 31, 2011, and General Counsel of Williams Partners GP LLC, the general partner of Williams Partners L.P., from September 2005 until December 31, 2011. Mr. Bender served as the General Counsel of the general partner of Williams Pipeline Partners L.P., from 2007 until its merger with Williams Partners L.P. in August 2010. From June 2000 to June 2002, Mr. Bender was Senior Vice President and General Counsel of NRG Energy, Inc. Mr. Bender was Vice President, General Counsel, and Secretary of NRG Energy, Inc. from June 1997 to June 2000. NRG Energy, Inc. filed a voluntary bankruptcy petition during 2003 and its plan of reorganization was approved in December 2003.

Neal A. Buck Age 57 Senior Vice President of Business Development and Land	Mr. Buck was named Senior Vice President of Business Development and Land effective December 2011. He is responsible for acquisitions and divestitures, land management, reserves and production reporting, information technology and other services. Mr. Buck was Vice President—Commercial Operations & Gas Management with Williams Exploration Company from August 2001 to December 2011. In that capacity, he was responsible for acquisitions and divestitures, planning, gathering and processing contracts, reserves and production reporting and other services. Mr. Buck joined The Williams Companies, Inc. (“Williams”) in 1996, and served as Director of Planning and Analysis from March 1998 to August 2001. Prior to joining Williams, Mr. Buck was with Occidental Petroleum Corporation.

Michael R. Fiser Age 48 Senior Vice President of Marketing	Mr. Fiser was named Senior Vice President of Marketing effective December 2011. From May 2008 until December 2011, Mr. Fiser served as Vice President and Director of Williams Gas Marketing, Inc., with responsibilities including the sales, marketing, transportation management, operations, storage management, trading and hedging of The Williams Companies, Inc. (“Williams”) natural gas portfolio. He served as Director for Williams Energy Marketing and Trading and Williams Power from September 1998 to 2008 and was responsible for commercial trading strategies, hedging and logistics. Prior to joining Williams Energy Marketing or Williams Power, Mr. Fiser worked at Koch Industries, Inc. in various marketing and trading roles from June 1987 to September 1998.

Bryan K. Guderian Age 53 Senior Vice President of Operations	Mr. Guderian was named Senior Vice President of Operations effective December 2011. From 1998 until December 2011, Mr. Guderian served as Vice President of the Exploration & Production unit of The Williams Companies, Inc. (“Williams”) with responsibility for operational and commercial management of exploration and production assets in the Marcellus Shale, the San Juan Basin and other basins. Mr. Guderian also had responsibility for overseeing Williams’ international operations and has served as a director of Apco International Oil and Gas Inc. and Apco Properties Ltd. since 2002 and a director of Petrolera Entre Lomas S.A. since 2003. Mr. Guderian also serves as a director of NGL Energy Partners, LP and is a member of its Audit Committee. Mr. Guderian joined Williams in 1991 as a gas marketing representative.

Marcia M. MacLeod Age 60 Senior Vice President of Human Resources and Administration	Ms. MacLeod was named Senior Vice President of Human Resources and Administration effective December 2011. Ms. MacLeod served as Vice President and Chief Information Officer of The Williams Companies, Inc. (“Williams”) from July 2008 to December 31, 2011. Since joining Williams in 2000, Ms. MacLeod served as Vice President of Compensation, Benefits and Human Resources Information Services from October 2000 to May 2004 as well as Vice President of Enterprise Business Services from May 2004 to July 2008. Prior to joining Williams, Ms. MacLeod served as Managing Director of Global Compensation and Benefits for Electronic Data Systems. She has held management roles at JC Penney Company and HEB Grocery Company, and has practiced tax and employee benefits law with a firm in Dallas. Ms. MacLeod is also a member of Mott Production LLC, a privately held company holding various oil and gas interests.

Steven G. Natali Age 58 Senior Vice President of Exploration	Mr. Natali was named Senior Vice President of Exploration effective December 2011. Mr. Natali served The Williams Companies, Inc. (“Williams”) as Vice President of Exploration and Geophysics from 2001 to 2011. Mr. Natali served as Chief Geophysicist and Vice President of Exploration of Barrett Resources International Corporation (“Barrett Resources”) from 1995 until Williams’ purchase of that company in 2001. Prior to his employment with Barrett Resources, Mr. Natali worked for 12 years as an exploration geophysicist for Amoco Production Company, participating in many of the emerging plays of the Rocky Mountain basins, Oklahoma Spiro Sandstone play and North Slope of Alaska.

Rodney J. Sailor Age 54 Senior Vice President, Chief Financial Officer and Treasurer	Mr. Sailor was named Treasurer and Deputy Chief Financial Officer in April 2011, and Senior Vice President and Chief Financial Officer in December 2011. Mr. Sailor served as Vice President and Treasurer of The Williams Companies, Inc. (“Williams”) from July 2005 to December 2011. He served as Assistant Treasurer of Williams from 2001 to 2005 and was responsible for capital restructuring and capital markets transactions, management of Williams’ liquidity position and oversight of Williams’ balance sheet restructuring program. From 1985 to 2001, Mr. Sailor served in various capacities for Williams. Mr. Sailor was a director of Williams Partners GP LLC, the general partner of Williams Partners L.P., from October 2007 to February 2010. Mr. Sailor has served as a director of Apco Oil and Gas International Inc. (“Apco”) since September 2006. Mr. Sailor was named Chief Financial Officer of Apco on December 6, 2012.

J. Kevin Vann Age 41 Vice President, Chief Accounting Officer and Controller	Mr. Vann was named Vice President, Chief Accounting Officer and Controller effective December 2011. Since June 2007, Mr. Vann had served as Controller for the exploration and production business unit of The Williams Companies, Inc. (“Williams”). He was Controller for Williams Power Company from 2006 to 2007 and Director of Enterprise Risk Management for Williams from 2002 to 2006. In his Controller positions, he was responsible for the development and implementation of internal controls to ensure effective financial and business systems, accurate financial statements and the timely provision of appropriate information and analysis to assist in the strategic management of the company. As Director of Enterprise Risk Management for Williams, he was responsible for the aggregation and measurement of commodity and credit risk.

Board Meetings and Annual Meeting Attendance

Directors are expected to attend Board meetings, meetings of committees on which they serve and the Annual Meeting of Stockholders. During the year ended December 31, 2012, the Board of Directors held 11 meetings. All directors who were members of the Board of Directors in 2012 attended at least 75% of the meetings of the Board and any Board committees of which they were members. Our 2013 Annual Meeting of Stockholders will be our first stockholders meeting.

Board Committees

The Board of Directors has established three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. These committees help the Board of Directors fulfill its responsibilities and assist the Board of Directors in making informed decisions. Each committee operates pursuant to a written charter, each of which is available on our website at www.wpxenergy.com, and evaluates its charter and conducts a committee performance evaluation annually.

The directors serve on the committees as set forth below.

Director	Audit	Compensation	Nominating/Governance
Kimberly S. Bowers			X
John A. Carrig	X
William R. Granberry		Chair
Don J. Gunther			X
Robert K. Herdman	Chair
Ralph A. Hill
Kelt Kindick	X
Henry B. Lentz		X
George A. Lorch			Chair
William G. Lowrie	X
David F. Work		X

Audit Committee

The Audit Committee consists of Messrs. Herdman (Chair), Carrig, Kindick and Lowrie, each of whom is an independent director under the NYSE listing standards and the rules and regulations of the SEC and is financially literate. The Board of Directors has determined that Messrs. Carrig, Herdman and Kindick have accounting or related financial management expertise and are qualified as “audit committee financial experts” as defined by the rules and regulations of the SEC. You should understand that these designations are disclosure requirements of the SEC and the NYSE relating to the members’ experience and understanding of accounting and auditing matters. These designations do not affect the obligations or liability of Board or Audit Committee members generally. The Audit Committee is responsible for overseeing our accounting and financial reporting processes and audits of our financial statements, public disclosure and compliance activities and for the selection and retention of the independent registered public accounting firm. The Audit Committee held 12 meetings in 2012.

Compensation Committee

The Compensation Committee consists of Messrs. Granberry (Chair), Lentz and Work, each of whom is an independent director under the NYSE listing standards and the rules and regulations of the SEC and an outside director under the Internal Revenue Code of 1986. The Compensation Committee is responsible for overseeing the design and implementation of strategic programs that promote the attraction, retention and appropriate reward of executive officers and are designed to motivate the Company’s executive officers toward the achievement of business objectives and to align the executive officers’ focus with the long-term interest of the stockholders. The Compensation Committee also makes recommendations to the Board regarding the compensation of our chief executive officer, and assists the Board in fulfilling its responsibility to oversee the establishment and administration of the Company’s compensation programs, including incentive compensation and equity- based plans, and related matters for employees subject to Section 16 of the Securities Exchange Act of 1934, as amended. The Compensation Committee also monitors compliance by directors and the executive officers with the Company’s stock ownership guidelines. The Compensation Committee held nine meetings in 2012.

Nominating and Governance Committee

The Nominating and Governance Committee consists of Mr. Lorch (Chair), Ms. Bowers and Mr. Gunther, each of whom is an independent director under the NYSE listing standards and the rules and regulations of the SEC. The Nominating and Governance Committee’s duties include indentifying and recommending qualified individuals to be proposed as nominees for election to the Board at the annual meeting of stockholders and developing, reviewing annually and recommending to the Board changes to our Corporate Governance Guidelines. The Nominating and Governance Committee also reviews the size and composition of the Board and its committees and recommends any changes to the Board, establishing a process for and assessing director independence and overseeing the evaluation of the Board and its committees. The Nominating and Governance Committee held seven meetings in 2012.

Communications with the Board of Directors

Any stockholder or other interested party may communicate with our directors, individually or as a group, the non-executive Chairman of our Board, or the independent directors as a group, by contacting our Corporate Secretary or the Chairman of the Board. The contact information is maintained on the Investor Relations page of our website at www.wpxenergy.com.

The current contact information is as follows:

WPX Energy, Inc.

One Williams Center

Tulsa, Oklahoma 74172

Attn: Chairman of the Board

WPX Energy, Inc.

One Williams Center

Tulsa, Oklahoma 74172

Attn: Corporate Secretary

We will forward communications to the relevant director(s) unless the communications are of a personal nature or not related to the duties and responsibilities of the Board of Directors, including, without limitation, junk mail, mass mailings, business solicitations, spam, surveys and routine product or business inquiries.

EXECUTIVE COMPENSATION

Executive Summary

We are an independent exploration and production company specializing in producing natural gas, natural gas liquids, and oil from non-conventional resources such as tight-sands and shale formations, as well as from coal-bed methane resources. Our long-term strategy is to grow profitable production and grow reserves while keeping our unit costs down, generating positive cash flow, and maintaining adequate liquidity to meet business objectives. Our executive compensation program is designed to increase stockholder value by creating incentives for our executive officers to execute this strategy. Base salary and benefits compensate our executive officers for day-to-day responsibilities, but the majority of the total compensation paid to our executive officers is earned based on achievement of business objectives designed to increase stockholder value. For the long-term incentive plan, we use relative Total Shareholder Return (TSR) for the performance metric. For the annual incentive plan, we use performance metrics — production volumes, reserves additions, production costs, and adjusted EBITDAX (earnings before interest expense, income taxes, depreciation, depletion and amortization and exploration expenses, adjusted for impairments, unrealized mark-to-market gains or losses, and discontinued operations) — that are directly tied to our strategy so that we reward our executive officers when their performance creates value.

In 2012, our Compensation Committee approved a new incentive program for all of our employees, including our Named Executive Officers (NEOs). The intent of this incentive program was to drive production and reserves growth while providing a focus on operating costs and cash flow, recognizing the importance of EBITDAX, and operating at very high safety standards. This incentive program provided a clear line-of-site and transparency not only for our NEOs but for all employees.

Following our spinoff, 2012 was a year of firsts for WPX as we became a fully functional publicly held company and introduced investors to our stand-alone processes, marketing, and community involvement. We introduced new technologies internally and focused more resources on exploration. Employee pride grew, and employee turnover was below the industry norm. The year was filled with accomplishments and successes in the face of the lowest natural gas prices in 13 years and cost pressures due to intense industry activity. We were disciplined in executing our strategy and focused on growing oil production while natural gas prices were low.

Highlights for 2012 include:

•	$1 billion in adjusted EBITDAX

•	100% drilling success rate

•	Completed 548 new wells on a gross basis

•	New record drilling times in our three primary basins

•	98% growth in Bakken oil production

•	40% growth in overall oil production

•	3% growth in overall natural gas liquid (NGL) production

•	2% growth in overall natural gas production

•	634 Bcfe of domestic reserves additions

•	Received six awards from regulatory agencies

•	Only three OSHA lost-time accidents in 2.8 million employee hours worked

In 2012, we maintained the strength of our balance sheet despite natural gas prices reaching their lowest level in 13 years, and we exceeded our production goal despite ongoing pipeline bottlenecks, which limited our ability to transport the commodities we produced. Our overall domestic and international production climbed 4% in 2012. The production increase was led by a 40% growth in oil production. Natural gas production grew only slightly as we exercised capital discipline by reducing natural gas drilling and completion activity in light of low natural gas commodity prices.

For the year, we exceeded our targets for both reserves additions and production costs and fell just under our target for production volumes. We also fell below our target for adjusted EBITDAX primarily due to lower commodity prices. These metrics calculated to a 128.2% payout percentage under our annual cash incentive program. A downward adjustment to 125.2% was applied to all employees to remove the impact to our incentive plan performance resulting from capital investments that exceeded our capital spending plan. Our CEO then recommended to our Compensation Committee that the award payout be adjusted downward another 10% for our executive officers due to our overall financial performance during the year. As a result, the annual incentive payout percentage for executive officers for 2012 was 112.68%.

Our executive officers led our successful transition to a stand-alone, publicly traded E&P company and are committed to our future. Each owns shares of our common stock valued in excess of the minimums required by our stock ownership guidelines, and just 15 months after becoming a public company, our CEO holds 282,125 shares of common stock and 197,145 time-based restricted stock units. As of February 1, 2013, the compliance date under our stock ownership guidelines, our CEO held shares with a value of 11.4 times his base salary.

Compensation Discussion and Analysis

Compensation Philosophy

We provide a competitive total rewards program that engages, retains, rewards, and attracts highly effective executive officers to deliver on our business plan and drive results that increase stockholder value. Our intent is to maintain compensation programs that are in the best interest of WPX and our stockholders while rewarding our executive officers through a pay mix that balances near-term and long-term performance and discourages excessive risk. Establishing the proper mix of compensation programs is critical to our pay-for-performance approach in engaging executive officers to carry out our business strategy.

Objective of our Compensation Program

We believe that by focusing on our strategy of growing profitable production and growing reserves while keeping our costs down, we will create value for stockholders. The objective of our executive compensation program is straightforward: to engage, retain, reward, and when necessary attract highly effective executive officers to achieve this strategy. Our compensation program makes a majority of executive pay variable, subject to increase when performance targets are achieved and reduction when performance targets are not achieved. The variable pay is tied to performance metrics that encompass both short- and long-term goals and encourage balanced growth while discouraging excessive risk-taking.

Elements of our Compensation Program

Our executive compensation program includes six elements:

•	base salary

•	annual cash incentive

•	long-term performance-based restricted stock units

•	stock options

•	time-based restricted stock units

•	benefits and limited perquisites.

Each element is designed to achieve a specific objective that, when balanced with the other elements, achieves our pay-for-performance objective of rewarding our executive officers when they grow our production, grow our reserves, and keep costs low while aligning their interests with our stockholders.

In allocating among these elements, our Compensation Committee evaluates market data while also considering the following factors:

•	our philosophy to make a large portion of pay variable based on performance that increases stockholder value

•	our desire to use equity as a form of compensation to align the interests of our executive officers with our stockholders

•	an appropriate balance between short- and long-term compensation to encourage balanced growth and discourage excessive risk-taking.

Compensation Element	Objective	Type of Compensation	Fixed or Variable Based on Performance
Base salary	To attract qualified candidates and provide a stable source of income	Annual cash compensation	Fixed

Annual cash incentive	To encourage and reward executive officers for achieving annual performance goals	Annual cash compensation, earned based on performance against objective metrics	Variable

Long-term performance- based restricted stock units	To motivate and reward sustained performance and to align executive officers with the long-term interests of stockholders	Restricted stock units earned over a 3-year period based on achieving an established goal for relative TSR	Variable

Stock Options	To motivate executive officers and to align their interests with stockholders	Stock options vesting ratably over 3 years. Stock options have no value unless our stock price appreciates over the grant price	Variable

Time-based restricted stock units	To retain executive officers and to align their interests with stockholders	Time-based restricted stock units with 3-year cliff vesting	Variable

Benefits and Limited Perquisites	To promote health, well being, and financial security	Employee benefits available to all employees, such as health, life and disability insurance, 401(k), and limited executive perquisites	Fixed

Base Salary (Fixed)

Our base salaries are intended to attract highly qualified candidates and provide a stable source of income so our executive officers can focus on day-to-day job responsibilities. We believe that a talented management team is critical to successfully operating our business. Retaining and attracting such talent with a competitive and stable base salary is the first building block of our compensation program.

Our Compensation Committee generally sets base salary levels for our executive officers in February or early March of each year. For 2012, the Committee set the following base salaries for our NEOs:

Name	2012 Base Salary
Ralph A. Hill	$750,000
James J. Bender	$488,000
Neal A. Buck	$345,000
Bryan K. Guderian	$355,000
Rodney J. Sailor	$370,000

The Compensation Committee considers market data from our comparator group as well as a broader group of exploration and production companies when setting the base salary for our NEOs. The actual base salary for each NEO varies from the market median based on factors such as experience in the current position and past positions, knowledge and expertise, and internal equity. For example, Mr. Bender’s base salary is higher relative to the market because of the valuable experience he brings to our company as the past General Counsel of The Williams Companies, Inc. (Williams).

Annual Cash Incentive (Variable)

Our executive officers are eligible for cash incentives each year under our Annual Incentive Program, or AIP. The AIP is designed to focus executive officers on a strategy that we believe will lead to increased stockholder value: growing profitable production, growing reserves, keeping unit costs down, generating positive cash flow by growing EDITDAX, and maintaining adequate liquidity to meet our business objectives. To that end, for 2012 we adopted the following performance metrics and weightings:

•	Production Volumes (30%)

•	Reserves Additions (20%)

•	Production Cost (30%)

•	Adjusted EBITDAX (20%).

We regularly monitor a supplemental scorecard that evaluates capital efficiency, capital spending, production volumes broken down by commodity (natural gas, oil, and natural gas liquids), and leading indicators of environmental, health, and safety metrics. The supplemental scorecard does not directly influence the formula used to calculate performance attainment under the AIP.

Each year we determine a set of aggressive numerical goals for each of the performance metrics: a threshold goal, a target goal, and a stretch goal. Failure to reach a threshold goal results in no payout for that performance metric. Reaching the threshold performance level provides an opportunity for a payout at 50% of the incentive opportunity. Reaching the target performance level provides an opportunity for a payout of 100% of the incentive opportunity. Reaching the stretch performance level provides the opportunity for a payout of 200% of the incentive opportunity while performance exceeding the stretch goal is capped at 250%. Our Compensation Committee has discretion to reduce the amount of annual cash incentives paid to our executive officers from the amounts calculated under the formula. The 2012 AIP payout was adjusted downward as discussed in the executive summary.

The AIP metrics align with our strategy of generating profit and positive cash flow by growing profitable production, growing reserves, managing unit costs, generating positive cash flow by growing EDITDAX, and maintaining adequate liquidity to meet our business objectives. Production Volume is as reported publicly in financial results based on sales of oil, natural gas, and natural gas liquids, with the metric referenced in equivalent terms. Reserves Additions are the year-end proved extensions and discoveries as defined by the SEC and reported in our Form 10-K, Supplemental Oil & Gas Disclosures. Production Costs are the sum of the following items, divided by Production Volume to give $/Mcfe:

•	Lease Operating Expenses

•	Facility Operating Expenses

•	Selling, General and Administrative Expenses.

Adjusted EBITDAX is earnings before interest expense, income taxes, depreciation, depletion and amortization, and exploration expenses. We also adjust out impacts from discontinued operations and non-cash items such as impairments and mark-to-market movements related to commodity hedges.

Our Compensation Committee set the target for each performance metric based on the financial plan approved by the Board of Directors for 2012. Our financial plan is set through a rigorous process under which management considers numerous scenarios and the likelihood of attaining each as it develops a proposal for the financial plan. Our Board of Directors takes an active role in questioning and discussing the proposal before it is ultimately approved. Based on the rigor of this process and their active participation as members of the full Board of Directors, our Compensation Committee determined that the financial plan numbers were appropriate to use in setting the target goal for each performance metric. After approving the target goals, our Committee then set the threshold and stretch goals by evaluating our actual performance for each metric over the past five years to consider the likelihood of achieving various levels of performance.

For 2012, the Committee set the goals for each of the four AIP metrics as shown in the table below:

Performance Metric	Strategic Imperative	Weighting	Full Year Actual	Full Year Target	Calculated Award %
Production Volume	Growth	30%	1,386/day	1,395/day	28.1%
			507.3 Bcfe	510.7 Bcfe
Reserves Additions	Growth	20%	654.2 Bcfe(1)	510.7 Bcfe	40%
Production Costs	Costs	30%	$1.067/Mcfe	$1.13/Mcfe	46.7%
Adjusted EBITDAX	Profit	20%	$1,005.8 MM	$1,206.0 MM	13.4%
Total		100%			128.2%

(1)	End of the year final reserves addition is 633.9 Bcfe Domestic + 20.3 Bcfe International.

As shown in this table, we fell just under our target for Production Volume and exceeded our target for both Reserves Additions and Production Costs. We fell below our target for adjusted EBITDAX. Attainment against goals for each of these metrics calculated to a 128.2% payout percentage. A downward adjustment to 125.2% was applied to all employees to remove the impact to our incentive plan performance resulting from capital investments that exceeded our capital spending plan. Our CEO also recommended and our Compensation Committee approved an additional 10% downward adjustment applied to our executive officers only in consideration of our overall financial performance for the year.

Individual awards to NEOs may be adjusted to reflect their individual performance as assessed by the Board of Directors, with respect to the CEO, and by the CEO and Compensation Committee, with respect to the other NEOs. Although our Board (with respect to the CEO) and Compensation Committee (with respect to the other NEOs) has discretion to adjust incentive award payouts upward or downward based on individual performance, any such adjustments for individual performance collectively would not exceed 5% of the awards made to our executive officers. For 2012, no individual performance adjustments were made.

The 2012 Annual Incentive Plan award payouts to the NEOs were:

Name	Target Percentage (% of base salary)	Target Award Value	Actual Award Paid	Actual Paid Award (% of base salary)
Ralph A. Hill	100%	$750,000	$845,100	112.68%
James J. Bender	65%	$317,200	$357,421	73.24%
Neal A. Buck	65%	$224,250	$252,685	73.24%
Bryan K. Guderian	65%	$230,750	$260,009	73.24%
Rodney J. Sailor	70%	$259,000	$291,841	78.88%

Allocation among Elements of Equity

We grant performance-based restricted stock units (RSUs), stock options, and time-based RSUs to our executive officers as a retention tool as well as to align their interests with stockholders and encourage performance that leads to stock price appreciation and the creation of stockholder value over the long-term. Our Compensation Committee sets targets for equity compensation based on market data from our comparator group and internal equity considerations such as relative scope of responsibilities of each position. Based on these factors, for 2012 the Committee set the following equity targets for our NEOs:

Name	Equity Target
Ralph A. Hill	$4,000,000
James J. Bender	$1,300,000
Neal A. Buck	$900,000
Bryan K. Guderian	$1,000,000
Rodney J. Sailor	$1,350,000

Based on both market data and our objective to deliver a material proportion of equity compensation in the form of performance-based incentives, our Compensation Committee set the following equity allocation for our NEOs:

Level	Stock Options	Time-Based RSUs	Performance- Based RSUs
CEO	25%	25%	50%
Other NEOs	25%	40%	35%

Equity Type and Performance Drivers	Stockholder Alignment	Stock Ownership	Drives Operating and Financial Performance	Retention Incentive
Performance-Based RSUs Relative TSR	—	—	—
Stock Options Stock Price Appreciation	—	—	—
Time-Based RSUs Stock Price Appreciation	—	—		—

Long-Term Performance-Based Restricted Stock Units (Variable)

We grant our executive officers performance-based RSUs to focus their efforts on long-term performance. The performance period for those RSUs is three years, and the performance metric is relative TSR, as compared to a group of our comparator companies (see the “Competitive Positioning” section for a discussion of how we select comparator companies). TSR is calculated as follows:

TSR % =

Stock price end of period – Stock price start of period + Dividends paid ÷ Stock price start of period

Relative TSR assesses the strength of our return to stockholders by comparing it to the TSR of our comparator companies. Relative TSR therefore screens out the general marketplace, causing our executive officers to focus on executing our strategy and creating value for stockholders, even in economic downtimes. It screens out short- and mid-term movements in share price, causing executive officers to focus on enhancing value over the long-term. Additionally, relative TSR focuses our executive officers on out-performing our competitors. We believe that rewarding executive officers for achieving results within their control and incenting them to focus on out-performing our competitors will lead to increased stockholder value.

At the beginning of the performance period, our executive officers are granted a certain number of RSU’s based on their individual equity target and the equity mix described above in “Allocation among Elements of Equity.” At the end of the three-year performance period, our Compensation Committee reviews our relative TSR during that performance period to determine the payout percentage for the award. Our executive officers have the opportunity to earn from 0% to 200% of the award granted based on how our actual relative TSR compares to the goal at the end of the performance period.

Performance Range	Payout Range
75th Percentile (maximum) and above	200%
50th Percentile (target)	100%
25th Percentile (threshold)	30%
Below 25th Percentile	0%

Regardless of where our TSR falls relative to our comparator companies, payout is capped at 100% if our absolute TSR is negative over the three-year performance period. The Compensation Committee does not have discretion to approve award payouts that are higher than the attainment percentage but may adjust award payouts downward if extenuating circumstances make a downward adjustment appropriate.

Based on the approved equity targets and equity allocations, in February 2012 our Compensation Committee approved the following equity performance-based RSUs to our NEOs:

Name	LTI* Target Percentage (% of total equity)	Grant-Date FMV** of 2012 LTI Award
Ralph A. Hill	50%	$1,999,997
James J. Bender	35%	$454,999
Neal A. Buck	35%	$314,985
Bryan K. Guderian	35%	$349,998
Rodney J. Sailor	35%	$472,487

*	Long-term incentive
**	Fair market value

Prior to our spin-off, our NEOs were granted shares of performance-based RSUs by Williams. The RSUs granted in 2010 had a three-year performance period and were scheduled to vest on February 23, 2013. With the spin-off, the performance metric is absolute and relative TSR based two-thirds on Williams’ stock price and dividends and one-third on WPX’s stock price. The three-year performance period ended on December 31, 2012.

The process used to evaluate performance was that the Williams Compensation Committee certified the payout percentage and informed our Compensation Committee of that payout percentage. Our Compensation Committee then ratified and approved the Williams Compensation Committee’s determination of the payout percentage. The annualized absolute TSR was a positive 24.5% and performance relative to Williams’ peer companies was 3rd, or in the first quartile of the comparator group. The resulting award for the 2010 performance-based RSUs was 188.24% based on the chart below:

Relative TSR	100th% ile	60%	100%	125%	150%	175%	200%
	75th% ile	30%	75%	100%	125%	150%	175%
	50th% ile	0%	50%	75%	100%	125%	150%
	25th% ile	0%	25%	50%	75%	100%	125%
	< 25th% ile	0%	0%	0%	30%	60%	100%
		<7.5%	7.5%	10.0%	12.5%	15.0%	18.0%
			Threshold		Target		Stretch
			Annualized Absolute TSR

The vesting of these performance-based RSUs is reflected in the Summary Compensation Table.

Stock Options (Variable)

Stock options reward executive officers for absolute share price increases, providing a direct link between increased stockholder value and executive pay. More importantly, stock options, among the various forms of equity compensation, maximize management’s exposure to downside equity performance risk. Because the overarching objective of our compensation program is to increase stockholder value, we believe it is important to have an element of compensation that directly reduces in value when absolute stock value declines. Stock options vest ratably over three years.

Based on the approved equity targets and equity allocations, in February 2012 our Compensation Committee approved the following grant of stock options to our NEOs:

Name	Stock Option Target Percentage (% of total equity)	Grant-Date FMV of 2012 Stock Options
Ralph A. Hill	25%	$999,994
James J. Bender	25%	$324,995
Neal A. Buck	25%	$224,996
Bryan K. Guderian	25%	$249,996
Rodney J. Sailor	25%	$337,495

Time-Based Restricted Stock Units (Variable)

We have incorporated time-based RSUs as an element of our compensation program to promote long-term retention and permit executive officers to accumulate equity ownership in the company so that the interests of our management team are directly aligned with the interests of our stockholders. We believe it is important to have an element of compensation that is focused directly on retaining talent so that we can minimize potential loss of institutional knowledge and the disruption inherent in turnovers. Grants of time-based RSUs also align our executive officers with our stockholders by making them stockholders themselves. This alignment is reinforced by our stock ownership guidelines, discussed below. Retaining talent and aligning interests helps encourage our executive officers to take actions to enhance the value of our business and increase stockholder value. Time-based RSUs vest in full at the end of three years.

Based on the approved equity targets and equity allocations, in February 2012 our Compensation Committee approved the following annual grant of time-based RSUs to our NEOs:

Name	RSU Target Percentage (% of total equity)	Grant-Date FMV of 2012 RSUs
Ralph A. Hill	25%	$999,999
James J. Bender	40%	$519,993
Neal A. Buck	40%	$359,968
Bryan K. Guderian	40%	$399,992
Rodney J. Sailor	40%	$539,998

In addition to the annual grant of time-based RSUs, in February 2012, our Compensation Committee also approved a one-time special grant of time-based RSUs in connection with our spin-off from Williams. The purpose of this one-time grant was two-fold:

•	To compensate NEOs for a reduction in retirement benefits due to the spin-off (the Retirement Grant); and

•	To recognize the contributions of certain NEOs for their work in effecting the spin-off, which went beyond the scope of their normal duties (the Spin Award).

The Retirement Grant was made because we do not sponsor a defined benefit plan. All applicable employees, including our NEOs, received additional RSUs based on an analysis that identified the potential difference in retirement savings due to the transition from the Williams Pension Plan and the Williams Investment Plus Plan to WPX Energy’s Saving Plan (a 401(k) plan).

The Spin Awards compensated certain NEOs for their contributions in effecting the spin-off, which was beyond the scope of their normal duties.

The following table summarizes the one-time Retirement Grant and Spin Award approved in February 2012:

Name	Grant-Date FMV of Retirement Grant	Grant-Date FMV of Spin Award
Ralph A. Hill	$269,989	$152,490
James J. Bender	$57,985	$79,995
Neal A. Buck	$59,982	$99,989
Bryan K. Guderian	$103,984	$0
Rodney J. Sailor	$129,989	$99,989

Benefits and Limited Perquisites (Fixed)

We provide competitive benefits to all of our employees, including our executive officers, to promote health, well being, and financial security of our workforce. These benefits include health, life, and disability insurance. Long-term disability coverage is provided at a base level of 60% of base salary, with a maximum of $15,000 per month. In addition, our executive officers are eligible to purchase supplemental long-term disability coverage up to 70% of base salary, with a maximum of $15,000 per month. Three of our executive officers (Messrs. Hill, Bender, and Guderian) are grandfathered into a policy that provides 60% of base salary with no monthly maximum, as well as the option to purchase supplemental disability coverage up to 70% of base salary also with no monthly maximum.

Our retirement program consists of both a qualified 401(k) defined contribution plan and a nonqualified restoration plan. Under the qualified 401(k) plan, the company matches dollar-for-dollar employee contributions up to 6% of pay, subject to Internal Revenue Code (IRC) contribution limits, and also makes an additional contribution to all employees of either 6% or 8% of eligible pay, depending on the employee’s age. The restoration plan provides benefits equal to the amount that would be payable under the qualified 401(k) plan in the absence of certain limitations of the IRC. Effective in 2013, certain employees, including our executive officers, are eligible to participate in a voluntary nonqualified deferred compensation plan, which allows deferral of up to 75% of base salary and up to 100% of annual cash incentives, as well as a match on such deferrals up to 6% of pay not recognized within the qualified 401(k) plan.

We also provide the following limited perquisites to our executive officers with an aim of attracting highly qualified candidates and allowing our executive officers to focus on job responsibilities:

•

Financial Planning Reimbursement. We reimburse for financial planning to the NEOs to provide expertise on current tax laws with personal financial planning and preparations for contingencies such as death and disability. In addition, by working with a financial planner, executive officers gain a better understanding of and appreciation for our compensation programs, which we believe maximizes the retention and engagement aspects of the dollars we spend on these programs. The financial planning reimbursement is limited to $7,500 annually.

•

Personal Use of WPX Energy’s Company Aircraft. We provide limited personal use of Company aircraft at the CEO’s discretion. The primary purpose of our company aircraft is for business use, but the CEO retains discretion to permit personal use when he deems appropriate, such as when the destination is not well served by commercial airlines or for personal emergencies. Personal use of the corporate aircraft is limited to $90,000 per year of costs calculated under the method prescribed by the Securities and Exchange Commission. During 2012, the maximum individual amount of personal aircraft usage by any of our NEOs was $31,520.

•

Executive Physicals. Executive officer physicals align with our wellness initiative as well as assist us in mitigating risk. These physicals reduce vacancy succession risk because they help to identify and prevent issues that would leave a role vacated unexpectedly.

Determination of Total Compensation

Role of our Compensation Committee and Board of Directors

Our Compensation Committee oversees the design and implementation of our compensation programs and approves compensation for the NEOs, except for the CEO. For the CEO’s compensation, the Compensation Committee makes recommendations to the independent members of the Board of Directors, which has responsibility to approve the CEO’s compensation. Our Compensation Committee makes decisions with respect to executive officer compensation based on the following factors (listed in no particular order):

•	input from the CEO (for executive officers other than himself)

•	internal pay equity considerations

•	the tenure and performance of each executive officer and the value of the role to WPX

•	input from its independent compensation consultant

•	market data from our comparator group and the broader E&P industry

•	its own evaluation after considering the factors listed above.

In September 2012, our Board of Directors amended our Compensation Committee charter to provide that the independent members of the Board of Directors would have responsibility for setting compensation for our CEO. Throughout this CD&A when references are made to decisions about the CEO’s compensation, any of those decisions made after this amendment was adopted were made by the Board of Directors after considering the recommendation of the Compensation Committee.

Prior to our spin-off, the Williams Compensation Committee approved compensation packages for our NEOs. Following the spin-off, our Compensation Committee, with the advice and assistance of its independent compensation consultant reviewed these compensation packages using the process described in this section and approved 2012 base salaries, AIP targets, and equity grants as discussed above.

Role of the Compensation Committee’s Independent Compensation Consultant

Our Compensation Committee retains a separate independent compensation consultant, Frederic W. Cook & Co., Inc., to advise it on executive and director compensation matters, assess total compensation levels and elements of pay for executive officers, and evaluate competitive compensation trends. The Committee meets with its independent compensation consultant within and outside the presence of management and has the sole authority to retain and terminate its independent compensation consultant, including sole authority to approve its fees and retention terms. Frederic W. Cook & Co., Inc. provides no other services to WPX and does not perform any work for management.

Our Compensation Committee charter requires that the Committee review annually the independence of its compensation consultant considering the factors set forth in the New York Stock Exchange listing standards.

Role of Management and Executive Officers

Although management provides input to the Compensation Committee as it sets performance metrics and goals for our annual and long-term incentives, management does not make decisions in the setting of compensation for our executive officers. Our CEO provides his evaluation of the performance of the executive officers that report to him and makes compensation recommendations to the Compensation Committee for these executive officers. Our CEO also provides an assessment of his own performance to our Compensation Committee and Board of Directors but does not participate in the setting of his own compensation.

Competitive Positioning

Our Compensation Committee believes total compensation for our executive officers should be heavily weighted toward performance-based compensation as well as pay in the form of equity. Performance-based compensation, which includes AIP, stock options, and performance-based RSUs, comprises approximately 68% of our CEO’s compensation and approximately 53% of compensation for the remaining NEOs. When time-based RSUs are included, performance-based and equity compensation comprises approximately 86% of our CEOs compensation and approximately 76% of compensation for the remaining NEOs. Equity comprises approximately 73% of our CEO’s compensation and approximately 62% of compensation for the remaining NEOs. Our Compensation Committee makes decisions about the appropriate mix between fixed and variable pay and between cash and equity in the context of the competitive market for executive talent, in addition to considering how each element of pay furthers the objectives of our compensation program. To evaluate this market, the Committee, with the advice and assistance of its independent compensation consultant, considers proxy data from a designated group of comparator companies along with survey data from our comparator group and a broader group of exploration and production companies.

The Compensation Committee’s objective is to achieve total compensation for our executive officers that is competitive within the market when paid at target for performance that meets our performance goals. When results exceed our goals, our executive officers have the opportunity to earn a higher percentage relative to the market. When results fall short of our goals, our executive officers will earn a lower percentage relative to the market. While we target the overall level of compensation to market, in allocating among forms of equity we have placed an emphasis on performance by allocating a high proportion of equity grants to our CEO to performance-based RSUs.

With input from its independent compensation consultant, our Compensation Committee used the following selection criteria to identify our group of comparator companies:

•	Our operations, in terms of scale and industry

•	The labor market and demographics in which we compete for talent

•	Performance characteristics, growth orientation, volatility, economic variables, and access to capital.

Using these criteria, our Compensation Committee identified the companies listed below as our peer group for executive compensation benchmarking. Our Compensation Committee evaluates this list regularly to confirm we are benchmarking against the appropriate group of companies.

Cabot Oil & Gas Corporation	Devon Energy Corporation
Chesapeake Energy Corporation	EOG Resources, Inc.
Cimarex Energy Co.	Forest Oil Corporation
Newfield Exploration Company	Sandridge Energy, Inc.
Noble Energy, Inc.	SM Energy Company
Pioneer Natural Resources Company	Southwestern Energy Company
QEP Resources, Inc.	Ultra Petroleum Corp.
Range Resources Corporation

Use of Tally Sheets and Wealth Accumulation Analysis

When making executive compensation decisions, our Compensation Committee reviews comprehensive tally sheet information for each of our executive officers. These tally sheets are prepared by management with input from the Compensation Committee’s independent compensation consultant and quantify the elements of each executive officer’s total compensation, including estimates of amounts that would be paid out on a change in control and other termination scenarios.

Other Compensation Practices

Stock Ownership Guidelines

We believe it is important for the interests of our executive officers to be aligned with our stockholders. One way we accomplish this is by requiring our executive officers to hold certain levels of WPX stock under stock ownership guidelines adopted by our Board of Directors and monitored by our Compensation Committee.

These stock ownership guidelines define the minimum levels of WPX stock our executive officers must own. Each executive officer must hold common stock of WPX with a value at least equal to the following multiple of his or her base salary in effect as of December 31 of the prior year:

Category	Multiple of Base Salary
CEO	6
Other Executive Officers	3

Stock options, whether vested or not, do not count as owned in calculating compliance with these guidelines. Unvested time-based RSUs count toward satisfaction of the ownership requirements while unvested performance-based RSUs do not.

If, on the annual compliance date of February 1 of each year, an executive officer does not own shares of WPX common stock with a value equal to the required multiple of base salary, that executive officer is required to retain 50% of any WPX equity acquired through the exercise of stock options or the vesting of time-based or performance-based RSUs, net of taxes, until the next compliance date when his or her WPX stock ownership meets the required multiple of base salary.

As of February 1, 2013, all of our executive officers met the ownership requirements, including Mr. Hill, who as of that date owned shares with a value of 11.4 times his base salary.

Consideration of Risk in Setting Executive Compensation

Our performance management system evaluates all employees, including our executive officers, not only on results but also on how results are achieved. In other words, we will not seek results at all costs. Achieving results in a way that is consistent with our values is an important part of our culture. This culture is one of the ways we bring a balance between aggressive performance goals and discouraging undue risk-taking. Our Compensation Committee has discretion to adjust individual annual incentive awards based on an evaluation of how executive officers achieve results, including avoiding undue risks.

Our Compensation Committee also mitigates risk by using performance metrics that are balanced. For example, our annual cash incentive program measures cash flow, costs, and reserves additions as well as production volumes. These metrics interplay to encourage our executive officers to make decisions to grow stockholder value over the long term. In addition, we use a supplemental scorecard to evaluate factors such as production volumes by type of commodity, capital efficiency, capital expenditures, and leading safety indicators to assure that in pursuing annual performance objectives our executive officers also focus on ultimate value creation, sustainability of performance, and safety.

While our Compensation Committee believes it is important to emphasize pay-for-performance in our executive compensation program, it also recognizes the need to balance fixed pay with variable pay and short-term incentives with long-term incentives to avoid placing too much emphasis on short-term results, which could create incentives for our executive officers to take undue risks when seeking to drive short-term performance. The annual cash incentive makes up approximately 15% of our executive officer’s total compensation opportunity. For performance-based awards, approximately 18% is in the form of annual incentives and approximately 82% is in the form of long-term incentives. In addition, our annual incentive plan limits total payouts to 250% of each executive officer’s target percentage, and our Compensation Committee retains discretion in both our annual incentive program and our long-term incentive program to adjust above-target payouts downward for any reason, including excessively risky behavior.

Annually, we conduct an enterprise-wide assessment of material risks associated with our policies, programs, and actions related to human capital, including any risks that might be raised by our compensation programs. Our Compensation Committee reviews this risk assessment each year.

Recoupment Policy

In the event that our financial results are significantly restated due to fraud or intentional misconduct, our Board of Directors will review any performance-based incentive payments paid to executive officers after December 31, 2011, who are found by the Board of Directors to be personally responsible for the fraud or intentional misconduct that caused the need for the restatement and will, to the extent permitted by applicable law, seek recoupment from all executive officers of any amounts paid in excess of the amounts that would have been paid based on the restated financial results.

Our Compensation Committee will review our recoupment policy and revise it to comply with any forthcoming SEC rules implementing the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Transactions in WPX Securities

SEC rules generally prohibit uncovered short sales of our common stock by our executive officers. Our insider trading policy also prohibits short sales of our common stock and the use of equivalent derivative securities by our executive officers. The policy also requires all employees covered by the policy, including our executive officers, to consult with our Corporate Secretary (or with our General Counsel or Chief Financial Officer if our Corporate Secretary is not available) before they engage in any transaction for the purchase or sale of our securities.

Employment Agreements

We currently do not have any employment agreements with our executive officers and can remove an executive officer when it is in the best interest of the Company.

Termination and Severance Arrangements

Our executive officers are not covered under a severance plan. However, our Compensation Committee may exercise judgment and consider the circumstances surrounding each departure and may decide a severance package is appropriate. The only pay or benefits an executive officer has a right to receive upon termination of employment are those that have already vested or which vest upon the termination of employment under the terms of the award at the time it was granted.

Change in Control

All of our NEOs are parties to an individual change in control agreement. Our change in control agreements, in conjunction with the NEOs’ RSU agreements, provide separation benefits for the NEOs in the event of a change in control. Our program includes a double trigger for cash payments, benefits, and equity vesting. This means there must be a change in control and the NEO’s employment must involuntarily terminate or terminate for good reason prior to receiving benefits under the agreement. While a double trigger for equity is not the competitive norm of our comparator group, this practice provides a balance by creating security for the NEOs without creating an incentive for NEOs to leave immediately after a change in control.

Our agreements do not contain an excise tax gross-up provision, but instead provide a “best net” provision providing NEOs with the greater of their after-tax benefit capped at the safe harbor amount or their benefit paid in full (subjecting them to possible excise tax payments). The program is designed to encourage the NEOs to focus on the best interests of our stockholders by alleviating their concerns about a possible detrimental impact to their own compensation and benefits under a potential change in control. Our Compensation Committee reviews our change in control benefits periodically to evaluate whether they are consistent with competitive practice and aligned with our compensation philosophy. As part of these reviews, calculations are performed to determine the overall program costs if a change in control event were to occur and all covered NEOs were terminated as a result. An assessment of competitive norms, including the reasonableness of the types and amount of compensation received, is used to validate benefit levels for a change in control. Our Compensation Committee believes that offering a change in control program is appropriate and critical to retaining and attracting executive talent and keeping them aligned with the interests of our stockholders in the event of an impending change in control.

The following chart details the benefits received if an NEO were to be terminated or resigned for a defined good reason following a change in control as well as an analysis of those benefits as it relates to the Company, stockholders, and the NEOs. Please also see the “Change in Control” section below for further disclosure of our change in control program.

Change in Control Benefit	Benefit to WPX and Stockholders	Benefit to Executive Officer

Multiple of base salary plus annual cash incentive at target	Encourages executive officers to remain engaged and stay focused on successfully closing the transaction	Financial security for the executive officer equivalent to two years of continued employment (three years for our CEO)

Accelerated vesting of equity awards	An incentive to stay during and after a change in control. If there is risk of forfeiture, executive officers may be less inclined to stay or to support the transaction	The executive officers are kept whole, if they have a separation from service following a change in control

Up to 18 months of health coverage through COBRA	This is a minimal cost to the Company that creates a competitive benefit	Access to health coverage

Reimbursement of legal fees to enforce benefit	Keeps executive officers focused on WPX and not concerned about whether the acquiring company will honor commitments after a change in control	Security during a non-stable period of time

Outplacement assistance	Keeps executive officers focused on supporting the transaction and less concerned about trying to secure another position	Assists executive officers in finding a comparable executive position

Accounting and Tax Treatment

Our Compensation Committee considers the impact of accounting and tax treatment when designing all aspects of pay, but the primary driver of our program design is to support our business objectives.

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the amount of compensation that we may deduct on our federal income tax return for compensation paid to certain executive officers to no more than $1 million per year. There are exceptions to the $1 million limitation for performance-based compensation meeting certain requirements. The long-term performance-based equity incentive is the only element of executive compensation designed to qualify for the performance-based exception to the $1 million deduction limit. While the Committee attempts to preserve the deductibility of compensation paid to executive officers, it does not limit executive compensation to amounts deductible under Section 162(m).

Summary Compensation Table

The following table sets forth certain information with respect to the compensation of the NEOs earned during fiscal years 2012, 2011, and 2010:

Name & Principal Position	Year	(1) Salary	(2) Bonus	(3) Stock Awards	(4) Option Awards	(5) Non-Equity Incentive Plan Compensation	(6) Change in Pension Value and Nonqualified Deferred Compensation Earnings	(7) All Other Compensation	Total
Ralph A. Hill
President & Chief Executive Officer	2012	$750,000	$—	3,449,474	$999,994	$845,100	$—	$168,134	$6,212,702
	2011	505,108	—	1,304,947	309,371	538,979	—	33,743	2,692,148
	2010	493,208	—	1,257,287	356,777	384,479	—	16,304	2,508,055

Rodney J. Sailor
Senior Vice President Chief Financial Officer and Treasurer	2012	370,000	—	1,242,453	337,495	291,841	—	96,978	2,338,767
	2011	257,448	100,000	264,736	79,714	142,253	—	13,832	857,983
	2010	—	—	—	—	—	—	—	—

James J. Bender
Senior Vice President and General Counsel	2012	488,000	—	1,112,972	324,995	357,421		107,858	2,391,246
	2011	486,677	—	997,911	236,581	449,132	—	34,305	2,204,606
	2010	477,954	—	933,975	265,033	359,122	—	33,900	2,069,984

Bryan K. Guderian
Senior Vice President of Operations	2012	355,000	—	853,974	249,996	260,009		91,784	1,810,763
	2011	273,096	—	272,567	82,073	155,329	—	15,492	798,557
	2010	—	—	—	—	—	—	—	—

Neal A. Buck
Senior Vice President of Business Development and Land	2012	345,000	—	834,942	224,996	252,685		71,655	1,729,278
	2011	265,347	100,000	283,728	85,435	138,074	—	15,452	888,036
	2010	—	—	—	—	—	—	—	—

(1)	Salary: Actual salary paid may differ from the annual rate due to the number of pay periods during the year.
(2)	Bonus: 2011 Awards were made to Sailor and Buck for the efforts to ensure a successful spin-off from Williams.
(3)	Stock Awards: 2012 Awards were granted by WPX under the terms of WPX Energy, Inc., 2011 Incentive Plan and include time-based and performance-based RSUs. 2011 and 2010 were granted by Williams under the terms of Williams’ 2007 Incentive Plan and include time-based and performance-based RSUs. Amounts shown for all years are the grant date fair value of the awards computed in accordance with FASB ASC Topic 718. Assumptions used to value the stock awards can be found in the WPX Annual Report on Form 10-K for the year ended December 31, 2012, and Williams’ Annual Report on Form 10-K for the year-ended December 31, 2011.

The potential maximum value of the performance-based RSUs, subject to changes in performance outcomes, are as follows:

2012 Performance-Based RSU Maximum Potential

Ralph A. Hill	$3,999,994
Rodney J. Sailor	$944,974
James J. Bender	$909,998
Bryan K. Guderian	$699,996
Neal A. Buck	$629,970

(4)	Option Awards: 2012 awards are granted under the terms of the WPX Energy, Inc., 2011 Incentive Plan and include non-qualified stock options. WPX amounts shown are the grant date fair value of awards computed in accordance with FASB ASC Topic 718. The assumptions used to value the option awards can found in WPX’s Annual Report on Form 10-K for the year-ended December 31, 2012. Williams’ 2011 and 2010 amounts computed are shown as the grant date fair value of awards. Both are computed in accordance with FASB ASC Topic 718. The assumption used to value the option awards can be found in the WPX Annual Report on Form 10-K for the year-ended December 31, 2012, and for 2011 and 2010 on the Williams’ Annual Report Form 10-K for the year ended December 31, 2011.
(5)	Non-Equity Incentive Plan Compensation. Under AIP, the maximum annual incentive funding for NEOs is 250% of target.
(6)	Change in Pension Value and Nonqualified Deferred Compensation Earnings: WPX Energy does not sponsor a pension plan. A contribution was made to the NQDC plan for NEOs based on their 2012 eligible wages and is included in Column 7 All Other Compensation. No earnings are attributed to the plan for 2012.
(7)	All Other Compensation: Amounts shown represent payments made by Williams and subsequently WPX Energy on behalf of the NEOs. The total includes items such as 401(k) matching and WPX annual employer contribution, WPX non-qualified restoration plan employer contribution and perquisites (if applicable). Perquisites include financial planning services, annual physical exam, and personal use of the Company aircraft. In 2012, Mr. Bender received financial planning and an executive physical that totaled more than $10,000 in value. Messrs Hill, Sailor, and Guderian each exceeded $25,000 in perquisites. In 2012, Mr. Hill’s perquisites included financial planning ($7,500), executive physical ($3,496), and personal use of the company aircraft ($31,250). In 2012, Mr. Sailor’s perquisites included financial planning ($4,397) and personal use of the company aircraft ($21,101). In 2012, Mr. Guderian’s perquisites included financial planning ($7,500) and personal use of the company aircraft ($22,957). The incremental cost method was used to calculate the personal use of the Company aircraft. The incremental cost calculation includes such items as fuel, maintenance, weather and airport services, pilot meals, pilot overnight expenses, aircraft telephone, and catering. The cost for financial planning and executive physicals are actual expenses reimbursed or paid.

2012 Outstanding Equity Awards

The following table sets forth certain information with respect to the outstanding WPX Energy equity awards held by the NEOs at the end of the fiscal year 2012.

	Option Award						Stock Awards
Name	Grant Date (1)	Number of Securities Underlying Un- exercised Options (#) Exercisable	Number of Securities Underlying Un-exercised Options (#) Un- exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Un- exercised Unearned Options	Option Exercise Price	Expiration Date	Grant Date (2)	Number of Shares or Units of Stock that have not Vested	Market Value of Shares or Units of Stock that have not Vested (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units of Stock or Other Rights that have not Vested (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested (3)
Ralph A. Hill	2/29/2012	—	99,601		$18.16	2/28/2022	2/29/2012	79,817	$1,187,676	110,132	$1,638,764
	2/24/2011	24,162	48,328		16.46	2/24/2021	2/24/2011	39,258	584,159	39,258	$584,159
	2/23/2010	61,210	30,605		11.75	2/23/2020	2/23/2010	55,521	826,152	104,512	$1,555,138
	2/23/2009	169,678	—		6.02	2/23/2019
	2/25/2008	69,710	—		20.21	2/25/2018
	2/26/2007	78,775	—		15.67	2/26/2017

Rodney J. Sailor	2/29/2012	—	33,615		18.16	2/28/2022	2/29/2012	42,399	630,897	26,018	$387,148
	2/24/2011	6,225	12,453		16.46	2/24/2021	2/24/2011	9,995	148,725	6,247	$92,955
	2/23/2010	13,970	6,986		11.75	2/23/2020	2/23/2010	12,403	184,556	14,592	$217,129
	2/23/2009	30,737	—		6.02	2/23/2019
	2/25/2008	16,510	—		20.21	2/25/2018
	2/26/2007	17,068	—		15.67	2/26/2017
	3/3/2006	15,422	—		12.00	3/3/2016
	7/19/2005	1,335	—		11.32	7/19/2015
	2/25/2005	4,006	—		10.68	2/25/2015

James J. Bender	2/29/2012	—	32,370		18.16	2/28/2022	2/29/2012	36,232	539,132	25,055	$372,818
	2/24/2011	18,477	36,957		16.46	2/24/2021	2/24/2011	30,021	446,712	30,021	$446,712
	2/23/2010	45,468	22,737		11.75	2/23/2020	2/23/2010	41,244	613,711	77,637	$1,155,239
	2/23/2009	129,753	—		6.02	2/23/2019
	2/25/2008	55,033	—		20.21	2/25/2018
	2/26/2007	52,517	—		15.67	2/26/2017
	3/3/2006	43,603	—		12.00	3/3/2016

Bryan K. Guderian	2/29/2012	—	24,900		18.16	2/28/2022	2/29/2012	27,752	412,950	19,273	$286,782
	2/24/2011	6,409	12,821		16.46	2/24/2021	2/24/2011	10,292	153,145	6,431	$95,693
	2/23/2010	15,966	7,985		11.75	2/23/2020	2/23/2010	14,176	210,939	16,676	$248,139
	2/23/2009	11,710	—		6.02	2/23/2019
	2/25/2008	21,429	—		20.21	2/25/2018
	2/26/2007	26,258	—		15.67	2/26/2017

Neal A. Buck	2/29/2012	—	22,410		18.16	2/28/2022	2/29/2012	28,632	426,044	17,345	$258,094
	2/24/2011	6,671	13,347		16.46	2/24/2021	2/24/2011	10,712	159,395	6,695	$99,622
	2/23/2010	15,966	7,985		11.75	2/23/2020	2/23/2010	14,176	210,939	16,676	$248,139
	2/23/2009	26,094	—		6.02	2/23/2019
	2/25/2008	18,492	—		20.21	2/25/2018
	2/26/2007	26,258	—		15.67	2/26/2017
	3/3/2006	20,654	—		12.00	3/3/2016
	2/25/2005	5,007	—		10.68	2/25/2015

(1)	The following table reflects the vesting schedules for associated stock option grant dates for awards that had not been 100% vested as of December 31, 2012.

Grant Date	Vesting Schedule	Vesting Dates
2/29/2012	One-third vests each year for three years	02/28/2013, 02/28/2014, 02/28/2015
2/24/2011	One-third vests each year for three years	02/24/2012, 02/24/2013, 02/24/2014
2/23/2010	One-third vests each year for three years	02/23/2011, 02/23/2012, 02/23/2013

(2)	The following table reflects the vesting dates for associated time-based restricted stock unit award grant dates.

Grant Date	Vesting Schedule	Vesting Dates
2/29/2012	The majority vest in three years, with the exception of the Retirement Grant, which vests in five years. The number of shares for the Retirement Grant is: Mr. Hill (16,354 shares), Mr. Sailor (7,158 shares), Mr. Bender (3,193 shares), Mr. Guderian (5,726 shares), and Mr. Buck (3,303 shares).	2/28/2015, 2/28/2017
2/24/2011	100% vests in three years	2/24/2014
2/23/2010	100% vests in three years	2/23/2013

(3)	Values are based on closing stock price for WPX Energy of $14.88 on December 31, 2012.

(4)	All performance-based RSUs are subject to attainment of performance targets established by the Compensation Committee. The 2010 and 2011 grants were granted by Williams and have performance goals of absolute and relative TSR based on two-thirds of Williams’ stock price and 1/3 of WPX’s stock price. The 2012 grant is based solely on WPX’s TSR relative to its comparator group over the three-year performance period. All of the awards will vest no earlier than three years from the grant date. The awards included on the table are outstanding as of December 31, 2012, and, for the 2/23/2010 grant, include the performance attainment of 188.24%.

2012 Grants of Plan-Based Awards

The following table sets forth certain information with respect to the grant of stock options to acquire WPX stock, RSUs with respect to WPX stock, and awards payable under WPX’s AIP during the fiscal year 2012 to the NEOs. All information is presented as of the grant date.

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)				Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Thres- hold	Target	Maximum	Thres- hold	Target (2)	Maximum	All Other Stock Awards: Number of Shares of Stock or Units (3)	All Other Option Awards Number of Securities Underlying Options (4)	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
Ralph A. Hill	2/29/2012	$—	$750,000	$1,875,000					99,601	$18.16	$999,994
	2/29/2012				0	110,132	220,264				1,999,997
	2/29/2012							79,817			1,449,477
Rodney J. Sailor	2/29/2012	$—	$259,000	$647,500					33,615	$18.16	337,495
	2/29/2012				0	26,018	52,036				472,487
	2/29/2012							42,399			769,966
James J. Bender	2/29/2012	$—	$317,200	$793,000					32,370	$18.16	$324,995
	2/29/2012				0	25,055	50,110				454,999
	2/29/2012							36,232			657,973
Bryan K. Guderian	2/29/2012	$—	$230,750	$576,875					24,900	$18.16	$249,996
	2/29/2012				0	19,273	38,546				349,998
	2/29/2012							27,752			503,976
Neal A. Buck	2/29/2012	$—	$224,250	$560,625					22,410	$18.16	$224,996
	2/29/2012				0	17,345	34,690				314,985
	2/29/2012							28,632			519,957

(1)	Non-equity Incentive Plan Awards are from WPX’s 2012 AIP. At threshold, the 2012 AIP awards would be zero. The Target amount is based upon attaining 100% of Target performance goals for all four performance metrics. The maximum amount the NEOs can receive is 250% of their AIP target.
(2)	Represents performance-based RSUs granted under WPX’s 2011 Incentive Plan. Performance-based RSUs can be earned over a three-year period only if the established performance target is met and the NEO is employed on the vesting date, subject to certain exceptions such as the executive’s death or disability. These shares will be distributed no earlier than the third anniversary of the grant other than due to a termination upon a change in control. If performance plan goals are exceeded, the NEO can receive up to 200% of target. If plan threshold goals are not met, the NEO’s awards are cancelled in their entirety.
(3)	Represents time-based RSUs granted under WPX 2011’s WPX Incentive Plan. Time-based units vest three years from the grant date of 2/29/2012 on 2/28/2015, with the exception of the Retirement Grant made in 2012, which vests on 2/28/2017. Of the total 2012 grant, the Retirement Grant represented the following number of shares for each NEO: Mr. Hill (16,354 shares), Mr. Sailor (7,158 shares), Mr. Bender (3,193 shares), Mr. Guderian (5,726 shares) and Mr. Buck (3,303 shares).
(4)	Represents stock options granted under WPX’s 2011 Incentive Plan. Stock options granted in 2012 become exercisable in three equal annual installments beginning one year after the grant date. One-third of the options vested on 2/28/2013, another one-third on 2/28/2014, with the final one-third vesting on 2/28/2015. Once vested, stock options are exercisable for a period of 10 years from the grant date.

2012 WPX Option Exercises and Stock Vesting

The following table sets forth certain information with respect to options to acquire the stock of WPX exercised by the NEO and stock that vested during fiscal year 2012:

	Option Award		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Ralph A. Hill	—	$—	313,260	$5,964,470
Rodney J. Sailor	—	$—	40,923	$779,174
James J. Bender	—	$—	239,550	$4,561,032
Bryan K. Guderian	—	$—	46,769	$890,482
Neal A. Buck	—	$—	46,769	$890,482

Nonqualified Deferred Compensation

The following table sets forth certain information with respect to nonqualified deferred compensation during fiscal year 2012:

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY(1) ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)
Ralph A. Hill	—	92,618.31	—	—	92,618.31
Rodney J. Sailor	—	38,480.22	—	—	38,480.22
James J. Bender	—	64,470.56	—	—	64,470.56
Bryan K. Guderian	—	26,326.35	—	—	26,326.35
Neal A. Buck	—	32,145.95	—	—	32,145.95

(1)	Included in the Summary Compensation Table under column (7) All Other Compensation. Represents a non-contributory contribution made by the Company to its non-qualified restoration plan on behalf of each NEO listed in the table. The contributions were made on 1/31/13 but were attributable to 2012 compensation.

Change in Control Agreements

WPX has entered into change in control agreements with certain officers, including each of our NEOs. The provisions of our agreements are described below. The definitions of words in quotations are also provided below.

If a “change in control” occurs and, within two years following such change in control (i) the employment of any NEO is terminated other than for “cause,” “disability,” “death,” or a “disqualification disaggregation” or (ii) an NEO resigns for “good reason,” such NEO is entitled to the following:

•	Accrued but unpaid base salary, accrued earned but unpaid cash incentive, accrued but unpaid paid time off and any other amounts or benefits due but not paid (lump sum payment).

•	Prorated annual bonus for the year of separation through the termination date (lump sum payment);

•

A severance amount equal to either (A) three times in the case of our CEO, or (B) two times in the case of our other NEOs. The sum of such executive’s base salary plus an annual bonus amount equal to his/her target percentage multiplied by his/her base salary in effect at the termination date as if performance goals were achieved at 100% (lump sum payment);

•

Continued participation in the medical benefit plans for so long as the NEO elects coverage or 18 months from the termination, whichever is less, in the same manner and at the same cost as similarly situated active employees;

•	All restrictions on stock options held by the NEO will lapse, and the options will vest and become immediately exercisable;

•	All restricted stock will vest and will be paid out only in accordance with the terms of the respective award agreements;

•	Continued participation in the directors’ and officers’ liability insurance for six years or any longer known applicable statute of limitations period;

•	Indemnification as set forth under the Company’s bylaws; and

•	Outplacement benefits for six months at a cost not exceeding $25,000.

Our agreements provide a “best net” provision providing the NEOs with the better of their after-tax benefit capped at the safe harbor amount or their benefit paid in full subjecting them to possible excise tax payments.

If an NEO’s employment is terminated for “cause” during the period beginning upon a change in control and continuing for two years, the NEO is entitled to accrued but unpaid base salary, accrued earned but unpaid cash incentive, accrued but unpaid paid time off, and any other amounts or benefits due but not paid (lump sum payment).

Our agreements with our NEOs use the following definitions:

“Cause” means an NEO’s

•	conviction of or plea of nolo contendere to a felony or a crime involving fraud, dishonesty or moral turpitude;

•	willful or reckless material misconduct in the performance of his/her duties that has an adverse effect on the Company or any of its subsidiaries or affiliates;

•	willful or reckless violation or disregard of the code of business conduct of the Company or the policies of the Company; or

•	habitual or gross neglect of duties.

Cause generally does not include bad judgment or negligence (other than habitual neglect or gross negligence); acts or omissions made in good faith after reasonable investigation by the NEO or acts or omissions with respect to which the Board of Directors could determine that the NEO had satisfied the standards of conduct for indemnification or reimbursement under our bylaws, indemnification agreement or applicable law; or failure (despite good faith efforts) to meet performance goals, objectives or measures for a period beginning upon a change in control and continuing for two years. An NEO’s act or failure to act (except as relates to a conviction or plea of nolo contendere described above), when done in good faith and with a reasonable belief after reasonable investigation that such action or non-action was in the best interest of the Company or its affiliate or required by law shall not constitute Cause if the NEO cures the action or non-action within 10 business days of notice. Furthermore, no act or failure to act will be Cause if the NEO acted under the advice of the Company’s counsel or as required by the legal process.

“Change in control” means:

•

Any person or group (other than an affiliate of the Company or an employee benefit plan sponsored by the Company or its affiliates) becomes a beneficial owner, as such term is defined under the Exchange Act, of 25% or more of the common stock of the Company or 25% or more of the combined voting power of all securities entitled to vote generally in the election of directors of the Company (“Voting Securities”);

•

The Company’s directors as of a date of the agreement (“Original Directors”) and directors approved after that date by at least two-thirds of the Original Directors cease to constitute a majority of the directors of the Company;

•

Consummation of any merger, reorganization, recapitalization consolidation or similar transaction (“Reorganization Transaction”), other than a Reorganization Transaction that results in the persons who were the direct or indirect owners of outstanding common stock and Voting Securities of the Company prior to the transaction becoming, immediately after the transaction, the owner of at least 65% of the then-outstanding common stock and Voting Securities representing at least 65% of the combined voting power of the then outstanding Voting Securities of the surviving corporation in substantially the same respective proportions as such persons’ ownership immediately before such Reorganization Transaction; or

•

Approval by the shareholders of the Company of the sale or other disposition of all or substantially all of the consolidated assets of the Company or the complete liquidation of the company other than a transaction that would result in (i) a related party owning more than 50% of the assets that were owned by the Company immediately prior to the transaction or (ii) the persons who were the direct or indirect owners of outstanding common stock of the Company and Voting Securities prior to the transaction continuing to own, directly or indirectly, 50% or more of the assets that were owned by the Company immediately prior to the transaction.

A change in control will not occur if the NEO agrees in writing prior to an event that such an event will not be a change in control.

“Disability” means a physical or mental infirmity that impairs the NEO’s ability to substantially perform his/her duties for 12 months or more or for which he/she is receiving income replacement benefits from a Company plan for not less than three months because of an impairment that is expected to last for not less than 12 months.

“Disqualification disaggregation” means:

•	the termination of a NEO’s employment from the Company or an affiliate before a change in control for any reason; or

•

the termination of a NEO’s employment by a successor (during the period beginning upon a change in control and continuing for two years), if the NEO is employed in substantially the same position and the successor has assumed the Company’s change in control agreement.

“Good reason” means, generally, a material adverse change in the NEO’s title, position or responsibilities, a reduction in the NEO’s base salary, a reduction in the NEO’s annual bonus, required relocation, a material reduction in the level of aggregate compensation or benefits not applicable to the NEO’s peers, a successor company’s failure to honor the agreement or the failure of the Company’s Board of Directors to terminate an employee within 90 days of providing such employee of written notice of an act or omission constituting “cause.”

Termination Scenarios
Name	Payment	For Cause (1)	Retirement (2)	Death & Disability (3)	Not for Cause (4)	CIC (5) (6)
Ralph A. Hill	Stock Options		$95,794	$95,794	$0	$95,794
	Stock Awards		$4,219,262	$5,378,549	$5,378,549	$6,911,730
	Cash Severance		$0	$0	$0	$3,534,610
	Outplacement		$0	$0	$0	$25,000
	Health & Welfare		$0	$0	$0	$28,902
	Total	$0	$4,315,056	$5,474,343	$5,378,549	$10,596,036

Rodney J. Sailor	Stock Options		$21,866	$21,866	$0	$21,866
	Stock Awards		$798,346	$1,333,385	$1,333,385	$1,661,412
	Cash Severance		$0	$0	$0	$1,177,859
	Outplacement		$0	$0	$0	$25,000
	Health & Welfare		$0	$0	$0	$28,902
	Total	$0	$820,212	$1,355,251	$1,333,385	$2,915,039

James J. Bender	Stock Options		$71,167	$71,167	$0	$71,167
	Stock Awards		$2,457,921	$3,062,363	$3,062,363	$3,574,325
	Cash Severance		$0	$0	$0	$1,610,400
	Outplacement		$0	$0	$0	$25,000
	Health & Welfare		$0	$0	$0	$28,902
	Total	$0	$2,529,088	$3,133,530	$3,062,363	$5,309,794

Bryan K. Guderian	Stock Options		$24,993	$24,993	$0	$24,993
	Stock Awards		$769,877	$1,148,956	$1,148,956	$1,407,648
	Cash Severance		$0	$0	$0	$1,171,500
	Outplacement		$0	$0	$0	$25,000
	Health & Welfare		$0	$0	$0	$18,470
	Total	$0	$794,870	$1,173,949	$1,148,956	$2,647,611

Neal A. Buck	Stock Options		$24,993	$24,993	$0	$24,993
	Stock Awards		$775,685	$1,162,664	$1,162,664	$1,402,232
	Cash Severance		$0	$0	$0	$1,138,500
	Outplacement		$0	$0	$0	$25,000
	Health & Welfare		$0	$0	$0	$19,970
	Total	$0	$800,678	$1,187,657	$1,162,664	$2,610,695

(1)	For Cause: For an NEO who is terminated for cause, all unvested stock options and stock awards cancel.
(2)	Retirement: If an NEO retires from WPX Energy, then all unvested stock options will fully accelerate. A pro-rated portion of the unvested time-based RSUs will accelerate and a pro-rated portion of any performance-based RSUs will vest on the original vesting date if the Compensation Committee certifies that the performance goals were met.
(3)	Death & Disability: If an NEO dies or becomes disabled, then all unvested stock options will fully accelerate. All unvested time-based RSUs will fully accelerate and a pro-rated portion of any performance-based RSUs will vest if the Compensation Committee certifies that the performance goals were met.
(4)

Not for Cause: For an NEO who is involuntarily terminated who receives severance or for an NEO whose job is outsourced with no comparable internal offer, all unvested time-based RSUs will fully accelerate and a pro-rated portion of any performance-based RSUs will vest if the Compensation Committee certifies that the performance goals were met. However, all unvested stock options cancel.
(5)	CIC: See “Change in Control Agreements” section above.
(6)	The cash severance amounts for Messrs. Hill and Sailor have been reduced by $965,390 and $80,141, respectively, due to the net best provision.

Please note that we make no assumptions as to the achievement of performance goals as it relates to the performance based RSUs. If an award is covered by Section 409A of the Code, lump sum payments and distributions occurring from these events will occur six months after the triggering event as required by the Code and our award agreements.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the section above entitled “Compensation Discussion and Analysis.” Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the 2013 Proxy Statement.

William R. Granberry, Chairman

Henry E. Lentz

David F. Work

Director Compensation

Our Compensation Committee is responsible for reviewing the compensation for non-management directors annually and recommending any changes to our Board of Directors. The objective of this annual review is to determine whether our director compensation is appropriate in relation to other comparable U.S. companies and is competitive to attract and retain the most qualified members for our Board of Directors.

Our non-management directors receive compensation in the form of both cash and equity, with a much greater proportion of the total compensation delivered in the form of restricted stock than in cash. This restricted stock vests one year after the date of grant. The emphasis on equity helps to align the interests of our directors with our stockholders. To further align the interests of our directors with the long-term interests of our stockholders, our stock ownership guidelines require each director to hold common stock of WPX at least equal to five times the annual cash retainer paid to directors. Under the guidelines, shares owned outright, restricted stock awards, and equity deferred under our nonqualified deferred compensation plan are counted as owned. If, on the annual compliance date of February 1 of each year, a director does not own shares equal to five times the annual cash retainer, that director is required to retain 50% of any WPX equity acquired through the vesting of restricted stock, net of taxes, until the next February 1 compliance date when his or her WPX stock ownership meets the required multiple of pay.

Under our non-qualified deferred compensation plan, non-management directors may defer up to 100% of their annual cash retainer and/or 100% of their annual equity grant. Any cash or equity deferred is paid when the director leaves our board.

In 2012, our Compensation Committee reviewed our director compensation, concluding that because it is just below the median of our comparator companies, director compensation should remain the same for 2013, except for the retainer paid to our non-executive chairman. When we were first spun-off from Williams, the retainer paid to our non-executive chairman was set high because of the large role he was expected to play in guiding the management team as they transitioned to their roles in a public company. Because the involvement of our non-executive chairman has been reduced as our executive officers have gained experience in their roles leading a public company, the Committee recommended to the Board that the non-executive chairman’s retainer be reduced by $100,000. The Board of Directors approved this recommendation.

The following table summarizes our director compensation program for 2013:

Board Members
Annual Cash Retainer	$75,000	29%
Annual Equity Retainer — Restricted Stock	$185,000	71%

Total Annual Retainer	$260,000	100%

Committee Chairs
Additional Cash Retainer	$15,000

Non-Executive Chairman — Additional Retainer
Annual Cash Retainer	$50,000	21%
Annual Equity Retainer — Restricted Stock	$190,000	79%

Total Additional Retainer	$240,000	100%

Non-employee directors may participate in matching gift programs to certain charitable organizations on the same basis as salaried employees of the company.

Director Compensation Table

The following table sets forth certain information with respect to the compensation of the board of directors earned during fiscal year 2012.

Name	Fees Earned or Paid in Cash ($)	(2)(3) Stock Awards ($)	(3) Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	(4) All Other Compensation ($)	Total ($)
Bowers, Kimberly S.	$75,000	$262,061	$0	$0	$0	$21,750	$358,811
Carrig, John A.	$75,000	$262,061	$0	$0	$0	$40,000	$377,061
Granberry, William R.	$90,000	$262,061	$0	$0	$0	$15,000	$367,061
Gunther, Don J.	$75,000	$262,061	$0	$0	$0	$4,800	$341,861
Herdman, Robert	$90,000	$262,061	$0	$0	$0	$12,000	$364,061
Kindick, Kelt (1)	$0	$0	$0	$0	$0	$0	$0
Lentz, Henry E.	$75,000	$262,061	$0	$0	$0	$5,000	$342,061
Lorch, George A.	$90,000	$262,061	$0	$0	$0	$3,750	$355,811
Lowrie, William G.	$175,000	$602,060	$0	$0	$0	$22,500	$799,560
Work, David F.	$75,000	$262,061	$0	$0	$0	$35,000	$372,061

(1)	Mr. Kindick received no compensation in 2012 because he was elected to the Board of Directors on January 16, 2013.

(2)	Represents the aggregate grant date fair value for two stock awards granted in 2012 computed in accordance with FASB ASC Topic 718, based on a $14.83 per share grant date stock price for the January 19, 2012 grant and a $14.67 per share grant date stock price for the May 31, 2012 grant.

Name	Grant Date	Shares Granted (#)	Grant Date Fair Value
Bowers, Kimberly S.	1/19/2012	5,197	$77,072
	5/31/2012	12,610	$184,989
Carrig, John A.	1/19/2012	5,197	$77,072
	5/31/2012	12,610	$184,989
Granberry, William R.	1/19/2012	5,197	$77,072
	5/31/2012	12,610	$184,989
Gunther, Don J.	1/19/2012	5,197	$77,072
	5/31/2012	12,610	$184,989
Herdman, Robert	1/19/2012	5,197	$77,072
	5/31/2012	12,610	$184,989
Lentz, Henry E.	1/19/2012	5,197	$77,072
	5/31/2012	12,610	$184,989
Lorch, George A.	1/19/2012	5,197	$77,072
	5/31/2012	12,610	$184,989
Lowrie, William G.	1/19/2012	11,940	$177,070
	5/31/2012	28,970	$424,990
Work, David F.	1/19/2012	5,197	$77,072
	5/31/2012	12,610	$184,989

(3)	The non-employee directors have the following stock and option awards outstanding as of December 31, 2012.

Director	Outstanding Option Awards	Outstanding Stock Awards
Kimberly S. Bowers	0	17,807
John A. Carrig	0	17,807
William R. Granberry	11,840	36,934
Don J. Gunther	0	17,807
Robert Herdman	0	17,807
Kelt Kindick	0	0
Henry E. Lentz	0	17,807
George A. Lorch	0	107,923
William G. Lowrie	0	60,037
David F. Work	0	17,807

(4)	The amounts disclosed in the “All Other Compensation” column relate to matching contributions under our matching gift programs. Non-employee directors may participate in our matching gift programs to certain charitable organizations on the same basis as salaried employees of the Company. Under these programs, we will match dollar-for-dollar up to $40,000 in certain circumstances.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information concerning WPX common stock that may be issued upon the exercise of options, warrants and rights under WPX Energy, Inc. 2011 Incentive Plan as of December 31, 2012.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the 1st Column of This Table)
Equity compensation plans approved by security holders	5,990,652	$12.68	7,994,410

(1)	Excludes the shares issuable upon the vesting of restricted stock units and restricted stock awards included in the first column of this table for which there is no weighted-average exercise price.

PROPOSAL 2 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are asking our stockholders to provide an advisory, nonbinding vote to approve the compensation awarded to our NEOs for 2012. This compensation is described in the “Executive Compensation” section and includes the Executive Summary, Compensation Discussion and Analysis, and the compensation tables and related disclosures.

As discussed in the Compensation Discussion and Analysis, our executive compensation program is designed to focus our executive officers on our strategy of growing profitable production and growing reserves while keeping our unit costs down, generating positive cash flow, and maintaining adequate liquidity to meet business objectives. We employ performance metrics that are directly tied to our strategy so that we reward our executive officers when their performance creates value for our stockholders. Our Compensation Committee oversees our executive compensation program and maintains a focus on paying our executive officers for performance, not only through the use of performance metrics directly tied to our strategy but also by using a mix of compensation elements weighted more heavily to pay that varies based on WPX’s performance.

Highlights of our executive compensation program include:

•

Consistent with our pay for performance philosophy, approximately 68% of our CEO’s compensation and approximately 53% of our other NEOs’ compensation is performance based (comprised of AIP, stock options, and performance-based RSUs). When time-based RSUs are included, performance-based and equity compensation comprises approximately 86% of our CEOs compensation and approximately 76% of compensation for the remaining NEOs.

•	We use a balanced approach to performance metrics to focus executive officers on executing our strategy while discouraging excessive risk-taking.

•	Our stock ownership guidelines encourage our executive officers to have a significant stake in our long-term success.

•

Our recoupment policy allows recovery of performance-based incentive payments from executive officers in the event our financial results are significantly restated due to fraud or intentional misconduct.

•	We have a double trigger for payments and other benefits under our change in control plan so they are not triggered solely on account of a change in control.

•	We also use a double trigger for equity awards so they do not vest solely on account of a change in control.

•	We do not provide gross-ups to cover personal income taxes that pertain to executive or severance benefits.

•	Our incentive plan prohibits the re-pricing and backdating of stock options.

We are asking our stockholders to indicate their support for our executive compensation programs. We believe the information provided in this Proxy Statement demonstrates that our executive compensation program is designed and operates to align the interests of our executive officers with the interests of our stockholders to create value over the long-term.

This vote is not intended to address any specific item of compensation but instead our overall compensation program and philosophy. While this vote is advisory and not binding, we will consider the outcome of the vote, along with other relevant factors, when making future executive compensation decisions.

For the reasons set forth above, the Board recommends that you vote FOR the following resolution:

RESOLVED that the stockholders approve, on an advisory basis, the compensation paid to the NEOs, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, and related narrative discussion.

PROPOSAL 3 — ADVISORY PROPOSAL ON THE FREQUENCY OF

ADVISORY VOTES ON EXECUTIVE COMPENSATION

We are seeking stockholders’ views on how frequently we should submit executive compensation for consideration by stockholders. After careful consideration, the Board of Directors is recommending that stockholders approve holding the Say-on-Pay vote EVERY YEAR.

The Board of Directors believes holding an annual advisory vote on executive compensation is consistent with our executive compensation philosophy and practices. Although the vote is advisory, we will take into account the outcome of the vote when considering how frequently we will submit executive compensation to a stockholder vote. Notwithstanding the outcome of the stockholder vote, the Board may in the future decide to conduct advisory votes on a less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

For the reasons set forth above, the Board recommends that you vote FOR the following resolution:

RESOLVED that the Company should hold an advisory vote on executive compensation on an annual basis.

PROPOSAL 4 — APPROVAL OF THE WPX ENERGY, INC. 2013 INCENTIVE PLAN

Summary of the Proposal

The Board of Directors has approved The WPX Energy, Inc. 2013 Incentive Plan (referred to in this section of the proxy statement as the “2013 Plan”). The 2013 Plan will replace the WPX Energy, Inc. 2011 Incentive Plan (2011 Plan), which was approved by The Williams Companies, Inc. (Williams) on December 2, 2011, as the sole stockholder of WPX prior to the spin-off. The Compensation Committee recommended approval of the 2013 Plan to the Board of Directors, and the 2013 Plan is subject to approval by our stockholders. A copy of the 2013 Plan is attached as Appendix A of this Proxy Statement. The description that follows is qualified in its entirety by reference to the full text of the 2013 Plan as set forth in Appendix A. We are asking our stockholders to approve the 2013 Plan, which includes the following material changes to the 2011 Plan:

1.	Replacing adjusted EBITDA with adjusted EBITDAX in our list of performance measures;

2.	Updating the change in control provisions to remove references to our spin-off from Williams and to change the percentage for beneficial ownership from 20% to 25%;

3.	Updating the provisions regarding equity deferrals by non-management directors to allow more flexibility in the timing of elections and to clarify that deferral elections are made in the form of 100% of the equity grant as opposed to a specified number of shares;

4.	Updating the language intended to ensure compliance with Section 409A of the Internal Revenue Code;

5.	Adding a provision for the recoupment of incentive awards in the event the Board of Directors determines appropriate due to fraud or intentional misconduct.

Stockholder approval of the 2013 Plan will also constitute approval of the material terms of the updated performance goals contained in the 2013 Plan to allow awards using one or more of those goals to meet the requirements under Section 162(m) of the Internal Revenue Code for tax deductibility of amounts earned by and paid under the 2013 Plan to certain of our executive officers. Section 162(m) requires periodic disclosure of an approval by stockholders of the material terms of the performance goals that may be used to provide compensation to certain of our executive officers. If our stockholders fail to approve the 2013 Plan, it will not be given effect, and the 2011 Plan will continue in effect.

The 2011 Plan reserved for issuance 11,000,000 shares in addition to shares previously issued in accordance with that certain Employee Matters Agreement between WPX and Williams to employees and non-employee directors of Williams in substitution for awards under the Williams equity incentive plans immediately prior to the pro rata distribution of WPX common stock to complete the spin-off of WPX from Williams. The number of shares that were issued under the Employee Matters Agreement was 8,772,757. Thus, the total number of shares reserved under the 2011 Plan was 19,772,757. The 2013 Plan does not reserve any additional shares. In other words, there are currently 19,772,757 shares reserved under the 2011 Plan, and the 2013 Plan reserves the same 19,772,757 shares. As of March 5, 2013, approximately 5,558,974 shares remained available for new awards under the 2011 Plan, and this is the same number available for new awards under the 2013 Plan. The closing market price of our common stock on March 5, 2013, was $14.73.

The 2013 Plan is set to expire on May 22, 2023, the 10th anniversary of the effective date. The 2013 Plan requires stockholder approval of amendments to the extent required by law or regulation or the rules of any securities exchange or other form of securities market on which the shares of our common stock may then be listed or quoted. The Board of Directors believes that the 2011 Plan has helped us, and the 2013 Plan will help us, compete for, motivate, and retain high caliber executive, administrative, and professional employees. The Board of Directors believes it is in the best interest of WPX and its stockholders for the stockholders to approve the 2013 Plan.

The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the meeting is required to approve the 2013 Plan.

Principal Features of the 2013 Plan

Some key features of the 2013 Plan of interest to stockholders, which are described more fully below, include:

•	The option to require the deferral of payment of dividends on awards of unvested grants of restricted stock or performance shares until the time of vesting;

•	A prohibition against the repricing of stock options and stock appreciation rights;

•	A prohibition against granting options with an exercise price less than the fair market value of a share on the grant date; and

•

A provision requiring the Board to review and seek recoupment of any performance-based awards made to executive officers who are found to be personally responsible for the fraud or intentional misconduct that caused the need for a significant restatement of our financial results.

Purpose

The 2013 Plan is intended to allow selected employees and officers to acquire or increase equity ownership, thereby strengthening their commitment to our success and stimulating their efforts on our behalf, and to assist us in attracting new employees and officers and retaining existing employees and officers. The 2013 Plan is also intended to provide annual cash incentive compensation opportunities to designated executives that are competitive with those of other major corporations, to optimize our profitability and growth through incentives that are consistent with our goals, and to attract and retain highly qualified persons to serve as non-management directors and to promote ownership by such non-management directors of a greater proprietary interest, thereby aligning such non-management directors’ interests more closely with the interests of our stockholders.

Administration

The 2013 Plan will be administered by the Board of Directors with respect to non-management director grantees and by the Compensation Committee of the Board with respect to executive officers. Unless the Board or the Compensation Committee chooses to administer the 2013 Plan with respect to other grantees, the CEO will do so, provided the CEO is a member of the Board. The relevant person or group that administers the 2013 Plan is referred to in this summary as the “Committee.” Subject to the terms of the 2013 Plan, the Committee has full power and discretion:

•	To select those persons to whom awards will be granted (other than with respect to annual grants to non-management directors, which are automatic);

•	To determine the amounts and terms of awards, to change and determine the terms of any award agreement, including but not limited to the term and the vesting schedule;

•	To determine and change the conditions, restrictions, and performance criteria relating to any award;

•	To make adjustments in the terms and conditions of awards;

•	To construe and interpret the 2013 Plan and any award;

•	To establish, amend, and revoke rules and regulations for the administration of the 2013 Plan;

•	To make all determinations deemed necessary or advisable for the administration of the 2013 Plan;

•

To exercise any powers and perform any acts it deems necessary or advisable to administer the 2013 Plan and, subject to certain exceptions, to amend, alter, or discontinue the 2013 Plan or amend the terms of any award.

Eligibility

The 2013 Plan provides for awards to employees and officers of WPX and our affiliates. Some awards will be provided to officers and others who are deemed to be “insiders” for purposes of Section 16 of the Exchange Act. Cash awards under the 2013 Plan may be made only to those executives whose compensation during a year is expected to be subject to the deductibility limits under Section 162(m) of the Internal Revenue Code. As of December 31, 2012, we had approximately 1,218 employees and officers, and management estimates that approximately 33% of such employees and officers will be granted awards under the 2013 Plan. An affiliate is defined in the 2013 Plan as any entity, individual, venture, or division that, directly or indirectly, through one or more intermediaries, is controlled by WPX.

The 2013 Plan also provides for automatic annual awards to non-management directors, and for non-management directors to elect to receive director fees or other awards in common stock or restricted stock units. If the nominees for election named in this proxy statement are elected, 10 directors will qualify as non-management directors under the 2013 Plan in 2013.

Participation

The Committee may make award grants to eligible grantees in its discretion, subject to the limits on awards described below.

Automatic annual awards to non-management directors consist of grants to each non-management director of shares and/or restricted stock units. Those annual awards may not exceed a fair market value at the close of business on the grant date of up to $500,000. In addition, the 2013 Plan will permit non-management directors to elect to receive all or part of their cash fees in the form of restricted stock units or shares, as described below.

Offering of Common Stock

As of March 5, 2013, 5,558,974 shares of common stock were available for granting of new awards. (The term “shares” or “stock” in this summary refers to common stock unless otherwise indicated.) The stock delivered to settle awards under the 2013 Plan may be authorized and unissued shares or treasury shares, including shares repurchased for purposes of the 2013 Plan. If any shares subject to any award are forfeited or payment is made in a form other than shares or the award otherwise terminates without payment being made, the shares subject to such awards generally may again be available for issuance under the 2013 Plan. However, shares withheld or surrendered in payment of the exercise price for stock options or withheld for taxes on the exercise or settlement of an award will not be available for issuance under the 2013 Plan.

In the event of a dividend or other distribution (whether in the form of cash, shares, or other property, but excluding regular, quarterly cash dividends), recapitalization, forward or reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, consolidation, scheme of arrangement, split-up, spin-off or combination, or similar transaction or event that affects the common stock (but only if the transaction or event does not involve the receipt of consideration by us), then the Committee shall, in such manner as it deems equitable in order to prevent dilution or enlargement of the rights of grantees, make an equitable change or adjustment as it deems appropriate in the number and kind of securities subject to or to be issued in connection with awards (whether or not then outstanding) and the exercise price or grant price relating to an award.

Limits on Awards

The 2013 Plan contains limits on the number of shares and the amount of cash that may be issued as awards. To the extent the Committee determines that compliance with the performance-based exception to tax deductibility limitations under Internal Revenue Code Section 162(m) is desirable, awards may not be granted to any individual for an aggregate number of shares of common stock in any fiscal year that exceeds 3,500,000 shares of common stock, and those executives whose compensation during a year is expected to be subject to the deductibility limits under Section 162(m) of the Internal Revenue Code may not be granted awards payable in cash in any fiscal year that exceed as to each individual $15,000,000.

Summary of Awards Under the 2013 Plan (including what rights as a stockholder, if any, are provided by an award)

The 2013 Plan permits the granting of restricted stock units and/or shares to non-management directors. Generally, each member of our Board of Directors who is not our employee will be granted on each regularly scheduled annual meeting of the stockholders restricted stock units representing and/or shares having a fair market value on the grant date of up to $500,000. Non-management directors may elect to defer receipt of such restricted stock units and shares until a time after the date that they would otherwise vest.

Director Election To Receive Cash Fees as Shares or Restricted Stock Units. Each director who is not our employee may elect to receive his or her director fees otherwise payable in cash in the form of shares or restricted stock units valued at the fair market value at the close of business of the common stock on the date the fees would otherwise have been payable in cash. Directors may also elect to defer receipt of director fees. All such deferrals will be in the form of restricted stock units in lieu of cash or shares.

The 2013 Plan permits the granting of any or all of the following types of awards to all grantees, other than non-management directors:

•	stock options, including incentive stock options (ISOs);

•	restricted stock;

•	restricted stock units;

•	performance units;

•	performance shares;

•	stock appreciation rights; and

•	other stock-based awards valued in whole or in part by reference to or otherwise based on the common stock or other securities.

Generally, awards under the 2013 Plan are granted for no consideration other than prior and future services. Awards granted under the 2013 Plan may, in the discretion of the Committee, be granted alone or in addition to, in tandem with or in substitution for, any other award under the 2013 Plan or other plan sponsored by us or an affiliate.

Stock Options. The Committee is authorized to grant stock options, including ISOs. A stock option allows a grantee to purchase a specified number of shares at a predetermined price during a fixed period measured from the date of grant. The purchase price per share of stock subject to a stock option is determined by the Committee and cannot be less than 100% of the fair market value of a share on the grant date. Except in the case of a change in the capital structure of WPX or an extraordinary distribution to stockholders, the Committee has no authority to reprice an option without stockholder approval. The term of each option is fixed by the Committee, provided that it may not exceed ten years from the grant date. Such awards are exercisable in whole or in part at such time or times as determined by the Committee. Options may be exercised by payment of the purchase price in cash or stock or in the manner as determined by the Committee.

Restricted Stock and Restricted Stock Units. The Committee may award restricted stock consisting of shares that may not be disposed of by grantees until certain restrictions established by the Committee lapse. A grantee receiving restricted stock will have all of the rights of a stockholder, including the right to vote the shares and the right to receive any dividends on shares once they vest, unless the Committee otherwise determines. The Committee may also make awards of restricted stock units, generally consisting of a right to receive shares at the end of a specified period of restriction. Awards of restricted stock units are subject to such limitations as the Committee may impose, which limitations may lapse at the end of the restricted period, in installments or otherwise. Restricted stock unit awards carry no voting or dividend rights or other rights associated with stock ownership. On termination of employment during the period of restriction, unvested restricted stock or restricted stock units will be forfeited subject to such exceptions, if any, as are authorized by the Committee.

No Dividend Equivalents. Dividend equivalents may not be granted under the 2013 Plan with respect to any awards.

Performance Units. The Committee may grant performance units, which entitle a grantee to cash or shares conditioned on the fulfillment of certain performance conditions and other restrictions as specified by the Committee. A performance unit is valued based on a value established by the Committee. The Committee will determine the terms and conditions of such awards, including performance and other restrictions placed on these awards. It is expected that long-term performance incentives will be granted as performance units and that the performance measures will generally be selected from among those listed in the 2013 Plan.

Performance Shares. The Committee may grant performance shares, which entitle a grantee to a certain number of shares of common stock, conditioned on the fulfillment of certain performance conditions and other restrictions as specified by the Committee. The Committee will determine the terms and conditions of such awards, including performance and other restrictions placed on these awards. These awards may be granted as a form of annual or long-term performance bonuses. Performance measures will generally be selected from among those listed in the 2013 Plan.

Stock Appreciation Rights. The Committee may grant stock appreciation rights, which entitle a grantee the right to receive on exercise of the stock appreciation right an amount equal to the difference between base amount of the stock appreciation right and the fair market value of a share on the exercise date, multiplied by the number of shares with respect to which the stock appreciation right relates. The Committee determines the terms and conditions of such awards, including the base amount of the stock appreciation right. Except in the case of a change in the capital structure of WPX or an extraordinary distribution to stockholders, the Committee has no authority to reprice a stock appreciation right without stockholder approval.

Other Stock-Based Awards. In order to enable us to respond to significant regulatory developments as well as to trends in executive compensation practices, the 2013 Plan authorizes the Committee to grant awards that are valued in whole or in part by reference to or otherwise based on our securities. The Committee shall determine the terms and conditions of such awards, including consideration paid for awards granted as share purchase rights and whether awards are paid in shares or cash.

Performance-Based Awards. The Committee may require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria, as a condition of awards being granted or becoming exercisable or payable under the 2013 Plan, or as a condition to accelerating the timing of the grant or vesting of an award.

The performance measure(s) to be used for purposes of any awards intended to satisfy the “performance-based” exception to the limitations of Internal Revenue Code Section 162(m) will be chosen from among the following:

•	Earnings (either in the aggregate or on a per-share basis);

•	Net income;

•	Operating income;

•	Operating profit;

•	Cash flow;

•	Stockholder returns (including return on assets, investments, equity, or gross sales) (including income applicable to common stockholders or other class of stockholders);

•	Return measures (including return on assets, equity, sales, or capital expenditures);

•	Earnings before or after either, or any combination of, interest, taxes, depreciation amortization or exploration cost (EBITDAX);

•	Gross revenues;

•	Share price (including growth measures and total stockholder return or attainment by the Shares of a specified value for a specified period of time);

•	Reductions in expense levels in each case, where applicable, determined either on a Company-wide basis or in respect of any one or more business units;

•	Net economic value;

•	Market share;

•	Annual net income to common stock;

•	Earnings per share;

•	Annual cash flow provided by operations;

•	Changes in annual revenues;

•

Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures;

•	Reserve growth (reserve replacement) or reserves per share;

•	Reserve replacement efficiency ratio;

•	Productions growth or production per share;

•	Drilling results;

•	Development costs;

•	Sales;

•	Costs;

•	Results of customer satisfaction surveys;

•	Aggregate product price and other product price measures;

•	Safety record;

•	Operating and maintenance cost management;

•	Energy production availability performance measures;

•	Debt rating; and/or

•	Achievement of objective business or operational goals such as market share and/or business development.

The Committee has the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that awards which are designed to qualify for the performance-based exception to the limitations of Section 162(m) may not be adjusted upward (the Committee retains the discretion to adjust such awards downward) so as to cause the performance based exception to be unavailable.

Payment and Deferral of Awards. In general, awards may be settled in cash, stock, other awards, or other property, in the discretion of the Committee in accordance with the 2013 Plan. The Committee may require or permit grantees to defer the distribution of all or part of an award in accordance with such terms and conditions as the Committee may establish. The 2013 Plan authorizes the Committee to place shares or other property in trusts or to make other arrangements to provide for payment of obligations under the 2013 Plan. The Committee may condition the payment of an award on the withholding of taxes and may provide that a portion of the stock or other property to be distributed will be withheld to satisfy such tax obligations.

Transfer Limitations on Awards. Awards granted under the 2013 Plan generally may not be pledged or otherwise encumbered and generally are not transferable except by will or by the laws of descent and distribution. Each award will be exercisable during the grantee’s lifetime only by the grantee or, if permitted under applicable law, by the grantee’s guardian or legal representative. However, certain transfers of awards for estate planning purposes may be permitted in the discretion of the Committee.

Amendment to and Termination of the 2013 Plan

The 2013 Plan may be amended, altered, suspended, discontinued, or terminated by the Board of Directors without further stockholder approval, unless such approval of an amendment or alteration is required by law or regulation or under the rules of the New York Stock Exchange (or any securities exchange or other form of securities market on which the common stock is then listed or quoted). The Board, in its discretion, may seek to obtain stockholder approval for amendments or other actions affecting the 2013 Plan for which stockholder approval is not required in any circumstance that the Board determines such approval would be advisable.

In addition, subject to the terms of the 2013 Plan, no amendment or termination of the 2013 Plan may materially and adversely affect the right of a grantee under any award granted under the 2013 Plan (other than an amendment to the change in control provisions of the 2013 Plan prior to the time that a change in control of the ownership of WPX may occur).

Change in Control

If, on or within two years after a change in control of the ownership of WPX (“Change in Control”), a grantee’s employment (but not including service as a director) is terminated without cause or by the grantee for good reason:

•	all of the grantee’s outstanding awards will become fully vested,

•	all performance criteria will be deemed fully achieved at the target level, to the extent applicable, and

•	the grantee’s non-qualified options will continue to be exercisable for 18 months (but no longer than the remaining original option term).

For purposes of the 2013 Plan, a Change in Control is generally deemed to have occurred on:

•	the acquisition of 25% or more of the ownership of WPX by any entity, person, or group other than WPX or its control group;

•	merger, reorganization, or consolidation that results in a more than 35% change in ownership of WPX;

•

The Company’s directors as of a baseline date (“Incumbent Directors”) and directors approved after that date by at least two-thirds of the Incumbent Directors cease to constitute a majority of the directors then serving;

•	consummation of a liquidation or dissolution of WPX; or

•	consummation of a sale or other disposition of all or substantially all of the assets of WPX that results in a more than 50% change in ownership of its assets.

The 2013 Plan reserves to the Board the right to amend the provisions of the 2013 Plan dealing with the possible future occurrence of a Change in Control (including with respect to outstanding awards) without the consent of the grantee at any time prior to the occurrence of a Change in Control.

Federal Income Tax Consequences

We believe that under present law the following are the federal income tax consequences generally arising with respect to awards granted under the 2013 Plan. This summary is for stockholder information purposes and is not intended to provide tax advice to grantees.

The grant of an option (including a stock-based award in the form of a purchase right) will create no tax consequences for the grantee or us. The grantee will have no taxable income on exercising an ISO (except that the alternative minimum tax may apply) and we will receive no deduction at the time. Upon exercising an option other than an ISO, the grantee must generally recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and nonforfeitable stock acquired on the date of exercise. In the case of options other than ISOs, we will be entitled to a deduction for the amount recognized as ordinary income by the grantee. The treatment to a grantee of a disposition of shares acquired on the exercise of an option depends on how long the shares have been held and on whether such shares are acquired by exercising an ISO or by exercising an option other than an ISO. Generally, there will be no tax consequences to us in connection with a disposition of shares acquired under an option except that we will be entitled to a deduction (and the grantee will recognize ordinary taxable income) if shares acquired under an ISO are disposed of before the applicable ISO holding periods have been satisfied. Different tax rules apply with respect to grantees who are subject to Section 16 of the Exchange Act, when they acquire stock in a transaction deemed to be a nonexempt purchase under that statute. Different rules may also apply to an option exercised by a director less than six months after the date of grant.

With respect to other awards granted under the 2013 Plan that may be settled either in cash, in stock or other in property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the cash or the fair market value of shares or other property received. We will be entitled to a deduction for the same amount. With respect to awards involving stock or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of the shares or other property received at the first time the shares or other property become transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier. We will be entitled to a deduction for the same amount. In certain circumstances, a grantee may elect to be taxed at the time of receipt of shares or other property rather than on the lapse of restrictions on transferability or the substantial risk of forfeiture.

Section 409A was added to the Internal Revenue Code of 1986, as part of the American Jobs Creation Act of 2004. Section 409A generally provides that unless certain requirements are met, amounts deferred under a nonqualified deferred compensation plan for all taxable years are currently includible in gross income by the grantee to the extent not subject to a substantial risk of forfeiture. Section 409A makes important changes in the law governing deferred compensation, including expanding the types of arrangements and plans that are deemed to constitute deferred compensation. Under Section 409A a grantee receiving deferred compensation may be subject to additional income taxation on amounts deferred and the Company has certain reporting obligations relating to payment of deferred compensation. Even where the Committee determines in its discretion that it is desirable to comply with Section 409A and attempts to structure awards accordingly, awards under the 2013 Plan may not in certain cases comply with Section 409A. In order to increase the likelihood of compliance in those situations where the Committee deems compliance desirable, both the 2013 Plan and outstanding award agreements will be amended or deemed modified in as close a manner as possible to give effect to the original terms of the award, or, only if necessary because an amendment would not avoid the additional income tax, rescinded. Any of these actions may be taken by the Committee without the consent of any grantee.

The foregoing provides only a general description of the application of federal income tax laws to certain types of awards under the 2013 Plan. The summary does not address the effects of foreign, state, and local tax laws.

Because of the variety of awards that may be made under the 2013 Plan and the complexities of the tax laws, grantees are encouraged to consult a tax advisor as to their individual circumstances.

New Plan Benefits

The number of shares that may be awarded under the 2013 Plan is 5,558,974. Although it is not possible to determine (1) how many discretionary grants, nor what types, will be made in the future to grantees; (2) how many discretionary grants will vest rather than be forfeited; (3) the dollar value or number of shares of our common stock that will be distributed to grantees; and (4) the number of shares that will be deliverable under the 2013 Plan to non-management directors as common stock or restricted stock units in lieu of fees at the election of each non-management director, the table shows estimates of grants based on what the following individuals or groups would have received for the last completed fiscal year if the 2013 Plan had been in effect:

Name and Position	Dollar Value($)	Number of Units
Ralph A. Hill, CEO	4,449,468	289,550
Rodney J. Sailor, SVP, CFO and Treasurer	1,579,947	102,032
James J. Bender, SVP and General Counsel	1,437,967	93,657
Bryan K. Guderian, SVP of Operations	1,103,970	71,925
Neal A. Buck, SVP of Business Development	1,059,939	68,387
Executive Group	11,924,500	1,525,931
Non-Executive Director Group	1,904,900	129,850
Non-Executive Officer Employee Group	19,359,000	1,151,081

Vote Required

Adoption of the proposal to approve the 2013 Plan requires an affirmative vote of holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting of stockholders.

Board of Directors’ Recommendation: The Board of Directors recommends you vote FOR approval of the WPX Energy, Inc. 2013 Incentive Plan.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

Related Person Transactions in 2012

Headquartered in Tulsa, WPX Energy may employ individuals from time to time who are immediate family members of our executive officers. Since 2009, before our separation from Williams, we have employed Xander Buck, son of Neal A. Buck (SVP — Business Development and Land), as an engineer. In 2012, Xander Buck received salary and benefits having an aggregate value of approximately $121,000. We believe that the compensation paid to Xander Buck is comparable to the compensation we pay to other employees in equivalent positions with similar levels of performance, skill and experience.

Procedures for Review and Approval of Related Party Transactions

The Board has adopted policies and procedures with respect to related person transactions as part of the Audit Committee charter. Any proposed related person transaction involving a member of the Board or the Chief Executive Officer must be reviewed and approved by the full Board. The Audit Committee reviews proposed transactions with any other related persons, promoters, and certain control persons. If it is impractical to convene an Audit Committee meeting before a related person transaction occurs, the chair of the committee may review the transaction alone.

No director may participate in any review, consideration or approval of any related person transaction with respect to which such director or any of his or her immediate family members is the related person. The Audit Committee or its chair, or the Board, as the case may be, in good faith, may approve only those related person transactions that are in, or not inconsistent with, WPX Energy’s best interests and the best interests of our stockholders. In conducting a review of whether a transaction is, or is not inconsistent with the best interest of WPX Energy and its stockholders, the Audit Committee or its chair, or the Board, as the case may be, will consider the benefits of the transaction to the Company, the availability of other sources for comparable products or services, the terms of the transaction, the terms available to unrelated third parties and to employees generally, and the nature of the relationship between the Company and the related party, among other things. As Xander Buck’s employment with the Company arose from his employment with Williams prior to the separation and before his father, Neal A. Buck, became one of our executive officers, it was not pre-approved by the Audit Committee. The Audit Committee has since ratified the Company’s employment relationship with Xander Buck.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2012, Messrs. Granberry, Lentz and Work served on the Compensation Committee. None of these individuals has been an officer or employee of the Company or any of its subsidiaries at any time. In 2012, none of our executive officers served as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of our Board or Compensation Committee.

AUDIT COMMITTEE REPORT

The Audit Committee of our Board of Directors is comprised of four non-employee directors. The Board of Directors has determined that all of the members of the Audit Committee are independent within the meaning of the listing standards of the NYSE, the rules of the SEC and the Company’s Corporate Governance Guidelines and are financially literate as defined by the NYSE. The Audit Committee operates under a written charter adopted by the Board of Directors.

Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), expressing an opinion as to the conformity of the financial statements with generally accepted accounting principles, and expressing an opinion on management’s assessment of the effectiveness of internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee has discussed and reviewed, with both management and Ernst & Young LLP, management’s annual report on the Company’s internal control over financial reporting and Ernst & Young LLP’s attestation.

Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm in separate sessions the Company’s consolidated financial statements for the years ended December 31, 2012, December 31, 2011 and December 31, 2010.

The Audit Committee discussed with Ernst & Young LLP all matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), Statement on Auditing Standards No. 90 (Audit Committee Communications) and Rule 2-07 of Regulation S-X. The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm the accounting firm’s independence. In considering the independence of the independent registered public accounting firm, the Audit Committee took into consideration whether the provision of non-audit services is compatible with maintaining the independence of the independent registered public accounting firm.

Based upon the Audit Committee’s review of the financial statements, management’s report on internal controls over financial reporting, independent discussions with management and Ernst & Young LLP, and the Audit Committee’s review of the representation of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended to the Board of Directors that each of (1) the audited consolidated financial statements for the years ended December 31, 2012, December 31, 2011 and December 31, 2010, and (2) management’s report on internal controls over financial reporting be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the SEC.

Members of the Audit Committee

Robert K. Herdman, Chairman

John A. Carrig

Kelt Kindick

William G. Lowrie

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Disclosure of Fees Paid to Independent Registered Public Accounting Firm

In connection with the audit of our 2011 financial statements, The Williams Companies (“Williams”) entered into an agreement with Ernst & Young LLP that sets forth the terms under which Ernst & Young LLP performed audit services for Williams.

The following table presents fees for professional services rendered by Ernst &Young LLP for the audit of financial statements and other services in 2011 and 2012. The fees for 2011 are attributable to services rendered to Williams, prior to the spin-off of the Company, and are thus substantially larger than the fees billed to the Company in 2012.

(in millions)	2012	2011
Audit Fees(1)	$4.7	$16.1
Audit-Related Fees(2)	$—	$1.2
Tax Fees(3)	$0.1	$0.9
All Other Fees	$—	$—
Total	$4.8	$18.2

(1)	The aggregate audit fees billed in 2011 by Ernst & Young LLP were for professional services rendered to Williams in connection with the audit of Williams’ annual consolidated financial statements (which included WPX Energy), the audit of Williams’ internal control over financial reporting, the review of Williams’ quarterly financial statements, and services that were provided in connection with statutory and regulatory filings. Of the total audit fees billed in 2011, approximately $6.9 million represent direct charges to the Company by Ernst & Young LLP and included the Company’s stand-alone consolidated financial statement audits for 2011, 2010 and 2009 as well as services provided in connection with the regulatory filings associated with the separation from Williams. The aggregate audit fees billed in 2012 by Ernst & Young LLP were for the 2012 audit of the Company’s consolidated financial statements, the audit of its internal control over financial reporting, the review of its quarterly financial statements, and services provided in connection with statutory and regulatory filings.
(2)	The 2011 aggregate fees billed by Ernst & Young LLP for assurance and related services primarily included audits of Williams’ investments and joint ventures, and audits of Williams’ employee benefit plans.
(3)	The aggregate fees billed by Ernst & Young LLP for tax services were $0.1 and $0.9 million in 2012 and 2011, respectively. These fees related primarily to tax planning, tax advice and tax compliance.

In 2012, all of Ernst & Young LLP’s fees were pre-approved by the Company’s Audit Committee. In 2011, all of Ernst & Young LLP’s fees were pre-approved by the Williams audit committee.

Audit Committee’s Consideration of Independence of Independent Registered Public Accounting Firm

The Audit Committee has reviewed the nature of non-audit services provided by Ernst & Young LLP and has concluded that these services are compatible with maintaining the firm’s ability to serve as our independent registered public accounting firm.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditors

The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by Ernst & Young LLP.

On an ongoing basis, our management presents specific projects and categories of service to the Audit Committee to request advance approval. The Audit Committee reviews those requests and advises management if the Audit Committee approves the engagement of Ernst & Young LLP. On a periodic basis, our management reports to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts. The Audit Committee may also delegate the authority to pre-approve audit and permitted non-audit services, excluding services related to the Company’s internal control over financial reporting, to a subcommittee of one or more committee members, provided that any such pre-approvals are reported at a subsequent Audit Committee meeting.

The Audit Committee’s pre-approval policy with respect to audit and non-audit services is an attachment to the Audit Committee Charter, which is available on our website at www.wpxenergy.com under “Investors” and “Corporate Governance.”

PROPOSAL 5 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2013. The Board has proposed that stockholders ratify this appointment at the Annual Meeting. If stockholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider the appointment but is not obligated to appoint another independent registered public accounting firm.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to questions from stockholders.

The Board recommends a vote FOR ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2013. Proxies will be voted FOR ratifying this selection unless you specify otherwise.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of March 25, 2013, with respect to the number of shares of common stock owned by (a) each director and nominee for director of the Company, (b) each named executive officer of WPX, (c) all directors and executive officers and nominees as a group and (d) each stockholder known by WPX to own beneficially more than five percent of a class of the outstanding common stock. Unless otherwise noted, each person and group identified possesses sole voting and investment power with respect to the shares shown opposite such person’s or group’s name.

Name of Individual or Group	Shares of Common Stock Owned Directly or Indirectly(1)(2)		Options Exercisable Within 60 Days of March 25, 2013(3)	Total(1)(2)(3)		Percent of Class (4)
Kimberly S. Bowers	17,807		0	17,807		*
John A. Carrig	17,807		0	17,807		*
William R. Granberry	56,112	(5)	11,840	67,952	(5)	*
Don J. Gunther	17,807		0	17,807		*
Robert K. Herdman	17,807		0	17,807		*
Kelt Kindick	0		0	0		*
Henry E. Lentz	17,807		0	17,807		*
George A. Lorch	127,576		0	127,576		*
William G. Lowrie	100,543		0	100,543		*
David F. Work	19,807		0	19,807		*
James J. Bender	409,739		396,855	806,594		*
Neal A. Buck	166,136		141,270	307,406		*
Bryan K. Guderian	168,248		104,466	272,714		*
Ralph A. Hill	784,801		491,502	1,276,303		*
Rodney J. Sailor	213,906		129,689	343,595		*
All directors, nominees for director and executive officers as a group (19 individuals)	2,553,975		1,636,390	4,190,365		1.40%
T. Rowe Price Associates, Inc.(6)	10,040,448		0	10,040,448		5.02%
The Vanguard Group, Inc. (and related parties)(7)	11,803,316		0	11,803,316		5.90%
Franklin Mutual Advisers, LLC(8)	14,249,393		0	14,249,393		7.12%

*	Less than 1%.
(1)	Includes restricted stock units over which executive officers have no voting or investment power held under the terms of the WPX Energy, Inc. 2011 Incentive Plan as follows: Mr. Bender, 188,990; Mr. Buck, 110,225; Mr. Guderian, 115,794; Mr. Hill, 502,676; Mr. Sailor, 167,933; and all executive officers as a group, 1,348,193. Restricted stock units include both time-based and performance-based awards.
(2)	Includes restricted stock units over which directors have no voting or investment power held under the terms of the WPX Energy, Inc. 2011 Incentive Plan as follows: Mr. Granberry, 19,127; Mr. Lorch, 85,705; Mr. Lowrie, 19,127 and all directors as a group, 123,959. Restricted stock units include time-based awards. For Mr. Lorch, includes 4,411 shares of deferred common stock that he has the right to receive at the end of a deferral period. Mr. Lorch has no voting or investment power over these deferred shares. Includes restricted shares of common stock held under the terms of the WPX Energy, Inc. 2011 Incentive Plan, which will vest on May 31, 2013, as follows: Ms. Bowers, 12,610; Mr. Carrig, 12,610; Mr. Granberry, 12,610; Mr. Gunther, 12,610; Mr. Herdman, 12,610; Mr. Lentz, 12,610; Mr. Lorch, 12,610; Mr. Lowrie, 28,970 and Mr. Work, 12,610.
(3)	The shares indicated represent stock options granted under the WPX Energy, Inc. 2011 Incentive Plan that are currently exercisable or will become exercisable within sixty (60) days of March 25, 2013. Shares subject to options cannot be voted.

(4)	Ownership percentage is reported based on 200,204,041 shares of common stock outstanding on March 25, 2013, plus, as to the holder thereof and no other person, the number of shares (if any) that the person has the right to acquire as of March 25, 2013, or within 60 days of that date. Restricted stock units that do not vest within 60 days of March 25, 2013 are not included in ownership percentage.
(5)	1,983 shares are held in a margin account. 696 shares are owned by Mr. Granberry’s spouse, over which she possesses sole voting and investment power.
(6)	The address of this entity is 100 E. Pratt Street, Baltimore, Maryland 21202. The information provided is based on a Schedule 13G filed by T. Rowe Price Associates, Inc. on or about February 13, 2013. That filing indicates that T. Rowe Price Associates, Inc. has sole voting power as to 2,826,276 of the shares shown and sole dispositive power as to all 10,040,448 shares shown.
(7)	The address of this entity is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. The information provided is based on a Schedule 13G filed by The Vanguard Group, Inc. on or about February 12, 2013. That filing indicates that The Vanguard Group has sole voting power as to 283,506 of the shares shown, sole dispositive power as to 11,530,010 of the shares shown and shared dispositive power as to 273,506 of the shares shown. That filing also indicates that Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 273,306 of the shares shown as a result of its serving as investment manager of collective trust accounts. That filing further indicates that Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 10,200 of the shares shown as a result of its serving as investment manager of Australian investment offerings.
(8)	The address of this entity is 101 John F. Kennedy Parkway, Short Hills, New Jersey 07078. The information provided is based on a Schedule 13G filed by Franklin Mutual Advisers, LLC on or about January 30, 2013. That filing indicates that Franklin Mutual Advisers, LLC (“FMA”) has sole voting and sole dispositive power over all of the shares shown. That filing further indicates that the shares shown are beneficially owned by one or more open- or closed-end investment companies or other managed accounts that are investment management clients of FMA, an indirect wholly-owned subsidiary of Franklin Resources, Inc. (“FRI”). That filing further indicates that when an investment management contract delegates to FMA investment discretion or voting power over the securities held in the investment advisory accounts that are subject to that agreement, FRI treats FMA as having sole investment discretion or voting authority, as the case may be, unless the agreement specifies otherwise. That filing reports that FMA has sole investment discretion and voting authority over the securities covered by any such investment management agreement and, as a result, FMA may be deemed to be the beneficial owner of the securities reported. That filing further indicates that FMA disclaims any pecuniary interest in any of the securities reported in the Schedule 13G and disclaims that it is the beneficial owner of any of such securities.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and certain persons who own more than ten percent of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Directors, executive officers and these greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of these reports and other information furnished to us, all Section 16(a) filing requirements applicable to our directors, executive officers and greater than ten percent beneficial owners were complied with on a timely basis during and for the year ended December 31, 2012.

OTHER MATTERS AT MEETING

In accordance with the requirements of advance notice described in our Bylaws, no stockholder nominations or stockholder proposals other than those included in this proxy statement will be presented at the Annual Meeting. We know of no other matters that may come before the Annual Meeting. However, if any matters calling for a vote of the stockholders, other than those referred to in this proxy statement, should properly come before the meeting, the persons named in the enclosed proxy will vote such proxy according to their individual judgment.

By Order of the Board of Directors,

Stephen E. Brilz

Vice President and Corporate Secretary

Tulsa, Oklahoma

April 5, 2013

Appendix A

WPX Energy, Inc.

2013 Incentive Plan

Effective as of May 22, 2013

2.44	Section 16 Person	A-8
2.45	Securities Act	A-8
2.46	Share	A-8
2.47	Shares of Restricted Stock or Restricted Stock	A-8
2.48	Spin-Off Awards	A-8
2.49	Stock Appreciation Right or SAR	A-8
2.50	Termination of Affiliation	A-8

Article 3. - Administration		A-8
3.1	Committee	A-8
3.2	Powers of Committee	A-9

Article 4. - Shares Subject to the Plan, Maximum Awards, and 162(m) Compliance		A-11
4.1	Number of Shares Available for Grants	A-11
4.2	Adjustments in Authorized Shares and Awards	A-11
4.3	Compliance with Section 162(m) of the Code	A-12
4.4	Performance-Based Exception Under Section 162(m)	A-12

Article 5. - Eligibility and General Conditions of Awards		A-14
5.1	Eligibility	A-14
5.2	Award Agreement	A-14
5.3	General Terms and Termination of Affiliation	A-14
5.4	Nontransferability of Awards	A-14
5.5	Cancellation and Rescission of Awards	A-15
5.6	Stand-Alone, Tandem and Substitute Awards	A-15
5.7	Compliance with Rule 16b-3	A-16
5.8	Deferral of Award Payouts	A-16

Article 6. - Stock Options		A-16
6.1	Grant of Options	A-16
6.2	Award Agreement	A-16
6.3	Option Price; No Repricing	A-17
6.4	Grant of Incentive Stock Options	A-17
6.5	Payment	A-18

Article 7. - Shares of Restricted Stock		A-18
7.1	Grant of Shares of Restricted Stock	A-18
7.2	Award Agreement	A-18
7.3	Consideration for Shares of Restricted Stock	A-18
7.4	Effect of Forfeiture	A-18
7.5	Escrow; Legends	A-19
7.6	Voting Rights; Dividends and Distributions	A-19

Article 8. - Restricted Stock Units		A-19
8.1	Grant of Restricted Stock Units	A-19
8.2	Delivery and Limitations	A-19
8.3	Forfeiture	A-19
Article 9. - Performance Units and Performance Shares		A-19
9.1	Grant of Performance Units and Performance Shares	A-19
9.2	Value/Performance Goals	A-19
9.3	Earning of Performance Units and Performance Shares	A-20
9.4	Forfeiture	A-20

Article 10. - Stock Appreciation Rights		A-20
10.1	Grant of SARs	A-20

10.2	Award Agreement	A-20
10.3	Payments of SAR Amount	A-21
10.4	Forfeiture	A-21
10.5	No Repricing	A-21

Article 11. - Other Stock-Based Awards		A-21

Article 12. - Non-Equity Incentive Awards		A-21

Article 13. - Change in Control		A-21
13.1	Acceleration of Exercisability and Lapse of Restrictions	A-21
13.2	Definitions	A-22
13.3	Flexibility to Amend	A-24

Article 14. - Non-Management Director Awards		A-24
14.1	Director Annual Grant	A-24
14.2	Election to Receive Director Fees in Shares or Restricted Stock Units in Lieu of Cash	A-25
14.3	Deferral Elections	A-26
14.4	Insufficient Number of Shares	A-26
14.5	Non-Forfeitability	A-27

Article 15. - Amendment, Modification, and Termination		A-27
15.1	Amendment, Modification, and Termination	A-27
15.2	Awards Previously Granted	A-27
Article 16. - Withholding		A-27
16.1	Mandatory Tax Withholding	A-27
16.2	Notification under Code Section 83(b)	A-27

Article 17. - Additional Provisions		A-28
17.1	Successors	A-28
17.2	Severability	A-28
17.3	Requirements of Law	A-28
17.4	Securities Law Compliance	A-28
17.5	No Rights as a Stockholder	A-28
17.6	Nature of Payments	A-29
17.7	Non-Exclusivity of Plan	A-29
17.8	Governing Law	A-29
17.9	Share Certificates	A-29
17.10	Unfunded Status of Awards; Creation of Trusts	A-29
17.11	Employment	A-29
17.12	Participation	A-29
17.13	Military Service	A-29
17.14	Construction; Gender and Number	A-30
17.15	Headings	A-30
17.16	Obligations	A-30
17.17	No Right to Continue as Director	A-30
17.18	Code Section 409A Compliance	A-30
17.19	Recoupment	A-30

WPX ENERGY, Inc.

2013 Incentive Plan

(Effective as of May 22, 2013)

Article 1. - Effective Date, History, Objectives, and Duration

1.1 Effective Date. WPX Energy, Inc., a Delaware corporation (the “Company”), established an incentive compensation plan known as the WPX Energy, Inc. 2013 Incentive Plan (the “Plan”) effective May 22, 2013, (the “Effective Date”) upon approval of the Plan by a majority of the Company’s stockholders.

1.2 Objectives of the Plan. The Plan is intended (a) to allow selected employees and officers of the Company and its Affiliates to acquire or increase equity ownership in the Company, thereby strengthening their commitment to the success of the Company and stimulating their efforts on behalf of the Company, and to assist the Company and its Affiliates in attracting new employees and officers and retaining existing employees and officers, (b) to provide Non-Equity Incentive Award (as defined below) opportunities to employees in the Designated 162(m) Group (as defined below), (c) to optimize the profitability and growth of the Company and its Affiliates through incentives which are consistent with the Company’s goals, and (d) to attract and retain highly qualified persons to serve as Non-Management Directors and to promote ownership by such Non-Management Directors of a greater proprietary interest in the Company, thereby aligning such Non-Management Directors’ interests more closely with the interests of the Company’s stockholders.

1.3 Duration of the Plan. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board of Directors of the Company (the “Board”) to amend or terminate the Plan at any time pursuant to Article 15 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions, or, if earlier, May 22, 2023, the tenth (10th) anniversary of the Effective Date. Termination of the Plan will not affect the rights and obligations of the Grantees and the Company arising under Awards theretofore granted and then in effect.

Article 2. - Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below:

2.1 “Acquired Entity Award” has the meaning set forth in Section 5.6.

2.2 “Affiliate” means any Person that directly or indirectly, through one or more intermediaries, controls, or is controlled by or is under common control with the Company.

2.3 “Annual Meeting of Company Stockholders” has the meaning set forth in Section 14.1.

2.4 “Award” means Options (including Non-Qualified Stock Options and Incentive Stock Options), Shares of Restricted Stock, Restricted Stock Units, Performance Units (which may be paid in cash), Performance Shares, Stock Appreciation Rights, Other Stock-Based Awards, Non-Equity Incentive Awards or Director Annual Grants granted under the Plan.

2.5 “Award Agreement” means the written agreement or other instrument as may be approved from time to time by the Committee or Management Committee (as applicable) by which an Award shall be evidenced. An Award Agreement may be in the form of either (a) an agreement to be either executed by both the Grantee and the Company (or an authorized representative of the Company) or delivered and acknowledged electronically as the Committee shall determine or (b) certificates, notices or similar instruments as approved by the Committee or Management Committee (as applicable).

2.6 “Base Amount” means with respect to a Stock Appreciation Right, the amount with respect to which the appreciation in the value of a Share shall be measured over the period beginning with the Grant Date and ending on the date of exercise of such Stock Appreciation Right.

2.7 “Board” has the meaning set forth in Section 1.3.

2.8 “CEO” means the Chief Executive Officer of the Company.

2.9 “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to a particular section of the Code include references to regulations and rulings thereunder and to successor provisions.

2.10 “Committee” and “Management Committee” have the respective meanings set forth in Article 3.

2.11 “Common Stock” means the common stock, $1.00 par value, of the Company.

2.12 “Controlled Affiliate” means any Person that directly or indirectly, through one or more intermediaries, is controlled by the Company.

2.13 “Covered Employee” means a Grantee who, as of the date that the value of an Award is recognizable as income, is one of the group of “covered employees,” within the meaning of Section 162(m) of the Code, with respect to the Company.

2.14 “Designated 162(m) Group” means that group of persons whom the Committee believes may be Covered Employees with respect to a current or future fiscal year of the Company.

2.15 “Director Annual Grant” means an Award made to a Non-Management Director under Section 14.1.

2.16 “Director Fees” has the meaning set forth in Section 14.2.

2.17 “Disability” means, unless otherwise defined in an Award Agreement, or as otherwise determined under procedures established by the Committee for purposes of the Plan, for purposes of the exercise of an Incentive Stock Option, a disability within the meaning of Section 22(e)(3) of the Code, and for all other purposes, disability as defined in the Company’s long-term disability plan in which the Grantee participates or is eligible to participate, as determined by the Committee.

2.18 “Dividend Equivalent” means a right to receive or accrue, to the extent provided under the respective Award Agreement, payments equal to dividends or distributions of property on a specified number of Shares.

2.19 “Eligible Person” means any employee (including any officer) of the Company or an Affiliate that is a Controlled Affiliate or a parent (as defined in Rule 405 promulgated under the Securities Act), except that only employees in the Designated 162(m) Group shall be Eligible Persons with respect to Non-Equity Incentive Awards.

2.20 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to a particular section of the Exchange Act include references to successor provisions.

2.21 “Equity Election” has the meaning set forth in Section 14.2.

2.22 “Fair Market Value” means (a) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee, and (b) with respect to Shares, unless otherwise determined in the good faith discretion of the Committee, as of any date: (i) the closing price on the date of determination reported in The Wall Street Journal (or an equivalent alternate or successor) (or, if no sale of Shares was reported for such date, on the most recent trading day prior to such date on which a sale of Shares was reported); (ii) if the Shares are not listed on the New York Stock Exchange, the closing price of the Shares on such other national exchange on which the Shares are principally traded or as reported by the Nasdaq Global Select or Global Market System, or similar securities market, or if no such quotations are available, the average of the high bid and low asked quotations in the over-the-counter market as reported by the Nasdaq Capital Market or similar securities market; or (iii) in the event that there shall be no public market for the Shares, the fair market value of the Shares as determined (which determination shall be conclusive) in good faith by the Committee.

2.23 “Grant Date” means the date on which an Award is granted or, in the case of a grant to an Eligible Person, such later date as specified in advance by the Committee.

2.24 “Grantee” means an Eligible Person who has been granted an Award.

2.25 “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code.

2.26 “including” or “includes” means “including, without limitation,” or “includes, without limitation,” respectively.

2.27 “Non-Equity Incentive Award” means an Award granted to a person in the Designated 162(m) Group that is not granted, valued by reference to, or payable in Shares.

2.28 “Non-Management Director” means a member of the Board who is not an employee of the Company or any Affiliate.

2.29 “Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.30 “Option” means an option granted under Article 6 of the Plan.

2.31 “Option Price” means the price at which a Share may be purchased by a Grantee pursuant to the exercise of an Option.

2.32 “Option Term” means the period beginning on the Grant Date of an Option and ending on the date such Option expires, terminates or is cancelled.

2.33 “Other Stock-Based Award” means a right, granted under Article 11 of the Plan, that relates to or is valued by reference to Shares or other Awards relating to Shares.

2.34 “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code contained in Section 162(m)(4)(C) of the Code (including the special provisions for options thereunder).

2.35 “Performance Measures” has the meaning set forth in Section 4.4.

2.36 “Performance Period” means the time period over which performance goals shall be determined.

2.37 “Performance Share” and “Performance Unit” have the respective meanings set forth in Article 9.

2.38 “Period of Restriction” means the period during which Shares of Restricted Stock or Restricted Stock Units are subject to forfeiture if the conditions specified in the Award Agreement are not satisfied.

2.39 “Person” means any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government instrumentality, division, agency, body or department.

2.40 “Restricted Stock Unit” means a right, granted in accordance with Article 8 hereof, to receive a Share or cash payment equal to the value thereof, subject to such Period of Restriction as the Committee shall determine.

2.41 “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, as amended from time to time, together with any successor rule.

2.42 “SEC” means the United States Securities and Exchange Commission, or any successor thereto.

2.43 “Section 16 Non-Management Director” means a Non-Management Director who satisfies the requirements to qualify as a “non-employee director” under Rule 16b-3.

2.44 “Section 16 Person” means a person who is subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

2.45 “Securities Act” means the Securities Act of 1933, as amended from time to time. References to a particular section of the Securities Act include references to successor provisions.

2.46 “Share” means a share of Common Stock, and such other securities of the Company as may be substituted or resubstituted for Shares pursuant to Section 4.2 hereof.

2.47 “Shares of Restricted Stock” or “Restricted Stock” means Shares that are subject to forfeiture if the Grantee does not satisfy the conditions specified in the Award Agreement applicable to such Shares.

2.48 “Spin-Off Awards” mean Awards granted under this Plan upon the assumption by the Company of equity-based compensation awards previously granted by The Williams Companies, Inc. in connection with the spin-off of the Company from The Williams Companies, Inc. (“Spin-Off”). Such assumed Awards shall be referred to herein as (“Assumed Williams Awards”). Nothing in this Plan shall require the Company to grant any Assumed Williams Awards under this Plan.

2.49 “Stock Appreciation Right” or “SAR” has the meaning set forth in Section 10.1 hereof.

2.50 “Termination of Affiliation” occurs on the first day on which an individual is for any reason no longer providing services to the Company or any Affiliate in the capacity of an employee or officer, or with respect to an individual who is solely an employee or officer of an Affiliate, the first day on which such entity ceases to be an Affiliate of the Company. Notwithstanding the foregoing, except as otherwise provided in the Award Agreement with respect to such Award, with respect to an Award subject to Section 409A of the Code, “Termination of Affiliation” means a “separation from service” as defined in Section 409A of the Code and regulations and other administrative guidance promulgated thereunder.

Article 3. - Administration

3.1 Committee.

(a) Subject to Articles 14 and 15, and to Section 3.2, the Plan shall be administered by a committee (the “Committee”). Except to the extent the Board reserves administrative powers to itself or appoints a different committee to administer the Plan, the Committee shall be (i) the Board, with respect to all Non-Management Directors, (ii) the Compensation Committee of the Board, with respect to all executive officers of the Company

(which term shall have the same meaning as the term “officer” as defined in Rule 16a-1(f) promulgated under the Exchange Act and shall in any event include all of the members of the Company’s Executive Leadership Team (“XLT”)) and any other Eligible Person with respect to whom it elects to act as the Committee, and (iii) except as the Committee may provide, if the CEO is a member of the Board, a committee consisting of the CEO, with respect to any Eligible Person other than an executive officer of the Company. In addition, to the extent the Board considers it desirable to comply with Rule 16b-3 or meet the Performance-Based Exception, the Committee shall consist of two or more directors of the Company, all of whom qualify both as “outside directors” within the meaning of Section 162(m) of the Code and as Section 16 Non-Management Directors (the “Independent Committee”). The number of members of the Committee shall from time to time be increased or decreased, and shall be subject to such conditions, in each case as the Board deems appropriate to permit transactions in Shares pursuant to the Plan to satisfy such conditions of Rule 16b-3 and the Performance-Based Exception as then in effect.

(b) The Board or the Compensation Committee may, by resolution, appoint and delegate to another committee of one or more officers of the Company (including the CEO) (a “Management Committee”) any or all of the authority of the Board or the Committee, as applicable, with respect to Awards to Grantees other than Grantees who are executive officers of the Company, Non-Management Directors, or are persons in the Designated 162(m) Group for whom the Board or the Compensation Committee desires to have the Performance-Based Exception apply and/or are Section 16 Persons at the time any such delegated authority is exercised; provided, however, that the resolution so authorizing such Management Committee shall specify the total number of Shares that may be subject to Awards (if any) such Management Committee may award pursuant to such delegated authority, and any such Award shall be subject to the form(s) of Award Agreement theretofore approved by the Compensation Committee. Any delegation of authority pursuant to this Section 3.1(b) shall comply with the requirements of applicable law, including Section 157(c) of the General Corporation Law of the State of Delaware to the extent applicable.

(c) Unless the context requires otherwise, any references herein to “Committee” include references to the Board, the Compensation Committee of the Board, the Management Committee, the Independent Committee (if distinct from any of the foregoing) or the CEO, as applicable. For avoidance of doubt, notwithstanding any provision of the Plan to the contrary, any action taken by the Compensation Committee of the Board shall be treated as a valid action of the Committee, except as limited by the terms of the Board’s delegation of authority to the Compensation Committee of the Board or in the event that such action would violate applicable law.

3.2 Powers of Committee. Subject to and consistent with the provisions of the Plan (including Article 14 and any limitations in scope of authority established in accordance with Section 3.1 above), the Committee has full and final authority and sole discretion as follows:

(a) to determine when, to whom and in what types and amounts Awards should be granted;

(b) to grant Awards in any number and amount to Eligible Persons, and to determine the terms and conditions applicable to each Award (including the number of Shares or the amount of cash or other property to which an Award will relate, any exercise price, grant price, Base Amount or purchase price, any limitation or restriction, any schedule for or performance conditions relating to the earning of the Award or the lapse of limitations, forfeiture restrictions, restrictions on exercisability or transferability, any performance goals including those relating to the Company and/or an Affiliate and/or any division thereof and/or an individual, and/or vesting based on the passage of time, based in each case on such considerations as the Committee shall determine);

(c) to determine the benefit payable under any Performance Unit, Performance Share, Other Stock-Based Award or Non-Equity Incentive Award and to determine whether any performance or vesting conditions have been satisfied;

(d) to determine whether or not specific Awards shall be granted in connection with other specific Awards, and if so, whether they shall be exercisable cumulatively with, or alternatively to, such other specific Awards and all other matters to be determined in connection with an Award;

(e) to determine the Option Term;

(f) to determine the amount, if any, that a Grantee shall pay for Shares of Restricted Stock, when Shares of Restricted Stock shall be forfeited and whether such Shares shall be held in escrow;

(g) to determine whether, to what extent and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares, other Awards or other property, or an Award may be accelerated, vested, canceled, forfeited or surrendered or any terms of the Award may be waived, and to accelerate the exercisability of, and to accelerate or waive any or all of the terms and conditions applicable to, any Award or any group of Awards for any reason and at any time;

(h) to determine with respect to Awards whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award will be deferred either automatically (whether to limit loss of deductions pursuant to Section 162(m) of the Code or otherwise), at the election of the Committee or at the election of the Grantee;

(i) to offer to exchange or buy out any previously granted Award for a payment in cash, Shares or one or more other Awards, subject to Section 6.3 and Section 10.5;

(j) to construe and interpret the Plan and to make all determinations, including factual determinations, necessary or advisable for the administration of the Plan;

(k) to make, amend, suspend, waive and rescind rules and regulations relating to the Plan;

(l) to appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(m) to determine the terms and conditions of all Award Agreements applicable to Eligible Persons (which need not be identical) and, with the consent of the Grantee, to amend any such Award Agreement at any time, among other things, to permit transfers of such Awards to the extent permitted by the Plan; provided that the consent of the Grantee shall not be required for any amendment (i) which does not materially adversely affect the rights of the Grantee, or (ii) which is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any new applicable law or change in an existing applicable law, or (iii) to the extent the Award Agreement specifically permits amendment without consent, or (iv) provided for or specifically contemplated in the Plan (such as Section 6.4 or Article 13);

(n) to cancel, with the consent of the Grantee, outstanding Awards and to grant new Awards in substitution therefor, subject to Section 6.3 and Section 10.5;

(o) to make such adjustments or modifications to Awards or to adopt such sub-plans for Grantees working outside the United States as are advisable to fulfill the purposes of the Plan (including to comply with local law);

(p) to impose such additional terms and conditions upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including, as applicable, limiting the percentage of Awards which may from time to time be exercised by a Grantee;

(q) to make adjustments in the terms and conditions of, and the criteria in, Awards in recognition of unusual or nonrecurring events (including events described in Section 4.2) affecting the Company or an Affiliate or the financial statements of the Company or an Affiliate, or in response to changes in applicable laws, regulations or accounting principles; provided that in no event shall such adjustment increase the value of an Award for a person included in the Designated 162(m) Group for whom the Committee desires to have the Performance-Based Exception apply so as to cause the Performance-Based Exception to be unavailable;

(r) to correct any defect or supply any omission or reconcile any inconsistency, and to construe and interpret the Plan, the rules and regulations, and Award Agreement or any other instrument entered into or relating to an Award under the Plan; and

(s) to take any other action with respect to any matters relating to the Plan for which it is responsible and to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Company, its Affiliates, any Grantee, any person claiming any rights under the Plan from or through any Grantee, and stockholders, except to the extent the Committee may subsequently modify, or take further action not consistent with, its prior action. If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter be modified by the Committee. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Affiliate the authority, subject to such terms as the Committee shall determine, to perform specified functions under the Plan (subject to Sections 3.1(b), 4.3, 4.4 and 5.7(b)).

Article 4. - Shares Subject to the Plan, Maximum Awards, and 162(m) Compliance

4.1 Number of Shares Available for Grants. Subject to adjustment as provided in Section 4.2, the number of Shares hereby reserved for delivery under the Plan shall be 19,772,757 Shares (such Shares being the same as the 11,000,000 originally authorized under the 2011 Incentive Plan plus the 8,772,757 Shares previously issued under the 2011 Incentive Plan in accordance with that certain Employee Matters Agreement between the Company and The Williams Companies, Inc. to employees and non-employee directors of The Williams Companies, Inc. and its subsidiaries in substitution for awards under The Williams Companies, Inc. equity incentive plans immediately prior to the pro rata distribution of the Common Stock to complete the spin-off of the Company from The Williams Companies, Inc.) The number of Shares available for delivery pursuant to Incentive Stock Options shall be the number set forth in the first sentence of this Section 4.1.

If any Shares subject to an Award granted hereunder are forfeited or such Award is settled in cash or otherwise terminates without the delivery of such Shares, the Shares subject to such Award, to the extent of any such forfeiture, settlement or termination, shall again be available for grant under the Plan. Notwithstanding the foregoing, Shares subject to an Award under the Plan may not again be made available for issuance under the Plan if such Shares are: (a) Shares used to pay the exercise price of an Option, (b) Shares delivered to or withheld by the Company to pay the withholding taxes related to an Award, or (c) Shares repurchased by the Company on the open market with the proceeds of an Award paid to the Company by or on behalf of the Grantee. Shares delivered pursuant to the Plan may be, in whole or in part, authorized and unissued Shares, or treasury Shares, including Shares repurchased by the Company for purposes of the Plan.

Notwithstanding the foregoing, an unlimited number of Shares may be issued under the Plan pursuant to Acquired Entity Awards granted in assumption of, or in substitution for, an outstanding award previously granted by an Acquired Entity, so long as the terms of the acquisition of such awards previously granted by an Acquired Entity do not expressly provide for the issuance of Shares authorized under this Section 4.1.

4.2 Adjustments in Authorized Shares and Awards. In the event of any dividend or other distribution (whether in the form of cash, Shares, or other property, but excluding regular, quarterly cash dividends), recapitalization, forward or reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, consolidation, scheme of arrangement, split-up, spin-off or combination involving the Company or repurchase or exchange of Shares or other securities of the Company or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event that affects the Shares, provided that any such transaction or event referred to heretofore does not involve the receipt of consideration by the Company, then the Committee shall, in such manner as it deems equitable in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, adjust (a) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (b) the number and type of Shares (or other securities or property) subject to outstanding Awards, (c) the grant or exercise price or Base Amount with respect to any applicable Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award, (d) the number and kind of outstanding Shares of Restricted Stock or relating to any other outstanding Award in connection with which Shares are issued or otherwise subject, (e) the number of Shares with respect to which Awards may be granted to a Grantee, as set forth in Section 4.3, (f) the number and type of Shares (or other securities or property) as to which Awards may be settled, and (g) the number of Shares subject to outstanding Restricted Stock or Restricted Stock Units granted under Article 14; provided, in each case, that with respect to Awards of Incentive Stock Options intended as of their Grant Date to qualify as Incentive Stock Options, no such adjustment shall be authorized to the extent that such adjustment would cause the Plan to violate Section 422(b)(1) of the Code; and provided further that the number of Shares subject to any Award denominated in Shares shall always be a whole number. By way of example and not limitation, neither the conversion of any convertible securities of the Company nor any open market purchase of Shares by the Company shall be treated as a transaction that “does not involve the receipt of consideration” by the Company.

4.3 Compliance with Section 162(m) of the Code. To the extent the Committee determines that compliance with the Performance-Based Exception is desirable, the following shall apply:

(a) Section 162(m) Compliance. All Awards granted to persons included in the Designated 162(m) Group shall comply with the requirements of the Performance-Based Exception; provided that to the extent Section 162(m) of the Code requires periodic shareholder approval of performance measures, such approval shall not be required for the continuation of the Plan or as a condition to grant any Award hereunder after such approval is required. In addition, in the event that changes are made to Section 162(m) of the Code to permit flexibility with respect to the Award or Awards available under the Plan, the Committee may, subject to this Section 4.3, make any adjustments to such Awards as it deems appropriate.

(b) Annual Individual Limitations. During any calendar year, no Grantee may be granted Awards (other than Awards that cannot be satisfied in Shares) with respect to more than three million five hundred thousand (3,500,000) Shares, subject to adjustment as provided in Section 4.2. The maximum potential value of Awards to be settled in cash or property (other than Shares) that may be granted with respect to any calendar year (or the Company’s fiscal year, if the Company’s fiscal year is not the calendar year) to any Grantee included in the Designated 162(m) Group (regardless of when such Award is settled) shall not exceed Fifteen Million Dollars ($15,000,000.00). (Thus, Awards to be settled in cash or property (other than Shares) with a Performance Period (or other period of time explicitly or implicitly utilized to determine the value to be provided to the Grantee) over more than one calendar year (or fiscal year) may exceed the one-year grant limit in the prior sentence at the time of payment or settlement so long as the total maximum potential value does not exceed the one-year limit multiplied by the number of calendar years (or fiscal years) or portions thereof over which the value of such Award is determined.)

4.4 Performance-Based Exception Under Section 162(m). Unless and until the Committee proposes for stockholder vote and stockholders approve a change in the general performance measures set forth in this Section 4.4, for Awards (other than Options or SARs) designed to qualify for the Performance-Based Exception, the objective Performance Measure(s) shall be chosen from among the following:

(a) Earnings (either in the aggregate or on a per-share basis);

(b) Net income;

(c) Operating income;

(d) Operating profit;

(e) Cash flow;

(f) Stockholder returns (including return on assets, investments, equity, or gross sales) (including income applicable to common stockholders or other class of stockholders);

(g) Return measures (including return on assets, equity, sales, or capital expenditures);

(h) Earnings before or after either, or any combination of, interest, taxes, depreciation, amortization or exploration cost (EBITDAX);

(i) Gross revenues;

(j) Share price (including growth measures and total stockholder return or attainment by the Shares of a specified value for a specified period of time);

(k) Reductions in expense levels in each case, where applicable, determined either on a Company-wide basis or in respect of any one or more business units;

(l) Net economic value;

(m) Market share;

(n) Annual net income to common stock;

(o) Earnings per share;

(p) Annual cash flow provided by operations;

(q) Changes in annual revenues;

(r) Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures;

(s) Reserve growth (reserve replacement) or reserves per share;

(t) Reserve replacement efficiency ratio;

(u) Productions growth or production per share;

(v) Drilling results;

(w) Development costs;

(x) Sales;

(y) Costs;

(z) Results of customer satisfaction surveys;

(aa) Aggregate product price and other product price measures;

(bb) Safety record;

(cc) Operating and maintenance cost management;

(dd) Energy production availability performance measures;

(ee) Debt rating;

and/or

(ff) Achievement of objective business or operational goals such as market share and/or business development;

provided that subsections (a) through (g) may be measured on a pre- or post-tax basis; and provided further that the Committee may, on the Grant Date of an Award intended to comply with the Performance-Based Exception, and in the case of other grants, at any time, provide that the formula for such Award may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss. For Awards intended to comply with the Performance-Based Exception, the Committee shall set the Performance Measures within the time period prescribed by Section 162(m) of the Code. The levels of performance required with respect to Performance Measures may be expressed in absolute or relative levels and may be based upon a set increase, set positive result, maintenance of the status quo, set decrease or set negative result, and may be measured annually, cumulatively over a period of years or over such other period determined by the Committee. Performance Measures may differ for Awards to different Grantees. The Committee shall specify the weighting (which may be the same or different for multiple objectives) to be given to each Performance Measure for purposes of determining the final amount payable with respect to any such Award. Any one or more of the Performance Measures may apply to the Grantee, to a department, unit, division or function within the Company or any one or more Affiliates; or to the Company and/or any one or more Affiliates; and may apply either alone or relative to the performance of other businesses or individuals (including industry or general market indices).

The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided that Awards which are designed to qualify for the Performance-Based Exception may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward) so as to cause the Performance-Based Exception to be unavailable. The Committee may not delegate any responsibility with respect to Awards intended to qualify for the Performance-Based Exception. All determinations by the Committee as to the achievement of the Performance Measure(s) shall be in writing prior to payment of the Award.

In the event that applicable laws change to permit Committee discretion to alter the governing performance measures without obtaining stockholder approval of such changes, and still qualify for the Performance-Based Exception, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

For purposes of Section 4.3 and this Section 4.4 (and any other provisions of the Plan for which compliance with Section 162(m) of the Code is intended), references to “Committee” means the Compensation Committee of the Board or, if a separate body, the Independent Committee.

Article 5. - Eligibility and General Conditions of Awards

5.1 Eligibility. Awards may be granted to any Eligible Person or Non-Management Director, whether or not he or she has previously received an Award; provided that only persons included in the Designated 162(m) Group shall be Eligible Persons with respect to Non-Equity Incentive Awards made under the Plan and Non-Management Directors may only receive Awards granted under Article 14 of the Plan. A prospective employee of the Company or an Affiliate may be granted an Award so long as the Grant Date does not occur prior to the date that such Person commences employment or the performance of services for the Company or an Affiliate.

5.2 Award Agreement. To the extent not set forth in the Plan, the terms and conditions of each Award shall be set forth in an Award Agreement.

5.3 General Terms and Termination of Affiliation. The Committee may impose on any Award or the exercise or settlement thereof, at the Grant Date or, subject to the provisions of Section 15.2, thereafter, such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine, including terms requiring forfeiture, acceleration or pro-rata acceleration of Awards in the event of a Termination of Affiliation by the Grantee. Except as may be required under the Delaware General Corporation Law, Awards may be granted for no consideration other than prior and future services. Except as otherwise determined by the Committee pursuant to this Section 5.3, all Awards that have not been exercised and that are subject to (a) a risk of forfeiture, (b) deferral by the Committee (and not voluntary deferral by the Grantee), (c) vesting or (d) unexpired Performance Periods at the time of a Termination of Affiliation, shall be forfeited to the Company.

5.4 Nontransferability of Awards.

(a) Each Award and each right under any Award shall be exercisable only by the Grantee during the Grantee’s lifetime, or, if permissible under applicable law, by the Grantee’s guardian or legal representative.

(b) No Award (prior to the time, if applicable, Shares are delivered in respect of such Award), and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Grantee other than by will or by the laws of descent and distribution (or in the case of Shares of Restricted Stock, to the Company), and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company and any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(c) Notwithstanding subsections (a) and (b) above, to the extent provided in the Award Agreement, Director Annual Grants, Restricted Stock Units, Stock Appreciation Rights and Awards other than Incentive Stock Options and Non-Equity Incentive Awards, may be transferred to one or more trusts or persons during the lifetime of the Grantee in connection with the Grantee’s estate planning or wealth transfer planning, and may be exercised by such transferee in accordance with the terms of such Award. If so determined by the Committee, a Grantee may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Grantee, and to receive any distribution with respect to any Award upon the death of the Grantee. A transferee, beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Grantee shall be subject to and consistent with the provisions of the Plan and any applicable Award Agreement, except to the extent the Plan and Award Agreement otherwise provide with respect to such persons, and to any additional restrictions or limitations deemed necessary or appropriate by the Committee.

(d) Nothing herein shall be construed as requiring the Committee to honor a DRO except as required under the respective Award Agreement or to the extent required under applicable law.

5.5 Cancellation and Rescission of Awards. Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold, or otherwise limit or restrict any unexercised Award at any time if the Grantee is not in compliance with all applicable provisions of the Award Agreement and the Plan or if the Grantee has a Termination of Affiliation.

5.6 Stand-Alone, Tandem and Substitute Awards.

(a) Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan or any other plan of the Company or any Affiliate; provided that if the stand-alone, tandem or substitute Award is intended to qualify for the Performance-Based Exception, it must separately satisfy the requirements of the Performance-Based Exception. In connection with the Company’s acquisition, however effected, of another corporation or entity (the “Acquired Entity”) or the assets thereof, the Committee may, at its discretion, grant Awards (“Substitute Awards”) associated with the stock or other equity interest in such Acquired Entity (“Acquired Entity Award”) held by a Grantee immediately prior to such Acquisition in order to preserve for Grantee the economic value of all or a portion of such Acquired Entity Award on such terms as the Committee determines necessary to achieve preservation of economic value. For the avoidance of doubt, to the extent that the Spin-Off Awards are granted under the Plan, they shall be considered Acquired Entity Awards for purposes of the Plan. If an Award is granted in substitution for another Award or any non-Plan award or benefit, the Committee shall require the surrender of such other Award or non-Plan award or benefit in consideration for the grant of the new Award. Awards granted in addition to or in tandem with other Awards or non-Plan awards or benefits may be granted either at the same time as or at a different time from the grant of such other Awards or non-Plan awards or benefits. The Option Price of any Option or the purchase price of any other Award conferring a right to purchase Shares:

(i) If granted in substitution for an outstanding Award or non-Plan award or benefit, shall be either not less than the Fair Market Value of Shares at the date such substitute Award is granted or not less than such Fair Market Value at that date reduced to reflect the Fair Market Value of the Award or award required to be surrendered by the Grantee as a condition to receipt of a substitute Award; or

(ii) If granted in tandem with an already outstanding Award or an award granted under another plan, shall be either not less than the Fair Market Value of Shares at the date of grant of the later Award or the Fair Market Value of Shares at the date of grant of the earlier Award or award granted under such other plan.

(b) The Committee may, in its discretion and on such terms and conditions as the Committee considers appropriate in the circumstances, grant Awards under the Plan in substitution for stock and stock-based Awards held by employees of another corporation who become employees of the Company or an Affiliate as the result of a merger or consolidation or other combination of the employing corporation with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the employing corporation.

5.7 Compliance with Rule 16b-3.

(a) Reformation to Comply with Exchange Act Rules. To the extent the Committee determines that a grant or other transaction by a Section 16 Person should comply with applicable provisions of Rule 16b-3 (except for transactions exempted under alternative Exchange Act rules), the Committee shall take such actions as necessary to make such grant or other transaction so comply, and if any provision of this Plan or any Award Agreement relating to a given Award does not comply with the requirements of Rule 16b-3 as then applicable to any such grant or transaction, such provision will be construed or deemed amended, if the Committee so determines, to the extent necessary to conform to the then applicable requirements of Rule 16b-3 without the consent of or notice to the affected Section 16 Person.

(b) Rule 16b-3 Administration. Any function relating to a Section 16 Person shall be performed solely by the Committee or the Board if necessary to ensure compliance with applicable requirements of Rule 16b-3, to the extent the Committee determines that such compliance is desired. Each member of the Committee or person acting on behalf of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer, manager or other employee of the Company or any Affiliate, the Company’s independent certified public accountants or any executive compensation consultant or attorney or other professional retained by the Company to assist in the administration of the Plan. For purposes of Section 5.7(a) and this Section 5.7(b), references to “Committee” means the Compensation Committee of the Board or, if a separate body, the Independent Committee.

5.8 Deferral of Award Payouts. The Committee may permit or require a Grantee to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due by virtue of the lapse or waiver of restrictions with respect to Shares of Restricted Stock, the satisfaction of any requirements or goals with respect to Performance Units or Performance Shares, the lapse or waiver of the Period of Restriction for Restricted Stock Units, or the lapse or waiver of restrictions with respect to Other Stock-Based Awards. The Committee may also require such a deferral of receipt in order to avoid non-deductibility of any amounts associated with such Award or to comply with the requirements of applicable law. If any such deferral is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals. Except as otherwise provided in an Award Agreement or this Section 5.8, any payment of any Shares that are subject to such deferral shall be made or delivered to the Grantee upon the Grantee’s Termination of Affiliation. Notwithstanding anything herein to the contrary, in no event will any deferral or payment of a deferred number of Shares or any other payment with respect to any Award be allowed if the Committee determines, in its sole discretion, that the deferral would result in the imposition of the additional tax under Section 409A(a)(1)(B) of the Code.

Article 6. - Stock Options

6.1 Grant of Options. Subject to and consistent with the provisions of the Plan, Options may be granted to any Eligible Person in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the Option Term (which shall be for a period of not more than ten (10) years from its Grant Date), the number of Shares to which the Option pertains, the time or times at which such Option shall be exercisable, and such other provisions as the Committee shall determine.

6.3 Option Price; No Repricing. The Option Price of an Option under this Plan shall be determined in the sole discretion of the Committee, and, except with respect to an Option granted as an Acquired Entity Award, shall be at least equal to 100% of the Fair Market Value of a Share on the Grant Date. Subject to the adjustment under Section 4.2, neither the Committee nor the Board shall have the authority or discretion to reduce, directly or indirectly, the Option Price of any outstanding Option without stockholder approval, including, without limitation, by (a) canceling previously awarded Options and regranting them with a lower Option Price or (b) exchanging or buying out any previously granted Option for a payment in cash, Shares or other Award, notwithstanding any authority otherwise granted the Committee or the Board under the Plan.

6.4 Grant of Incentive Stock Options. At the time of the grant of any Option, the Committee may in its discretion designate that such Option (or portion thereof) shall be made subject to additional restrictions to permit it to qualify as an Incentive Stock Option. Any Option (or portion thereof) designated as an Incentive Stock Option:

(a) shall be granted only to an employee of the Company or a parent or Subsidiary Corporation (as defined below);

(b) shall have an Option Price of not less than 100% of the Fair Market Value of a Share on the Grant Date, and, if granted to a person who owns capital stock (including stock treated as owned under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or any Subsidiary Corporation (a “10% Owner”), have an Option Price not less than 110% of the Fair Market Value of a Share on its Grant Date;

(c) shall be for a period of not more than 10 years (five years if the Grantee is a 10% Owner) from its Grant Date, and shall be subject to earlier termination as provided herein or in the applicable Award Agreement;

(d) shall not have an aggregate Fair Market Value (as of the Grant Date) of the Shares with respect to which Incentive Stock Options (whether granted under the Plan or any other stock option plan of the Grantee’s employer or any parent or Subsidiary Corporation (“Other Plans”)) are exercisable for the first time by such Grantee during any calendar year (“Current Grant”), determined in accordance with the provisions of Section 422 of the Code, which exceeds $100,000 (the “$100,000 Limit”);

(e) shall require the Grantee to notify the Committee of any disposition of any Shares delivered pursuant to the exercise of the Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to holding periods and certain disqualifying dispositions) (a “Disqualifying Disposition”), within 10 days of such a Disqualifying Disposition; and

(f) shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee’s lifetime, only by the Grantee; provided that the Grantee may, to the extent provided in the Plan in any manner specified by the Committee, designate in writing a beneficiary to exercise his or her Incentive Stock Option after the Grantee’s death.

For purposes of this Section 6.4, “Subsidiary Corporation” means a corporation other than the Company in an unbroken chain of corporations beginning with the Company if, at the time of granting the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. For purposes of this Section 6.4, references to “parent” shall mean a parent corporation within the meaning of Section 424(e) of the Code. Notwithstanding the foregoing and Section 3.2, the Committee may, without the consent of the Grantee, at any time before the exercise of an Option (whether or not an Incentive Stock Option), take any action necessary to prevent such Option from being treated as an Incentive Stock Option.

Notwithstanding anything in this Section 6.4 to the contrary, Options designated as Incentive Stock Options shall not be eligible for treatment under the Code as Incentive Stock Options (and will be deemed to be Non-Qualified Stock Options) to the extent that either (a) the aggregate Fair Market Value of the Shares (determined on the Grant Date) with respect to the Current Grant and all Incentive Stock Options previously granted under the Plan and any Other Plans which are exercisable for the first time during a calendar year would exceed the

$100,000 Limit, or (b) such Options otherwise remain exercisable but are not exercised within three (3) months of Termination of Affiliation (or such other period of time provided in Section 422 of the Code).

6.5 Payment. Except as otherwise provided by the Committee in an Award Agreement or otherwise, Options shall be exercised by the delivery of a written notice of exercise to the Company or its designee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares made by any one or more of the following means, subject to the approval of the Committee:

(a) cash, personal check or wire transfer;

(b) Shares, valued at their Fair Market Value on the date of exercise;

(c) withholding of Shares otherwise deliverable upon exercise valued at their Fair Market Value on the date of exercise; or

(d) subject to applicable law, pursuant to procedures previously approved by the Company, in cash through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay for such Shares, together with, if requested by the Company, the mandatory amount of federal, state, local and foreign withholding taxes payable by Grantee by reason of such exercise.

Article 7. - Shares of Restricted Stock

7.1 Grant of Shares of Restricted Stock. Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to any Eligible Person in such amounts as the Committee shall determine.

7.2 Award Agreement. Each grant of Shares of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine. The Committee may impose such conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable, including restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, and/or restrictions under applicable securities laws; provided that such conditions and/or restrictions may lapse, if so determined by the Committee, in the event of the Grantee’s Termination of Affiliation due to death, Disability, normal or approved early retirement, or involuntary termination by the Company or an Affiliate without “cause.” Except as otherwise determined by the Committee, upon Termination of Affiliation during the applicable Period of Restriction, Shares of Restricted Stock that are at that time subject to forfeiture shall be forfeited and automatically reacquired by the Company.

7.3 Consideration for Shares of Restricted Stock. The Committee shall determine the amount, if any, that a Grantee shall pay for Shares of Restricted Stock, subject to the following sentence. Except with respect to Shares of Restricted Stock that are treasury shares, for which no payment need be required, the Committee shall require the Grantee to pay at least the par value of a Share for each Share of Restricted Stock. Such payment shall be made in full in cash and/or other consideration permissible by applicable law (including prior and/or future services, which shall be considered a “benefit to the corporation” within the meaning of Section 152 of the Delaware General Corporation Law) by the Grantee before the delivery of the Shares under terms determined by the Committee.

7.4 Effect of Forfeiture. If Shares of Restricted Stock are forfeited, and if the Grantee was required to pay for such Shares with cash or property, the Grantee shall be deemed to have resold such Shares to the Company at a price equal to the lesser of (a) the amount paid in cash or property by the Grantee for such Shares, or (b) the Fair Market Value of such Shares at the close of business on the date of such forfeiture. The Company shall pay to the Grantee the deemed sale price as soon as is administratively practical. Such Shares shall cease to be outstanding, and shall no longer confer on the Grantee thereof any rights as a stockholder of the Company, from and after the date of the event causing the forfeiture, whether or not the Grantee accepts the Company’s tender of payment for such Shares.

7.5 Escrow; Legends. The Committee may provide that any certificates for any Shares of Restricted Stock (a) shall be held (together with one or more stock powers executed in blank by the Grantee) in escrow by the Secretary of the Company until such Shares become nonforfeitable or are forfeited and/or (b) shall bear an appropriate legend restricting the transfer of such Shares. If any Shares of Restricted Stock become nonforfeitable, the Company shall cause certificates for such Shares to be delivered without such legend, except as may be required under applicable law.

7.6 Voting Rights; Dividends and Distributions. Unless otherwise determined by the Committee in accordance with applicable law, individuals holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares during the Period of Restriction. Pursuant to Section 17.5, the Committee may require the payment of cash dividends on shares of Restricted Stock to be deferred and, if the Committee so determines, reinvested in additional shares of Restricted Stock. In such a case, individuals in whose name Shares of Restricted Stock are granted shall be entitled to receive all dividends and other distributions paid with respect to those Shares once the Period of Restriction has ended.

Article 8. - Restricted Stock Units

8.1 Grant of Restricted Stock Units. Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock Units to any Eligible Person, in such amount and upon such terms as the Committee shall determine.

8.2 Delivery and Limitations. Delivery of Shares will occur upon expiration of the Period of Restriction specified for the Award of Restricted Stock Units by the Committee. In addition, an Award of Restricted Stock Units shall be subject to such limitations as the Committee may impose, which limitations may lapse at the end of the Period of Restriction of such Restricted Stock Units or at other specified times, separately or in combination, in installments or otherwise, as the Committee shall determine at the time of grant or thereafter. A Grantee awarded Restricted Stock Units will have no voting rights and will have no rights to receive dividends or Dividend Equivalents in respect of Restricted Stock Units.

8.3 Forfeiture. Except as otherwise determined by the Committee, upon Termination of Affiliation during the applicable Period of Restriction, Restricted Stock Units that are at that time subject to forfeiture shall be forfeited.

Article 9. - Performance Units and Performance Shares

9.1 Grant of Performance Units and Performance Shares. Subject to and consistent with the provisions of the Plan, Performance Units or Performance Shares may be granted to any Eligible Person in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

9.2 Value/Performance Goals. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares that will be paid to the Grantee. With respect to Covered Employees and to the extent the Committee deems it appropriate to comply with Section 162(m) of the Code, all performance goals shall be objective

Performance Measures as set forth in Section 4.4 satisfying the requirements for the Performance-Based Exception, and shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations.

(a) Performance Unit. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant.

(b) Performance Share. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share at the close of business on the Grant Date.

9.3 Earning of Performance Units and Performance Shares. After the applicable Performance Period has ended, the holder of Performance Units or Performance Shares shall be entitled to payment based on the level of achievement of performance goals set by the Committee. If a Performance Unit or Performance Share Award is intended to comply with the Performance-Based Exception, the Committee shall certify the level of achievement of the performance goals in writing before the Award is settled.

At the discretion of the Committee, the settlement of Performance Units or Performance Shares may be in cash, Shares of equivalent value, or in some combination thereof, as set forth in the Award Agreement or otherwise determined by the Committee.

Except with respect to Awards with respect to which the Committee intends that the Performance-Based Exception shall apply, if a Grantee is promoted, demoted or transferred to a different business unit of the Company during a Performance Period, then, to the extent the Committee determines the performance goals or Performance Period are no longer appropriate, the Committee may adjust, change, eliminate or cancel the performance goals or the applicable Performance Period as it deems appropriate in order to make them appropriate and comparable to the initial performance goals or Performance Period.

A Grantee shall not be entitled to payment or accrual of Dividend Equivalents with respect to Shares deliverable in connection with grants of Performance Units or Performance Shares, whether unearned, earned but not yet delivered to the Grantee or otherwise. In addition, a Grantee shall be entitled to exercise his or her voting rights with respect to such Shares to the extent such Shares have been issued to the Grantee.

9.4 Forfeiture. Except as otherwise determined by the Committee, upon Termination of Affiliation any unvested and/or unearned Performance Units and Performance Shares shall be forfeited.

Article 10. - Stock Appreciation Rights

10.1 Grant of SARs. Subject to and consistent with the provisions of the Plan, stock appreciation rights (“Stock Appreciation Rights” or “SARs”) may be granted to any Eligible Persons in such numbers and upon such terms, and at any time and from time to time, as shall be determined by the Committee. Each SAR shall represent the right of the Grantee to receive upon exercise of the SAR an amount equal to the amount described in Section 10.3, subject to such terms and conditions as the Committee shall determine.

10.2 Award Agreement. Each grant of SARs shall be evidenced by an Award Agreement that shall specify, as the Committee shall determine, the number of Shares as to which the SAR relates, the Base Amount, the term and such other terms and conditions as the Committee shall determine, including without limitation vesting and forfeiture, provided that as to each SAR:

(a) except with respect to a SAR granted as an Acquired Entity Award, the Base Amount shall never be less than the Fair Market Value of a Share on the Grant Date; and

(b) the term shall not exceed ten years from the Grant Date.

10.3 Payment of SAR Amount. Upon exercise of a SAR, the Grantee shall be entitled to receive payment of an amount determined by multiplying (a) the difference between the Base Amount of the SAR and the Fair Market Value of a Share at the close of business on the date the SAR is exercised by (b) the number of Shares with respect to which the SAR is exercised. In the discretion of the Committee, payment of the SAR amount by the Company may be in cash, Shares or a combination of cash and Shares.

10.4 Forfeiture. Except as otherwise determined by the Committee, upon Termination of Affiliation any unvested SARs shall be forfeited.

10.5 No Repricing. Subject to the adjustment under Section 4.2, neither the Committee nor the Board shall have the authority or discretion to reduce, directly or indirectly, the Base Amount of any outstanding SAR without stockholder approval, including, without limitation, by (a) canceling previously awarded SARs and regranting them with a lower Base Amount or (b) exchanging or buying out any previously granted SARs for a payment in cash, Shares or other Award, notwithstanding any authority otherwise granted the Committee under the Plan.

Article 11. - Other Stock-Based Awards

The Committee is authorized, subject to limitations under applicable law, to grant to any Eligible Persons such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or other securities, as deemed by the Committee to be consistent with the purposes of the Plan, including Shares awarded which are not subject to any restrictions or conditions, convertible or exchangeable debt securities or other rights convertible or exchangeable into Shares, Awards valued by reference to the value of securities of or the performance of specified Affiliates, and Awards payable in securities of Affiliates. Subject to and consistent with the provisions of the Plan, the Committee shall determine the terms and conditions of such Awards. Except as provided by the Committee, Shares or other securities delivered pursuant to a purchase right granted under this Article 11 shall be purchased for such consideration, paid for by such methods and in such forms, including cash, Shares, outstanding Awards or other property or other consideration permitted by applicable law, as the Committee shall determine.

Article 12. - Non-Equity Incentive Awards

The Committee is authorized to grant Non-Equity Incentive Awards alone or in conjunction with other Awards to individuals who are at the time of the grant of such Non-Equity Incentive Award, included in the Designated 162(m) Group. All terms, conditions and limitations applicable to any Non-Equity Incentive Award shall be determined by the Committee, subject to and consistent with the provisions of the Plan (including the applicable annual individual limitation under Section 4.3(b) and the use of one or more of the Performance Measures set forth in Section 4.4) and Section 162(m) of the Code.

Article 13. - Change in Control

13.1 Acceleration of Exercisability and Lapse of Restrictions. If, upon or within two (2) years following a Change in Control, a Grantee has a Termination of Affiliation with the Company and the Company’s Affiliates (excluding any transfer to the Company or its Affiliates) voluntarily for Good Reason, or involuntarily (other than due to Cause, death, Disability, or Retirement) the following acceleration provisions shall apply to Awards other than Awards granted under Article 14:

(a) All outstanding Awards pursuant to which the Grantee may have rights, the exercise of which is restricted or limited, shall become fully exercisable; unless the right to lapse restrictions or limitations is waived or deferred by a Grantee prior to such lapse, all restrictions or limitations (including risks of forfeiture) on outstanding Awards subject to restrictions or limitations under the Plan shall lapse; and all performance criteria and other conditions to payment of Awards under which payments of cash, Shares or other property are subject to conditions shall be deemed to be achieved or fulfilled (at the target level, to the extent applicable) and shall be waived by the Company; and

(b) Notwithstanding any other provision of the Plan or any outstanding Award Agreement, Awards in the form of Non-Qualified Stock Options which are accelerated under this Section 13.1 shall be exercisable after a Grantee’s Termination of Affiliation for a period equal to the lesser of (i) the remaining term of each nonqualified option; or (ii) eighteen (18) months.

13.2 Definitions. For purposes of this Article 13, the following terms shall have the meanings set forth below:

(a) “Cause” means, from and after the occurrence of a Change in Control, unless otherwise defined in an Award Agreement or individual employment, change in control, or other severance agreement, the occurrence of any one or more of the following, as determined in the good faith and reasonable judgment of the Committee or person to whom the Committee may delegate its authority under the Plan:

(i) willful failure by a Grantee to substantially perform his or her duties (as they existed immediately prior to a Change in Control), other than any such failure resulting from a Disability; or

(ii) Grantee’s conviction of or plea of nolo contendere to a crime involving fraud, dishonesty or any other act constituting a felony involving moral turpitude or causing material harm, financial or otherwise, to the Company or an Affiliate; or

(iii) Grantee’s willful or reckless material misconduct in the performance of his duties which results in an adverse effect on the Company, the Subsidiary or an Affiliate; or

(iv) Grantee’s willful or reckless violation or disregard of the code of business conduct or other published policy of the Company or an Affiliate; or

(v) Grantee’s habitual or gross neglect of duties.

(b) “Change Date” means, with respect to an Award, the date on which a Change in Control first occurs while the Award is outstanding.

(c) “Change in Control” means, unless otherwise defined in an Award Agreement or individual Change in Control severance agreement, the occurrence of any one or more of the following:

(i) any person (as such term is used in Rule 13d-5 of the SEC under the Exchange Act) or group (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act), other than a Controlled Affiliate or any employee benefit plan (or any related trust) sponsored or maintained by the Company or any of its Controlled Affiliates (a “Related Party”), becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of 25% or more of the common stock of the Company or of Voting Securities representing 25% or more of the combined voting power of all Voting Securities of the Company; or

(ii) the Company’s Incumbent Directors (determined using the date of the Award as the baseline date) cease for any reason to constitute at least a majority of the directors of the Company then serving; or

(iii) consummation of a merger, reorganization, recapitalization, consolidation, or similar transaction (any of the foregoing, a “Reorganization Transaction”), other than a Reorganization Transaction that results in the Persons who were the direct or indirect owners of the outstanding common stock and Voting Securities of the Company immediately before such Reorganization Transaction becoming, immediately after the consummation of such Reorganization Transaction, the direct or indirect owners, of both at least 65% of the then-outstanding equity securities of the Surviving Enterprise and Voting Securities representing at least 65% of the combined voting power of the then-outstanding Voting Securities of the Surviving Enterprise, in substantially the same respective proportions as such Persons’ ownership of the common stock and Voting Securities of the Company immediately before such Reorganization Transaction; or

(iv) consummation of a plan or agreement for the sale or other disposition of all or substantially all of the consolidated assets of the Company or a plan of complete liquidation of the Company, other than any such transaction that would result in (A) a Related Party owning or acquiring more than 50% of the assets owned by the Company immediately prior to the transaction or (B) the Persons who were the direct or indirect owners of the outstanding common stock and Voting Securities of the Company immediately before such transaction becoming, immediately after the consummation of such transaction, the direct or indirect owners, of more than 50% of the assets owned by the Company immediately prior to the transaction.

Notwithstanding the occurrence of any of the foregoing events and subject to Section 17.18, a Change in Control shall not occur with respect to a Grantee if, in advance of such event, the Grantee agrees in writing that such event shall not constitute a Change in Control.

(d) “Good Reason” means, unless otherwise defined in an Award Agreement or individual employment, change in control or other severance agreement, the occurrence, upon or within two years following a Change in Control and without a Grantee’s prior written consent, of any one or more of the following:

(i) a material adverse reduction in the nature or scope of the Grantee’s duties from the most significant of those assigned at any time in the 90-day period prior to a Change in Control; or

(ii) a significant reduction in the authority and responsibility assigned to the Grantee; or

(iii) any failure to pay Grantee’s base salary; or

(iv) a material reduction of Grantee’s aggregate compensation and/or aggregate benefits from the amounts and/or levels in effect on the Change Date, unless such reduction is part of a policy applicable to peer employees of the Employer and of any successor entity; or

(v) a requirement by the Company or an Affiliate that the Grantee’s principal duties be performed at a location more than fifty (50) miles from the location where the Grantee was employed immediately preceding the Change in Control, without the Grantee’s consent (except for travel reasonably required in the performance of the Grantee’s duties); provided such new location is farther from Grantee’s residence than the prior location; or

(vi) the failure of the Surviving Enterprise following a Reorganization Transaction to assume all Awards previously made under the Plan or to provide equivalent awards of substantially the same value.

Notwithstanding anything in this Article 13 to the contrary, no act or omission shall constitute grounds for “Good Reason”:

(i) Unless, at least 30 days prior to his termination, Grantee gives a written notice to the Company or the Affiliate that employs Grantee of his intent to terminate his employment for Good Reason which describes the alleged act or omission giving rise to Good Reason;

(ii) Unless such notice is given within 90 days of Grantee’s first actual knowledge of such act or omission; and

(iii) Unless the Company or the Affiliate that employs Grantee fails to cure such act or omission within the 30 day period after receiving such notice.

Further, no act or omission shall be “Good Reason” if Grantee has consented in writing to such act or omission.

(e)	“Incumbent Directors” means, determined as of any date by reference to any baseline date:

(i) the members of the Board on the date of such determination who have been members of the Board since such baseline date; and

(ii) the members of the Board on the date of such determination who were appointed or elected after such baseline date and whose election, or nomination for election by stockholders of the Company or the owners of the Surviving Enterprise, as applicable, was approved by a vote or written consent of two-thirds of the directors comprising the Company’s Incumbent Directors on the date of such vote or written consent, but excluding each such member whose initial assumption of office was in connection with (A) an actual or threatened election contest, including a consent solicitation, relating to the election or removal of one or more members of the Board or (B) a “tender offer” (as such term is used in Section 14(d) of the Exchange Act).

(f) “Retirement” shall have the meaning ascribed to such term in the Company’s governing tax-qualified retirement plan applicable to the Grantee, or if no such plan is applicable to the Grantee, in the good faith determination of the Committee.

(g) “Surviving Enterprise” means the entity resulting from a Reorganization Transaction or, if securities representing at least 50% of the aggregate voting power of all Voting Securities of such resulting entity are directly or indirectly owned by another entity, such other entity.

(h) “Voting Securities” of an entity means equity securities of such entity that are entitled to vote generally in the election of the members of the board of directors or other governing body of such entity.

13.3 Flexibility to Amend. The provisions of this Article 13 and any similar or related provisions of any Award Agreement may be modified at any time prior to a Change in Control, without the consent of the Grantee or the Company’s stockholders.

Article 14. - Non-Management Director Awards

14.1 Director Annual Grant.

(a) Automatic Grant of Director Annual Grant. Subject to adjustment as provided in Section 4.2, annually or at such other time or times as the Board may, in its sole discretion, determine, each Non-Management Director shall be granted an Award payable, as determined by the Board, in the form of one or a combination of Restricted Stock or Restricted Stock Units (determined by rounding up to the next higher whole number of Shares any fractional portion of a Share equal to or in excess of one-half Share, and otherwise rounding down to the next lower whole number of Shares) having a Fair Market Value at the close of business on the Grant Date of up to Five Hundred Thousand Dollars ($500,000) (“Director Annual Grant”). If no Annual Meeting of Company Stockholders is held prior to June 1 of any calendar year, the Grant Date for the Director Annual Grant shall be May 31. Notwithstanding the foregoing, the Board may, in its discretion exercised at any time prior to the date a Director Annual Grant is granted for a year, provide that the Director Annual Grant for such year shall be granted in installments, so that only a portion (which portion shall be the same for each Non-Management Director) of the Director Annual Grant shall be granted on the date of the Annual Meeting of Company Stockholders (or May 31, as applicable) of such year, and the remaining portion or portions shall be granted at such time or times in such year as the Board may specify at the time it determines to grant the Director Annual Grant in installments. A person who first becomes a Non-Management Director after the conclusion of the Annual Meeting of Company Stockholders and prior to August 1 of any year shall be granted the full Director Annual Grant for such year as of December 15.

(b) Prorated Director Annual Grant.

(i) Subject to adjustment as provided in Section 4.2, a person who first becomes a Non-Management Director on or after August 1 of any year from and after 2012 and prior to the first Annual Meeting of Company Stockholders following the date the person becomes a Non-Management Director shall be granted a prorated Director Annual Grant for such first year with a Grant Date following the date such person becomes a Non-Management Director determined as follows:

(A) The Grant Date shall be December 15 if the person first becomes a Non-Management Director on or before December 15 of the year.

(B) The Grant Date shall be the date of the next Annual Meeting of Company Stockholders if the person first becomes a Non-Management Director on or after December 16 of the year. If no Annual Meeting of Company Stockholders is held prior to the next following June 1, the Grant Date shall be May 31 of the year following the date the person becomes a Non-Management Director.

(ii) The prorated portion of the Director Annual Grant shall be determined by multiplying the value of such Director Annual Grant by a fraction, the numerator of which is the number of full and fractional calendar months elapsing between the date such person first becomes a Non-Management Director and the date of the first Annual Meeting of Company Stockholders following the date the person becomes a Non-Management Director and the denominator of which is twelve; provided that with respect to any component of a Director Annual Grant denominated in Shares, including but not limited to Shares of Restricted Stock or Restricted Stock Units, only whole numbers of Shares shall be granted, determined by rounding up to the next higher whole number of Shares any fractional portion of a Share equal to or in excess of one-half Share, and otherwise rounding down to the next lower whole number of Shares. If no Annual Meeting of Company Stockholders is scheduled as of a December 15 Grant Date or held as of a May 31 Grant Date, such prorated Director Annual Grant shall be determined by multiplying each component of such Director Annual Grant by a fraction, the numerator of which is the number of full and fractional calendar months elapsing between the date such person first becomes a Non-Management Director and May 31 of the year following the date such person becomes a Non-Management Director and the denominator of which is twelve. As to any component denominated in Shares, including without limitation Shares of Restricted Stock or Restricted Stock Units, only whole numbers of Shares shall be granted, determined by rounding up to the next higher whole number of Shares any fractional portion of a Share equal to or in excess of one-half Share, and otherwise rounding down to the next lower whole number of Shares.

(iii) In the event the Board has determined that the Director Annual Grant for a year shall be granted in installments, the Board shall make appropriate provisions for prorating installments with respect to Non-Management Directors entitled to a prorated Director Annual Grant, consistent with the preceding provisions of this Section 14.1(b).

(c) Non-Management Director Status. A person must be a Non-Management Director on the Grant Date of a Director Annual Grant (or any installment thereof) in order to be granted such Director Annual Grant (or installment thereof). For a Director Annual Grant granted on the date of the Annual Meeting of Company Stockholders, other than a prorated Director Annual Grant, the person must be a Non-Management Director at the conclusion of the Annual Meeting of Company Stockholders.

(d) Vesting and Payment. Each Director Annual Grant shall vest and be paid out in Shares as determined by the Committee.

14.2 Election to Receive Director Fees in Shares or Restricted Stock Units in Lieu of Cash.

(a) Payment of Director Fees in Shares. To the extent permitted by the Committee from time to time, a Non-Management Director may elect (“Equity Election”) to be paid all or a portion of cash fees, if any, earned in his or her capacity as a Non-Management Director (including any retainer fees, fees for service as chairman of a Board committee and any other cash fees paid to directors (“Director Fees”)), in the form of Shares in lieu of cash. An Equity Election may be made at any time prior to the date Director Fees would otherwise have been paid in cash, subject to such restrictions and advance filing requirements as the Company may impose, including, but not limited to, restrictions designed to comply with the requirements of Section 409A of the Code. Each Equity Election shall be irrevocable, shall specify the portion of the Director Fees to be paid in the form of Shares and shall remain in effect with respect to future Director Fees until the Non-Management Director revokes or changes such Equity Election. Any such revocation or change shall have prospective application only. Shares delivered pursuant to an Equity Election shall be that whole number of Shares (determined by rounding up to the next higher whole number of Shares any fractional portion of a Share equal to or in excess of one-half Share, and otherwise rounding down to the next lower whole number of Shares), determined by dividing the amount of Director Fees to be paid in Shares by the Fair Market Value of a Share at the close of business on the date such Director Fees would otherwise be paid.

(b) Payment of Director Fees in Restricted Stock Units. A Non-Management Director who makes a Deferral Election in accordance with Section 14.3 shall receive all or part (as he or she elects) of his or her Director Fees in the form of a number of Restricted Stock Units equal to the quotient of the amount of Director Fees to be paid in the form of Restricted Stock Units divided by the Fair Market Value of a Share at the close of business on the date such Director Fees would otherwise be paid in cash.

14.3 Deferral Elections. To the extent permitted by the Committee from time to time, each member of the Board who is a Non-Management Director may make an election (“Deferral Election”) to be paid any or all of the following (“Deferrable Amounts”) in the form of Restricted Stock Units in lieu of cash or Shares, as applicable: (a) Director Annual Grants as provided in Section 14.1; or (b) Director Fees as provided in 14.2(a).

(a) Timing of Deferral Elections. An initial Deferral Election must be filed with the Human Resources Department of the Company, or its designated administrator, during the designated time frames that comply with 26 USC §409A and Treas. Reg. §1.409A-2(a)(5), subject to such restrictions and advance filing requirements as the Company may impose. A Deferral Election shall be irrevocable as of the filing deadline and shall only apply with respect to Deferrable Amounts otherwise payable after the filing of such election. Any such revocation or change shall have prospective application only and shall in no event apply with respect to compensation earned in the calendar year in which the revocation or change is made.

(b) Content of Deferral Elections. A Deferral Election must specify the following:

(i) The affirmative deferral election of Restricted Stock Units granted under Section 14.1(a) or Section 14.1(b)) subject to the Director Annual Grant to be deferred and paid in Restricted Stock Units under this Section 14.3 and/or

(ii) the dollar amount of Director Fees to be deferred and paid in Restricted Stock Units under this Section 14.3, as applicable; and

(c) Deferral Account. The Company shall establish an account (“Deferral Account”) on its books for each Non-Management Director who makes a Deferral Election. A number of Restricted Stock Units (determined in the case of a Deferrable Amount otherwise payable in cash by dividing the amount of cash to be deferred by the Fair Market Value of a Share at the close of business on the date such cash would otherwise be paid) shall be credited to the Non-Management Director’s Deferral Account as of each date a Deferrable Amount subject to a Deferral Election would otherwise be paid. Deferral Accounts shall be maintained for recordkeeping purposes only and the Company shall not be obligated to segregate or set aside assets representing securities or other amounts credited to Deferral Accounts. The obligation to make distributions of securities or other amounts credited to Deferral Accounts shall be an unfunded unsecured obligation of the Company.

(d) Settlement of Deferral Accounts. The Company shall settle a Non-Management Director’s Deferral Account by delivering to the holder thereof (which may be the Non-Management Director or his or her beneficiary) a number of Shares equal to the number of Restricted Stock Units then credited to such Deferral Account (or a specified portion in the event of any partial settlement); provided that if less than the value of a whole Share remains in the Deferral Account at the time of any such distribution, the number of Shares distributed shall be rounded up to the next higher whole number of Shares if the fractional portion of a Share remaining is equal to or in excess of one-half Share, and otherwise shall be rounded down to the next lower whole number of Shares. Such settlement shall be made at the time or times specified in the WPX Energy Board of Directors Nonqualified Deferred Compensation Plan.

14.4 Insufficient Number of Shares. If at any date insufficient Shares are available under the Plan for the automatic grant of Director Annual Grants, or the delivery of Shares in lieu of cash payment of Director Fees, or crediting Restricted Stock Units pursuant to a Deferral Election, (a) Director Annual Grants under Section 14.1 automatically shall be granted proportionately to each Non-Management Director eligible for such a grant to the extent Shares are then available (provided that no Director Annual Grant shall be granted with respect to a fractional number of Shares), and (b) then, if any Shares remain available, Director Fees elected to be received in Shares shall be paid in the form of Shares or Restricted Stock Units proportionately among Non-Management Directors then eligible to participate to the extent Shares are then available and otherwise in the form of cash.

14.5 Non-Forfeitability. The interest of each Non-Management Director in Director Annual Grants granted or delivered under the Plan at all times shall be non-forfeitable, except to the extent the Board provides otherwise.

Article 15. - Amendment, Modification, and Termination

15.1 Amendment, Modification, and Termination. Subject to Section 15.2, the Board may, at any time and from time to time, alter, amend, suspend, discontinue or terminate the Plan in whole or in part without the approval of the Company’s stockholders, except that (a) any amendment or alteration shall be subject to the approval of the Company’s stockholders if such stockholder approval is required by any federal or state law or regulation or the rules of any securities exchange or other form of securities market on which the Shares may then be listed or quoted, (b) the Board may otherwise, in its discretion, determine to submit other such amendments or alterations to stockholders for approval and (c) no amendment or alteration of Section 6.3 or Section 10.5 (except to correct a scrivener’s error) shall be made without the approval of the Company’s stockholders.

15.2 Awards Previously Granted. Except as otherwise specifically permitted in the Plan or an Award Agreement, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Grantee of such Award; provided that Article 13 may be removed, amended or modified at any time prior to a Change in Control without the consent of any Grantee.

Article 16. - Withholding

16.1 Mandatory Tax Withholding

(a) Whenever, under the Plan, (i) Shares are to be delivered upon payment of an Award, (ii) Shares of Restricted Stock become nonforfeitable, (iii) a cash payment is made for any Award, or (iv) any other payment event occurs with respect to rights and benefits hereunder, the Company or any Affiliate shall be entitled to require (A) that the Grantee remit an amount in cash, or in the Company’s discretion, in Shares, valued at their Fair Market Value on the date the withholding obligation arises, sufficient to satisfy all of the employer’s federal, state, and local tax withholding requirements related thereto but no more than the minimum amount necessary to satisfy such amounts (“Required Withholding”), (B) the withholding of such Required Withholding from compensation otherwise due to the Grantee or from any Shares valued at their Fair Market Value at the date the withholding obligation arises, or from any other payment due to the Grantee under the Plan or otherwise or (C) any combination of the foregoing.

(b) If any Grantee makes an election under Section 83(b) of the Code, the Company or any Affiliate shall be entitled to require (i) that the Grantee remit an amount in cash, or in the Company’s discretion, in Shares, valued at their Fair Market Value on the date the withholding obligation arises, sufficient to satisfy the resulting Required Withholding, (ii) the withholding of such Required Withholding from compensation otherwise due to the Grantee or from any Shares or other payment due to the Grantee under the Plan or otherwise or (iii) any combination of the foregoing.

16.2 Notification under Code Section 83(b). If any Grantee makes the election permitted under Section 83(b) of the Code to include in such Grantee’s gross income in the year of transfer the amounts specified in Section 83(b) of the Code, then such Grantee shall notify the Company of such election within ten (10) days of filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code. The Committee may, in connection with the grant of an Award or at any time thereafter, prohibit a Grantee from making the election described above.

Article 17. - Additional Provisions

17.1 Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business and/or assets of the Company.

17.2 Severability. If any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

17.3 Requirements of Law. The granting of Awards and the delivery of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or securities exchanges as may be required. Notwithstanding any provision of the Plan or any Award, Grantees shall not be entitled to exercise, or receive benefits under, any Award, and the Company (and any Affiliate) shall not be obligated to deliver any Shares or deliver benefits to a Grantee, if such exercise or delivery would constitute a violation by the Grantee or the Company of any applicable law or regulation.

17.4 Securities Law Compliance.

(a) If the Committee deems it necessary to comply with any applicable securities law, or the requirements of any securities exchange or other form of securities market upon which Shares may be listed, the Committee may impose any restriction on Shares acquired pursuant to Awards under the Plan as it may deem advisable. All certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any securities exchange or other form of securities market upon which Shares are then listed, any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. If so requested by the Company, the Grantee shall make a written representation to the Company that he or she will not sell or offer to sell any Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1933, as amended, and any applicable state or foreign securities law or unless he or she shall have furnished an opinion to the Company, in form and substance satisfactory to the Company, that such registration is not required.

(b) If the Committee determines that the exercise, nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of securities laws or the listing requirements of any securities exchange or other form of securities market on which are listed any of the Company’s equity securities, then the Committee may postpone any such exercise, nonforfeitability or delivery, as applicable, but the Company shall use all reasonable efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date.

17.5 No Rights as a Stockholder. No Grantee shall have any rights as a stockholder of the Company with respect to the Shares (other than Shares of Restricted Stock) which may be deliverable upon exercise or payment of such Award until such Shares have been delivered to him or her. Shares of Restricted Stock, whether held by a Grantee or in escrow by the Secretary of the Company, shall confer on the Grantee all rights of a stockholder of the Company, except as otherwise provided in the Plan or Award Agreement in compliance with applicable law. At the time of a grant of Shares of Restricted Stock, the Committee may require the payment of cash dividends thereon to be deferred and, if the Committee so determines, reinvested in additional Shares of Restricted Stock. Stock dividends and deferred cash dividends issued with respect to Shares of Restricted Stock shall be subject to the same restrictions and other terms as apply to the Shares of Restricted Stock with respect to which such dividends are issued. The Committee may in its discretion provide for payment or crediting of interest on deferred cash dividends.

17.6 Nature of Payments. Unless specified in the Award Agreement or otherwise determined by the Company, Awards shall be special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for purposes of determining any pension, retirement, death or other benefit under (a) any pension, retirement, profit-sharing, bonus, insurance or other employee benefit plan of the Company or any Affiliate, except as such plan shall otherwise expressly provide, or (b) any agreement between (i) the Company or any Affiliate and (ii) the Grantee, except as such agreement shall otherwise expressly provide.

17.7 Non-Exclusivity of Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements for employees or Non-Management Directors as it may deem desirable.

17.8 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware, other than its laws respecting choice of law.

17.9 Share Certificates. Any certificates for Shares delivered under the terms of the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under federal or state securities laws, rules and regulations thereunder, and the rules of any foreign securities laws, rules and regulations thereunder, and the rules of any national securities exchange or other form of securities market on which Shares are listed or quoted. The Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions or any other restrictions or limitations that may be applicable to Shares. In addition, during any period in which Awards or Shares are subject to restrictions or limitations under the terms of the Plan or any Award Agreement, or during any period during which delivery or receipt of an Award or Shares has been deferred by the Committee or a Grantee, the Committee may require any Grantee to enter into an agreement providing that certificates representing Shares deliverable or delivered pursuant to an Award shall remain in the physical custody of the Company or such other person as the Committee may designate.

17.10 Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Grantee any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares or other property pursuant to any Award which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines.

17.11 Employment. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Grantee’s employment at any time, for any reason or no reason, or shall confer upon any Grantee the right to continue in the employ or as an officer of the Company or any Affiliate.

17.12 Participation. No employee or officer shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award.

17.13 Military Service. Awards shall be administered in accordance with Section 414(u) of the Code and the Uniformed Services Employment and Reemployment Rights Act of 1994 to the extent required by law or as determined by the Committee.

17.14 Construction; Gender and Number. The following rules of construction will apply to the Plan: (a) the word “or” is disjunctive but not necessarily exclusive, and (b) words in the singular include the plural, words in the plural include the singular, and words in the neuter gender include the masculine and feminine genders and words in the masculine or feminine gender include the other neuter genders.

17.15 Headings. The headings of articles and sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

17.16 Obligations. Unless otherwise specified in an Award Agreement, the obligation to deliver, pay or transfer any amount of money or other property pursuant to Awards under this Plan shall be the sole obligation of a Grantee’s employer; provided that the obligation to deliver or transfer any Shares pursuant to Awards under this Plan shall be the sole obligation of the Company.

17.17 No Right to Continue as Director. Nothing in the Plan or any Award Agreement shall confer upon any Non-Management Director the right to continue to serve as a director of the Company.

17.18 Code Section 409A Compliance. The Board intends that any Awards under the Plan shall be administered, interpreted, and construed in a manner intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Code”), the regulations issued thereunder or any exceptions thereto (or disregarded to the extent such provisions cannot be so administered, interpreted, or construed). If the Committee determines that an Award, Award Agreement, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Grantee to become subject to additional taxes pursuant to Section 409A, unless the Committee expressly determines otherwise, such grant of Award, payment, distribution, deferral election, transaction or other action or arrangement shall not be undertaken and the related provisions of the Plan and/or Award Agreement will be amended or deemed modified in as close a manner as possible to give effect to the original terms of the Award, or, only if necessary because a modification or deemed modification would not be reasonably effective in avoiding the additional income tax under Section 409A(a)(1)(B) of the Code, rescinded in order to comply with the requirements of Section 409A to the extent determined by the Committee without the consent of or notice to the Grantee. Notwithstanding the foregoing, with respect to any Award intended by the Committee to be exempt from the requirements of Section 409A which is to be paid out when vested, such payment shall be made as soon as administratively feasible after the Award becomes vested, but in no event shall such payment be made later than 2-1/2 months after the end of the calendar year in which the Award became vested unless (a) deferred pursuant to Section 5.8 or 14.3 or (b) otherwise permitted under the exemption provisions of Section 409A.

17.19 Recoupment. In the event that financial results of the Company are significantly restated due to fraud or intentional misconduct, the Board will review any performance-based incentive payments paid to executive officers after December 31, 2011, who are found by the Board to be personally responsible for the fraud or intentional misconduct that caused the need for the restatement and will, to the extent permitted by applicable law, seek recoupment from all executive officers of any amounts paid in excess of the amounts that would have been paid based on the restated financial results.

END OF DOCUMENT

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 21, 2013.
Vote by Internet
• Go to www.envisionreports.com/WPX
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

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• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A	Proposals — The Board recommends a vote FOR all nominees, FOR Proposals 2, 4 and 5 and ONE YEAR for Proposal 3.											+
1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - John A. Carrig	☐	☐	☐	02 - Henry E. Lentz	☐	☐	☐	03 - William G. Lowrie	☐	☐	☐

		For	Against	Abstain			1 Yr	2 Yrs	3 Yrs	Abstain
2.	Say on Pay - An advisory vote on the approval of executive compensation.	☐	☐	☐	3.	Say When on Pay - An advisory vote on the approval of the frequency of stockholder votes on executive compensation.	☐	☐	☐	☐
								For	Against	Abstain

4.	Proposal to approve the WPX Energy, Inc. 2013 Incentive Plan.	☐	☐	☐	5.	Proposal to ratify the appointment of Ernst & Young LLP as the independent public accounting firm for the Company for the year ending December 31, 2013.		☐	☐	☐

B	Non-Voting Items
Change of Address — Please print your new address below.		Comments — Please print your comments below.	Meeting Attendance
			Mark the box to the right	☐
if you plan to attend the
Annual Meeting.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

01LKLD

2013 Annual Meeting of

WPX Energy, Inc. Stockholders

Wednesday, May 22, 2013, 9:30 a.m. (Central Time)

Williams Resource Center Theater

One Williams Center

Tulsa, Oklahoma 74172

Directions to Williams Resource Center Theater

From the airport:

Take interstate 244 west to the 1st Street exit. Stay on 1st Street for approximately five blocks until you reach Cincinnati Avenue. At the Cincinnati and 1st Street intersection, you’ll see the BOK Tower ahead on your left. Parking is available in several parking lots that are adjacent to the BOK tower. You may enter the BOK tower through the doors located on the north side on 1st Street. The Williams Resource Center Theater is located on the lower level of the BOK Tower.

Downtown:

The Williams Resource Center Theater is located on the lower level of the BOK Tower.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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Proxy — WPX Energy, Inc.

Notice of 2013 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting

James J. Bender and Stephen E. Brilz, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of WPX Energy, Inc. to be held on May 22, 2013 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees, FOR Proposals 2, 4 and 5 and ONE YEAR for Proposal 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)